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Neither the TSX Venture Exchange nor any securities commission has in any way passed upon the merits of the transaction described herein and any representation to the contrary is an offence.

NOTICES OF EXTRAORDINARY GENERAL MEETINGS TO BE HELD ON JUNE 1, 2004

AND

JOINT INFORMATION CIRCULAR

RELATING TO THE PROPOSED AMALGAMATION

OF

RADIUS EXPLORATIONS LTD.

AND

PILAGOLD INC.

April 30, 2004

April 30, 2004

Dear Shareholders, Warrantholders and Optionholders:

The Boards of Directors of Radius Explorations Ltd. (“Radius”) and of PilaGold Inc. (“PilaGold”) cordially invite you to attend extraordinary general meetings of each of Radius (the “Radius Meeting”) and PilaGold (the “PilaGold Meeting” and, together with the Radius Meeting, the “Meetings”), respectively.  The purpose of the Meetings is to consider a proposed amalgamation (the “Amalgamation”) between Radius and PilaGold.

The Meetings are to be held on Tuesday, June 1, 2004 at the Port & Starboard Room, Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada.  The Radius Meeting will commence at 2:00 p.m. (Vancouver time) and the PilaGold Meeting will commence at 3:00 pm (Vancouver time).

Radius and PilaGold Shareholders

The holders (“Radius Shareholders”) of shares (“Radius Shares”) of Radius and the holders (“PilaGold Shareholders”) of shares (“PilaGold Shares”) of PilaGold will be asked to consider and vote upon the Amalgamation under the Business Corporations Act (British Columbia) (the “BCBCA”).

Under the terms of the Amalgamation, Radius and PilaGold (the “Amalgamating Companies”) will amalgamate and continue as one company, Amalco.  The name of Amalco is to be “Radius Gold Inc.”

The Radius Shareholders shall receive one (1) common share of Amalco (“Amalco Share”) for every one (1) Radius Share held and the PilaGold Shareholders shall receive one (1) Amalco Share for every two and one-quarter (2.25) PilaGold Shares held.

In order to become effective, the Amalgamation must be approved by at least 75% of the votes cast by the shareholders of each of the Amalgamating Companies at their respective Meetings.

Radius and PilaGold Optionholders and Warrantholders

By virtue of contractual provisions, the holders of warrants and options to purchase Radius Shares (“Radius Warrants” and “Radius Options”, respectively) will automatically be entitled to purchase Amalco Shares on the basis of one Amalco Share for every one (1) Radius Share for which the Radius Warrants and Radius Options were granted at an exercise price per Amalco Share equal to the exercise price per Radius Share and with the same term as specified in the Radius Warrants and Radius Options.

Also by virtue of contractual provisions, the holders of warrants and options to purchase PilaGold Shares (“PilaGold Warrants” and “PilaGold Options”, respectively) will automatically be entitled to purchase Amalco Shares on the basis of one Amalco Share for every two and one-quarter (2.25) PilaGold Shares for which the PilaGold Warrants and PilaGold Options were granted at an exercise price per Amalco Share equal to two and one-quarter (2.25) times the exercise price per PilaGold Share and with the same term as specified in the PilaGold Warrants and PilaGold Options.

Although the holders of the Radius Warrants, Radius Options, PilaGold Warrants and PilaGold Options will not be entitled to vote at the Meetings, the number of Amalco Shares issuable upon their exercise will be adjusted in the same ratio as Radius Shares and the PilaGold Shares, respectively.  The fairness of this exchange will be subject to a declaratory order of the British Columbia Supreme Court (see details below).

Court Approval of the Amalgamation and Declaration of Fairness

Completion of the Amalgamation is subject to certain other conditions and receipt of all applicable regulatory approvals, including the approval of the Court.  In addition to this approval, the Court will be asked to for a declaration of fairness of the terms and conditions of the exchange of the Radius Shares, Radius Warrants and Radius Options (collectively, the “Radius Securities”) and the PilaGold Shares, PilaGold Warrants and PilaGold Options (collectively, the “PilaGold Securities”).  The court hearing is to be held subsequent to the Radius Meeting and the PilaGold Meeting.  The court hearing is currently scheduled for 9:45 a.m. (Vancouver time) on Monday, June 14, 2004 at the Law Courts at 800 Smithe Street, Vancouver, British Columbia.  Any Radius Securityholder or PilaGold Securityholder who wishes to appear or be represented and to present evidence or arguments at that hearing may do so.  Such persons should consult with their legal advisors as to the necessary requirements.

For further information regarding the court hearing and your rights in connection with the court hearing, see “Part II – The Amalgamation – Court Approval of the Amalgamation” in this Joint Information Circular and also see the form of Notice of Hearing of Petition attached as Schedule “H” to this Joint Information Circular.  This Notice of Hearing will be filed with the British Columbia Supreme Court following the Meetings and will not be served upon anyone.  This Joint Information Circular is your only notice of the Court hearing.

It is currently anticipated that completion of the Amalgamation and related transactions will occur on or before June 30, 2004, subject to receipt of approval by the Radius Shareholders and PilaGold Shareholders and the satisfaction or waiver of applicable conditions.

Fairness Opinions

The Board of Directors of Radius (the “Radius Board”), after taking into consideration the opinion of Ross Glanville & Associates Ltd. that the proposed terms of the Amalgamation are fair and reasonable, from a financial point of view, to the shareholders of Radius, has concluded that the Amalgamation is in the best interests of Radius and is fair to Radius Shareholders and to the holders of Radius Options and Radius Warrants.  The Radius Board recommends that Radius Shareholders vote IN FAVOUR of the Amalgamation. The members of the Radius Board have advised Radius that they intend to vote the Radius Shares held by them in favour of the Amalgamation.

The Board of Directors of PilaGold (the “PilaGold Board”), after taking into consideration the fairness opinion of B.J. Price Geological Consultants Inc. that the proposed terms of the Amalgamation are fair and reasonable, from a financial point of view, to the shareholders of Radius, has concluded that the Amalgamation is in the best interests of PilaGold and is fair to PilaGold Shareholders and to the holders of PilaGold Options and PilaGold Warrants.  The PilaGold Board recommends that PilaGold Shareholders vote IN FAVOUR of the Amalgamation.  The members of the PilaGold Board have advised PilaGold that they intend to vote the PilaGold Shares held by them in favour of the Amalgamation.

Details of the Amalgamation

The attached Notices of Meetings and Joint Information Circular contain a detailed description of the Amalgamation and include certain other information, including the full text of the amalgamation agreement entered into between Radius and PilaGold (the “Amalgamation Agreement”), and the fairness opinions of Ross Glanville & Associates Ltd. and B.J. Price Geological Consultants Inc., to assist the Radius Shareholders and the PilaGold Shareholders in considering the matters to be voted on. You are urged to read this material carefully and, if you require assistance, to consult your financial or other professional advisor.

Voting and Proxies

The vote of the Radius Shareholders and the PilaGold Shareholders is important.  If a Radius Shareholder is unable to be present at the Radius Meeting in person or if a PilaGold Shareholder is unable to be present at the PilaGold Meeting in person, then we encourage you to vote by completing and signing the enclosed forms of proxy for the Radius Meeting and PilaGold Meeting respectively. If you are a registered holder of Radius Shares, your proxy form should be yellow and it should be completed and delivered to Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, B.C.  V6C 3B8.  If you are a registered holder of PilaGold Shares, your proxy form should be green and it also should be completed and delivered to Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, B.C.  V6C 3B8.  If your Radius Shares or PilaGold Shares are held through a broker or other person, you will likely receive a separate voting instruction form from that third party and you should contact the third party for assistance in completing the voting instruction form.  If you have a proxy to fill out, you should specify your choice by completing the proxy and delivering it as instructed in the form.

Sincerely,

(signed) Simon Ridgway
On behalf of the Board of Directors of each of Radius Explorations Ltd. and PilaGold Inc.

RADIUS EXPLORATIONS LTD.

355 Burrard Street, Suite 830

Vancouver, British Columbia V6C 2G8

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the "Radius Meeting") of shareholders also referred to as "Radius Shareholders") of Radius Explorations Ltd. ("Radius") will be held at the Port & Starboard Room, Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, on Tuesday June 1, 2004 at the hour of 2:00 p.m. (Vancouver time) for the following purposes:

1.

To consider and, if thought advisable, to pass a special resolution approving the amalgamation of Radius Explorations Ltd. and PilaGold Inc. as described in the Joint Information Circular accompanying and forming part of this Notice;

2.

To consider and, if thought advisable, to pass an ordinary resolution approving a stock option plan for the amalgamated company as described in the Joint Information Circular accompanying and forming part of this Notice; and

3.

To transact such other business as may properly be brought before the Radius Meeting or any adjournment thereof.

Take notice that pursuant to the Business Corporations Act (British Columbia) you may, until a date which is two days before the date of the Radius Meeting, give Radius a notice of dissent by registered mail addressed to Radius at 830-355 Burrard Street, Vancouver, BC  V6C 2G8, with respect to the resolution to approve Radius’s proposed amalgamation with PilaGold Inc.  As a result of giving a notice of dissent you may, on receiving a notice of intention to act under section 243 of the Business Corporations Act (British Columbia), require Radius to purchase all your shares in respect of which the notice of dissent was given.

Accompanying this Notice is the Joint Information Circular in respect of the Radius Meeting (which includes the full text of the above resolutions and detailed information relating to the matters to be addressed at the Radius Meeting) and a form of Proxy, and such Joint Information Circular is incorporated by reference into this Notice. Radius Shareholders unable to attend the Radius Meeting in person should read the notes to the Proxy and complete and return the Proxy to Radius’s Transfer Agent, Pacific Corporate Trust Company, by mail or delivery to 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8 or by facsimile to (604) 689-8144. A shareholder can also vote telephonically by dialling 1-888-835-8683 or over the internet at www.stocktronics.com/webvote. All proxies and electronic votes must be received no later than 48 hours prior to the commencement of the Radius Meeting.

If you are a non-registered holder of Radius Shares and received these materials through your broker or another intermediary, please complete and return the form of proxy in accordance with instructions provided to you by your broker or such other intermediary.

The enclosed form of proxy appoints nominees of management as proxyholder and you may amend the proxy, if you wish, by inserting in the space provided the name of the person you wish to represent you as proxyholder at the Radius Meeting.

DATED this 30th day of April, 2004.

“Simon Ridgway”

Simon Ridgway, President

Radius Shareholders unable to attend the Radius Meeting are requested to date, sign and return the form of proxy in the enclosed envelope.

PILAGOLD INC.

355 Burrard Street, Suite 830

Vancouver, British Columbia V6C 2G8

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the "PilaGold Meeting") of shareholders also referred to as "PilaGold Shareholders") of PilaGold Inc. ("PilaGold") will be held at the Port & Starboard Room, Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, on Tuesday June 1, 2004 at the hour of 3:00 p.m. (Vancouver time) for the following purposes:

1.

To consider and, if thought advisable, to pass a special resolution approving the amalgamation of PilaGold Inc. and Radius Explorations Ltd. as described in the Joint Information Circular accompanying and forming part of this Notice;

2.

To consider and, if thought advisable, to pass an ordinary resolution approving a stock option plan for the amalgamated company as described in the Joint Information Circular accompanying and forming part of this Notice; and

3.

To transact such other business as may properly be brought before the PilaGold Meeting or any adjournment thereof.

Take notice that pursuant to the Business Corporations Act (British Columbia) you may, until a date which is two days before the date of the PilaGold Meeting, give PilaGold a notice of dissent by registered mail addressed to PilaGold at 830-355 Burrard Street, Vancouver, BC  V6C 2G8, with respect to the resolution to approve PilaGold’s proposed amalgamation with Radius Explorations Ltd.  As a result of giving a notice of dissent you may, on receiving a notice of intention to act under section 243 of the Business Corporations Act (British Columbia), require PilaGold to purchase all your shares in respect of which the notice of dissent was given.

Accompanying this Notice is the complete text of the Joint Information Circular in respect of the PilaGold Meeting (which includes the full text of the above resolution and detailed information relating to matters to be addressed at the PilaGold Meeting) and a form of Proxy, and such Joint Information Circular is incorporated by reference into this Notice. PilaGold Shareholders unable to attend the PilaGold Meeting in person should read the notes to the Proxy and complete and return the Proxy to Pacific Corporate Trust Company, by mail or delivery to 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 or by facsimile to (604) 689-8144. A shareholder can also vote telephonically by dialling 1-888-835-8683 or over the internet at www.stocktronics.com/webvote.  All proxies and electronic votes must be received no later than 48 hours prior to the commencement of the PilaGold Meeting.

If you are a non-registered holder of PilaGold Shares and received these materials through your broker or another intermediary, please complete and return the form of proxy in accordance with instructions provided to you by your broker or such other intermediary.

The enclosed form of proxy appoints nominees of management as proxyholder and you may amend the proxy, if you wish, by inserting in the space provided the name of the person you wish to represent you as proxyholder at the PilaGold Meeting.

DATED this 30th day of April, 2004

“Simon Ridgway”

Simon Ridgway, President

PilaGold Shareholders unable to attend the PilaGold Meeting are requested to date, sign and return the form of proxy in the enclosed envelope.

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TABLE OF CONTENTS

PAGE

SUMMARY OF JOINT INFORMATION CIRCULAR

The Amalgamation

Name of Amalco

Authorized Capital of Amalco

The First Directors of Amalco

Benefits of the Amalgamation

Selected Pro Forma Financial Information

Pro Forma Information (unaudited) As at December 31, 2003

Meetings

Record Dates

Timing

Fairness Opinions

Recommendations of the Board of Directors

Amalco Share Certificates

Amalco Stock Option Agreements and Amalco Share Purchase Warrants

Stock Exchange Listings

Tier 1 Application

Insiders’ Interests

Income Tax Considerations

Risk Factors

Stock Exchange Approvals

Court Approval

GLOSSARY OF DEFINED TERMS

GLOSSARY OF TECHNICAL TERMS

       Units of Measure

PART I - GENERAL PROXY INFORMATION

Solicitation of Proxies

Appointment of Proxyholder

Voting by Proxy

Completion and Return of Proxy

Non Registered Holders

Revocability of Proxy

Record Date and Voting Shares

Radius

PilaGold

Principal Holders of Voting Securities

Executive Compensation

Indebtedness of Directors, Executive Officers and Senior Officers

Interest of Certain Persons in Matters to be Acted Upon

Interest of Insiders in Material Transactions

Management Contracts

Approval of Radius Amalgamation Resolution

Approval of Radius Stock Option Plan Resolution

Approval of PilaGold Amalgamation Resolution

Approval of PilaGold Stock Option Plan Resolution

PART II - THE AMALGAMATION

General

Background to Amalgamation

Amalgamation Agreement

Conditions Precedent to the Amalgamation

Mutual Conditions

Radius’s Conditions Precedent

PilaGold’s Conditions Precedent

Radius Deliberations and Recommendations

PilaGold Deliberations and Recommendations

Post-Amalgamation Matters

Amalco Board

Audit Committee

Radius Share Certificates

PilaGold Share Certificates

Fractional Shares

Stock Exchange Listing

Resale of Securities

Reasons for the Amalgamation

Recommendations of the Board of Directors

Amalgamation Risk Factors

Exchange Ratio Risks

Dilution of Interests

Financial Burden of Exercise of Dissent Rights

No Assurance of Completion of Amalgamation as Proposed

No Guarantee of Success of Business of Amalco

Possible Adverse Tax Consequences

Resale Restrictions

Existing and Combined Risks

No Guarantee of Success of Business of Radius or PilaGold

Foreign Countries and Regulatory Requirements

Exploration and Mining Risks

Financing Risks

Uninsurable Risks

Titles to Property

Permits and Licenses

Mineral Prices

Competition

Shareholder Approval of the Amalgamation

Court Approval of the Amalgamation

Regulatory Approvals

Fairness Opinions

General

Radius Fairness Opinion

Scope of Review

Definition of Fairness

Fairness Considerations

Results of Analysis

Conclusions as to Fairness

PilaGold Fairness Opinion

Scope of Review

Definition of Fairness

Fairness Considerations

Conclusion as to Fairness

Termination

Canadian Federal Income Tax Considerations

Nature of the Securities of Radius and PilaGold Held by Securitiesholders

Amalgamation

Option Holders and Warrant Holders

Dissenting Shareholders

United States Federal Income Tax Considerations

U.S. Federal Income Tax Consequences

Scope of this Disclosure

Authorities

U.S. Holders

Non-U.S. Holders

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

Tax Consequences in Other Jurisdictions Not Addressed

Treaty Application to Certain Persons

Transactions Not Addressed

Assumptions Regarding PilaGold and Radius

U.S. Federal Income Tax Consequences of the Amalgamation

The Amalgamation as a Tax-Deferred Reorganization

General Requirements for Type C Reorganization

General Requirements for Type D Reorganization

Consequences to U.S. Holders if the Amalgamation Qualifies as a Reorganization

Information Reporting

The Amalgamation as a Taxable Transaction

Dissenting U.S. Holders

Potential Application of the PFIC Rules to the Amalgamation

Qualification of PilaGold, Radius, and Amalco as a PFIC

Effect of PFIC Rules on the Amalgamation as a Tax-Deferred Reorganization

Electing Shareholders

Non-Electing Shareholders

PFIC Information Reporting

Mark to Market Election

Status of Proposed PFIC Regulations

Effect of PFIC Rules on the Amalgamation as a Taxable Transaction

Information Reporting; Backup Withholding Tax

No Legal Opinion or IRS Ruling

Securities Laws Considerations

Canadian Securities Laws

Status under Canadian Securities Laws

Issuance and Resale of Amalco Shares Under Canadian Securities Laws

Quebec

U.S. Securities Laws

Status Under U.S. Securities Laws

Issuance and Resale of Amalco Securities Under U.S. Securities Laws

PART III - INFORMATION CONCERNING RADIUS

Name and Incorporation

Stock Exchange and Reporting Issuer Listing History

Reporting Issuer History

Market for Securities

Intercorporate Relations

Directly Owned:

Indirectly Owned

Descriptions and General Development of Radius’s Business

History

General – the Properties

A.

Guatemala Properties:

1.

Tambor Project - Guatemala

2.

Marimba Project - Guatemala

3.

Holly/Banderas Project - Guatemala

4.

Eastern Guatemala Project - Guatemala

B.

Nicaragua Properties

1.

El Pavon (formerly called Las Brisas) Project - Nicaragua

2.

La Patriota (also formerly called Las Brisas) Project - Nicaragua

3.

Paraska Project - Nicaragua

4.

Juigalpa Project - Nicaragua

5.

Other Projects - Nicaragua

Management Discussion and Analysis

Selected Consolidated Financial Information

Results of Operations

Mineral Properties

Liquidity and Capital Resources

Per Share Losses

Changes in Accounting Principles

Quarterly Information

Summary Financial Information for the Eight Quarters ended December 31, 2003

Use of Available Funds and Principal Purposes

Available Funds

Principal Purposes

Securities of Radius

Issued and Outstanding

Authorized Capital

Dividends - Entitlement

Dividends - Record and Policy

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

Consolidated Share and Loan Capital

Radius Stock Options

Radius Warrants

Escrowed Shares of Radius

Prior Sales

Stock Exchange Prices

Principal Holders of Voting Securities

Directors, Officers and Management

Directors

Corporate Cease Trade Orders and Bankruptcies

Penalties or Sanctions

Individual Bankruptcies

Executive Compensation

Summary Compensation Table

Long Term Incentive Plan (LTIP) Awards

Option/Stock Appreciation Rights (“SAR”) Grants during the Most Recently Completed Financial Year

Aggregated Options Exercised in the Last Financial Year and Fiscal Year-End Option Values

Pension Plans

Termination of Employment, Change in Responsibilities and Employment Contracts

Radius Management Agreement

Compensation of Directors

Indebtedness of Directors, Executive Officers and Senior Officers

Conflicts of Interest

Promoter

Interest of Management and Other in Material Transactions

Sponsorship Agreements

Investor Relations Arrangements

Material Contracts of Radius

Legal Proceedings

Auditors

Transfer Agent

Other Material Facts

Gold Fields Right of First Refusal

PART IV - INFORMATION CONCERNING PILAGOLD

Name and Incorporation

Stock Exchange and Reporting Issuer Listing History

Reporting Issuer History

Market for Securities

Intercorporate Relations

Descriptions and General Development of PilaGold’s Business

History

General – the Properties

A.

The Guatemala Properties:

1.

Marimba Project - Guatemala

2.

Holly/Banderas Project - Guatemala

B.

The Nicaragua Properties

Introduction

Kuikuinita Option Agreement

Mena Option Agreement

1.

Kuikuinita Project - Nicaragua

2.

Columbus Project - Nicaragua

3.

San Ramon Project - Nicaragua

4.

Kisilala Project - Nicaragua

C.

The Dominican Republic Property:

1.

Camila Project – Dominican Republic

Management Discussion and Analysis

Selected Consolidated Financial Information

Results of Operations

Mineral Properties

Liquidity and Capital Resources

Per Share Losses

Changes in Accounting Principles

Quarterly Information

Summary Financial Information for the Eight Quarters ended December 31, 2003

Use of Available Funds and Principal Purposes

Available Funds

Principal Purposes

Securities of PilaGold

Issued and Outstanding

Authorized Capital

Dividends - Entitlement

Dividends - Record and Policy

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

Consolidated Share and Loan Capital

PilaGold Stock Options

PilaGold Warrants

Escrowed Shares of PilaGold

Prior Sales

Stock Exchange Prices

Principal Holders of Voting Securities

Directors, Officers and Management

Directors

Corporate Cease Trade Orders and Bankruptcies

Penalties or Sanctions

Individual Bankruptcies

Executive Compensation

Summary Compensation Table

Long Term Incentive Plan (LTIP) Awards

Option/Stock Appreciation Rights (“SAR”) Grants during the Most Recently Completed  Financial Year

Aggregated Options Exercised in the Last Financial Year and Fiscal Year-End Option Values

Pension Plans

Termination of Employment, Change in Responsibilities and Employment Contracts

PilaGold Management Agreement

Compensation of Directors

Indebtedness of Directors, Executive Officers and Senior Officers

Conflicts of Interest

Promoter

Interest of Management and Other in Material Transactions

Sponsorship Agreements

Investor Relations Arrangements

Material Contracts of PilaGold

Legal Proceedings

Auditors

Transfer Agent

Other Material Facts

PART V - INFORMATION CONCERNING AMALCO

Listing and Reporting Issuer Status

Corporate Structure

Business of Amalco

Material Properties

Available Funds and Principal Purposes

Principal Purposes

Securities of Amalco

Issued and Outstanding

Authorized Capital

Amalco Shares

Dividends

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

Amalco Stock Options

Amalco Warrants

Dividend Record and Policy

Escrowed Securities of Amalco

Pro Forma Consolidated Capitalization of Amalco

Fully Diluted Share Capital of Amalco

Principal Shareholders

Directors, Officers and Management

Directors

Directors and Management

Conflicts of Interest

Public Company Involvement

Corporate Cease Trade Orders and Bankruptcies

Penalties or Sanctions

Individual Bankruptcies

Executive Compensation of Amalco

Compensation of Executive Officers

Indebtedness of Directors, Executive Officers and Senior Officers

Relationship between Amalco and Professional Persons

Investor Relations Arrangements

Material Contracts of Amalco

Amalco Stock Option Plan

Legal Proceedings

Auditors

Transfer Agent

PART VI — PARTICULAR MATTERS TO BE ACTED UPON

Particulars of Matters to be Acted Upon

Radius Meeting:

I.

Approval of the Radius Amalgamation Resolution

II.

Approval of the Radius Stock Option Plan Resolution

PilaGold Meeting:

I.

Approval of the PilaGold Amalgamation Resolution

II.

Approval of the PilaGold Stock Option Plan Resolution

PART VII – GENERAL MATTERS

       Fees and Expenses

PART VIII – OTHER MATTERS

CERTIFICATE OF RADIUS EXPLORATIONS LTD.

CERTIFICATE OF PILAGOLD INC.

LIST OF SCHEDULES

SCHEDULE “A” Amalgamation Agreement

SCHEDULE “B” Radius Resolutions

SCHEDULE “C” PilaGold Resolutions

SCHEDULE “D” Radius Financial Statements

SCHEDULE “E” PilaGold Financial Statements

SCHEDULE “F” Pro Forma Financial Statements

SCHEDULE “G” Shareholder’s Rights of Dissent under the Business Corporations Act

SCHEDULE “H” Notice of Hearing of Petition

SCHEDULE “I” Radius Fairness Opinion

SCHEDULE “J” PilaGold Fairness Opinion

JOINT INFORMATION CIRCULAR

This Joint Information Circular is being furnished to all holders of the issued and outstanding common shares, options and warrants of Radius and PilaGold in connection with the solicitation of proxies by management of Radius and PilaGold for use at the Radius Meeting and PilaGold Meeting to be held on Tuesday June 1, 2004 at 2:00 p.m. and 3:00 p.m., respectively, in Vancouver, British Columbia and any adjournment or postponement thereof.

Please carefully read this Joint Information Circular, including the exhibits which are incorporated in and attached to and form an integral part of this Joint Information Circular. They contain detailed information relating to, among other things, a proposed amalgamation (the “Amalgamation”) under the Business Corporations Act (British Columbia) (the “BCBCA”) involving Radius and PilaGold. If you are in doubt as to how to deal with these materials or the matters they describe, please consult your professional advisor.

No person is authorized to give any information or to make any representation, other than those contained in this Joint Information Circular and, if given or made, such information and representation should not be relied upon as having been authorized. This Joint Information Circular does not constitute the solicitation of a proxy or an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such a solicitation or offering may not lawfully be made. Neither the delivery of this Joint Information Circular nor any distribution of securities referred to in this Joint Information Circular shall, under any circumstances, imply that there has been no change in the information set forth herein or in the affairs of Radius or PilaGold since the date hereof or that the information herein is correct as of any time subsequent to its date.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state or Canadian provincial or territorial securities commission nor any other regulatory body has approved or disapproved the issuance of the Amalco securities in the Amalgamation or passed upon the accuracy or adequacy of this Joint Information Circular. Any representation to the contrary is a criminal offence.

This Joint Information Circular has not been reviewed by any Canadian securities regulatory authorities, the SEC or any state securities regulatory authorities.

Notice to United States Securityholders

The solicitation and transactions contemplated herein are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and securities laws. Securityholders of Radius and PilaGold should be aware that requirements under such Canadian laws may differ from requirements under United States corporate and securities laws relating to United States corporations.

The financial statements and pro forma and historical financial information included herein have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable in all respects to financial statements and pro forma and historical financial information of United States companies.  The financial statements of Radius included herein contain an accompanying note reconciling Canadian generally accepted accounting principles to generally accepted accounting principles in the United States.  The financial statements of PilaGold and the pro forma financial statements included herein do not, however, include any reconciliation to United States generally accepted accounting principles.

The Amalgamation and the acquisition, holding and disposition of securities of Amalco will have tax consequences under the laws of Canada and the United States.  Certain information concerning tax consequences of the Amalgamation for shareholders of Radius and PilaGold who are United States taxpayers is set forth under “Part II – The Amalgamation - United States Federal Income Tax Consequences” and “Part II – The Amalgamation - Canadian Federal Income Tax Consequences” in this Joint Information Circular.  The information set forth in this Joint Information Circular may not, however, fully address the tax consequences to a shareholder’s particular circumstances.  The tax consequences of the Amalgamation for option holders and warrant holders of Radius and PilaGold are not described in this Joint Information Circular

The Amalco Securities issuable to holders of Radius and PilaGold Securities will not be registered under the U.S. Securities Act and will be issued pursuant to the exemption from registration provided by section 3(a)(10) thereof, as more fully described under the heading “The Amalgamation – U.S. Securities Laws - Issuance and Resale of Amalco Securities under U.S. Securities Laws”.

Enforcement by securityholders of Radius and PilaGold of civil liabilities under the United States securities laws may be affected adversely by the fact that Radius and PilaGold are organized under the laws of a jurisdiction other than the United States, that some or all of their officers and directors are residents of countries other than the United States, that some or all of the experts named in this Joint Information Circular may be residents of countries other than the United States and that all or a substantial portion of the assets of Radius and PilaGold and such persons may be located outside the United States.

All resource estimates included in this Joint Information Circular have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Properties and the Canadian Institute of Mining and Metallurgy Classification System.  These standards differ significantly from the requirements of the SEC, and resource information included herein may not be comparable to similar information concerning U.S. companies.  In particular, the term “resource” does not equate to the term “reserves”.  Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” in documents filed with the SEC, unless such information is required to be disclosed by the law of the company’s jurisdiction of incorporation or of a jurisdiction in which its securities are traded.  Accordingly, information concerning descriptions of mineralization and resources contained in this Joint Information Circular may not be comparable to information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

FORWARD-LOOKING STATEMENTS

This Joint Information Circular contains “forward-looking statements” within the meaning of section 27A of the U.S. Securities Act and section 21E of the U.S. Exchange Act which represent expectations or beliefs of Radius and PilaGold about future events. These statements can be identified generally by forward-looking words such as “expect”, “believe”, “anticipate”, “plan”, “intend”, “estimate”, “may”, “will” or similar words. Forward-looking statements are subject to known and unknown risks and uncertainties, including securityholders not approving the Amalgamation, the Court not approving the Amalgamation, all necessary conditions precedent for completion of the Amalgamation not being satisfied or waived, and risks and uncertainties described in “Part II – The Amalgamation – Amalgamation Risk Factors - Existing and Combined Risks” and elsewhere in the Joint Information Circular.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document might not occur. In addition, actual results could differ materially from those suggested by the forward-looking statements. Accordingly, Radius and PilaGold securityholders should not place undue reliance on forward-looking statements. Radius and PilaGold undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY OF JOINT INFORMATION CIRCULAR

The following is a summary of certain information contained in this Joint Information Circular and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Joint Information Circular, including the attached Schedules.

The Amalgamation

Radius and PilaGold have agreed, subject to the satisfaction of certain conditions, to amalgamate and continue as one company, Amalco, pursuant to the provisions of the BCBCA. The Amalgamation Agreement provides that the holders of Radius Shares shall receive one (1) Amalco Share for every one (1) Radius Share held and PilaGold Shareholders shall receive one (1) Amalco Share for every two and one-quarter (2.25) PilaGold Shares held.

Upon the completion of the Amalgamation, Amalco will continue with the combined operations of Radius and PilaGold.

Name of Amalco

The name of Amalco shall be “Radius Gold Inc.” or such other name as approved by TSXV and the directors of Amalco.

Authorized Capital of Amalco

The authorized capital of Amalco shall be an unlimited number of common shares without par value.

The First Directors of Amalco

The first directors of Amalco shall be Simon T.P. Ridgway, Mario Szotlender, Harmen J. Keyser, Craig Bow, David Farrell, Nicholas Glass and Bradford Cooke.

Benefits of the Amalgamation

The board of directors of each of Radius and PilaGold believe that the complementary assets of Radius and PilaGold, in combination with their management, personnel, technical expertise and financial strength, will create an organization with capabilities and resources better positioned to succeed and grow in a highly competitive market place that each of Radius and PilaGold operate in. Specifically, the Amalgamation will enable management to obtain funding for the continued exploration and development of their mineral exploration and will provide greater liquidity to the Radius and PilaGold Shareholders in respect of their shareholdings.

Selected Pro Forma Financial Information

The following table sets out selected pro forma financial information for Amalco as at the date indicated based on the actual financial results of Radius and PilaGold. The following selected pro forma financial data is qualified in its entirety by, and should be read in conjunction with, the Pro Forma Financial Statements attached as Schedule “F” to this Joint Information Circular.

Pro Forma Information (unaudited) As at December 31, 2003

Pro Forma Information (unaudited)	As at December 31, 2003
Current Assets	$23,074,756
Resource Properties Costs	$12,094,279
Capital Assets	$176,091
Total Assets	$35,569,542
Long Term Liabilities	$Nil
Total Share Capital	$45,743,397
Total Working Capital	$22,688,985

Meetings

The Radius Meeting will be held on Tuesday June 1, 2004 at 2:00 p.m. (Vancouver Time) at the Port & Starboard Room, Pan Pacific Hotel, 300-999 Canada Place, Vancouver, BC for the purpose of considering and, if thought advisable, passing, with or without variation, the Radius Resolutions.

The PilaGold Meeting will be held on Tuesday June 1, 2004 at 3:00 p.m. (Vancouver Time) at the Port & Starboard Room, Pan Pacific Hotel, 300-999 Canada Place, Vancouver, BC for the purpose of considering and, if thought advisable, passing, with or without variation, the PilaGold Resolutions.

Record Dates

The Radius Record Date for determining the registered Shareholders for the Radius Meeting is April 2, 2004 and the PilaGold Record Date for determining the registered Shareholders for the PilaGold Meeting is April 2, 2004.

Timing

It is anticipated that the Amalgamation will become effective on or before June 30, 2004.

Fairness Opinions

Ross Glanville & Associates Ltd. has provided advice and an opinion to the board of directors of Radius and B.J. Price Geological Consultants Inc. has provided advice and an opinion to the board of directors of PilaGold that the transactions contemplated by the Amalgamation Agreement, from a financial point of view, are fair to the shareholders of Radius and PilaGold, respectively. See "Part II - The Amalgamation – Fairness Opinions" in the Joint Information Circular.

Recommendations of the Board of Directors

The board of directors of each of Radius and PilaGold has reviewed the Amalgamation Agreement and the opinion of their respective Financial Advisors and concluded that the transactions contemplated by the Amalgamation Agreement are fair and reasonable to the shareholders of each of Radius and PilaGold, respectively, and in the best interests of each of Radius and PilaGold, respectively.

Each of the board of directors of Radius and PilaGold recommends that its Shareholders vote in favour of their respective Amalgamation Resolutions. See "Part II - The Amalgamation – Recommendations of the Board of Directors.

Amalco Share Certificates

Following the Effective Date of the Amalgamation, Amalco will cause Pacific Corporate, the transfer agent for each of the Amalgamating Companies, to deliver to the Radius Shareholders and the PilaGold Shareholders the Radius Letter of Transmittal and the PilaGold Letter of Transmittal, respectively.   PilaGold Shareholders and Radius Shareholders are encouraged to complete the Radius Letter of Transmittal and PilaGold Letter of Transmittal, respectively and then deliver those Letters of Transmittal and the certificates representing their Radius Shares and PilaGold Shares to Pacific Corporate at the office set forth in Radius Letter of Transmittal and PilaGold Letter of Transmittal in order to receive Amalco Share certificates.

Amalco Stock Option Agreements and Amalco Share Purchase Warrants

Following the Effective Date of the Amalgamation, Amalco will be contacting each holder of Radius Options and Warrants and each holder of each PilaGold Options and Warrants and will be providing them with stock agreements with Amalco for the Amalco Optionholders representing their Amalco Options and new certificates for the Amalco Warrantholders representing their Amalco Warrants.

Stock Exchange Listings

An application has been filed with the TSXV to approve the Amalgamation and the listing of Amalco Shares to be issued in connection with the Amalgamation, subject to the fulfillment of the requirements of such stock exchange. Upon the completion of the Amalgamation and subject to the satisfaction of the applicable listing requirements, Amalco Shares will trade on the TSXV.

Tier 1 Application

At present each of Radius and PilaGold is a Tier 2 Issuer, as that term is defined by the policies of the TSXV.  Radius and PilaGold have agreed to apply to the TSXV to have Amalco be listed as a Tier 1 Issuer.

Insiders’ Interests

Prior to giving effect to the Amalgamation, the directors, officers, insiders and promoters of Radius, and their respective Associates and Affiliates, hold 3,167,850 Radius Shares representing 7.86% of the issued and outstanding Radius Shares (on a non-diluted basis).

Prior to giving effect to the Amalgamation, the directors, officers, insiders and promoters of PilaGold, and their respective Associates and Affiliates, hold 2,377,660 PilaGold Shares, representing 10.28% of the issued and outstanding PilaGold Shares (on a non-diluted basis). After giving effect to the proposed Amalgamation, the proposed directors, officers, insiders and promoters of Amalco and their respective Associates and Affiliates will hold 4,228,588 Amalco Shares, representing 8.36% of the issued and outstanding Amalco Shares and the public will hold the balance of 46,362,356 Amalco Shares, representing 91.64% of Amalco’s issued and outstanding share capital (on a non-diluted  basis and assuming that there is no issuance of shares by either of Radius or PilaGold prior to the Amalgamation). See “Part V – Information Concerning Amalco – Directors, Officers and Management”.

Income Tax Considerations

Radius Securityholders and PilaGold Securityholders should consult their own tax advisors about the applicable Canadian or United States federal, provincial, state and local tax consequences of the Amalgamation.  For Canadian federal income tax purposes, a Radius Shareholder or PilaGold Shareholder whose shares represent "capital property" generally will not realize a capital gain or capital loss on the exchange of such shares for Amalco Shares under the Amalgamation.

The Amalgamation may or may not result in taxable gain or income to United States shareholders of Radius and PilaGold. Accordingly, United States shareholders of Radius and PilaGold should consult their own tax advisors about the United States federal, state and local tax consequences of the Amalgamation.

A summary of the principal Canadian federal income tax considerations in respect of the Amalgamation is included under "The Amalgamation - Canadian Federal Income Tax Considerations" and the foregoing is qualified in full by the information in such section.

A summary of the principal United States federal income tax considerations in respect of the Amalgamation is included under "The Amalgamation – United States Federal Income Tax Considerations" and the foregoing is qualified in full by the information in such section.

Risk Factors

The Amalgamation and the continuing combined businesses of Radius and PilaGold are subject to a number of risk factors, each of which should be considered carefully by Radius Shareholders and PilaGold Shareholders. See “Part 1 – General Proxy Information – Amalgamation Risk Factors”.

Radius Shareholders and PilaGold Shareholders should consult with their own legal and accounting advisors in making a decision whether or not to vote for the Radius Amalgamation Resolution and PilaGold Amalgamation Resolution, respectively.

This Joint Information Circular provides a detailed description of the Amalgamation, the Meetings, Radius and PilaGold. Please give this material your careful consideration and, if you require assistance, consult your financial, income tax or other professional advisor.

Stock Exchange Approvals

The Radius Shares and the PilaGold Shares are listed on the TSXV.  It is a condition of closing of the Amalgamation that the TSXV shall have accepted the Amalgamation. See "Part II - The Amalgamation – Regulatory Approvals" in the Joint Information Circular.

Court Approval

The Amalgamation is subject to the approval of the British Columbia Supreme Court.  Approval will be sought following the approval of the shareholders of each of Radius and PilaGold and the acceptance of the Amalgamation by the TSXV.  In addition, the Court will be asked for a declaratory judgment that the exchange of securities contemplated by and in connection with the Amalgamation Agreement is fair to each of the holders of shares, stock options and warrants of Radius and PilaGold.  The hearing in respect of the approval of the Amalgamation and the declaration of fairness is scheduled to take place on Monday, June 14, 2004 at 9:45 a.m. (Vancouver time) at the Law Courts at 800 Smithe Street, Vancouver, British Columbia.  Any Radius Securityholder or PilaGold Securityholder who wishes to appear or be represented and to present evidence or arguments at that hearing may do so.  Such persons should consult with their legal advisors as to the necessary requirements.  See “Part II - The Amalgamation – Court Approval of the Amalgamation” and see also the form of Notice of Hearing of Petition attached as Schedule “H” to the Joint Information Circular.  This Notice of Hearing will be filed with the British Columbia Supreme Court following the Meetings and will not be served upon anyone.  This Joint Information Circular is your only notice of the Court hearing.

GLOSSARY OF DEFINED TERMS

In this Joint Information Circular, the following capitalized words and terms shall have the following meanings:

Amalco	The company resulting from the Amalgamation.
Amalco Optionholders	At the relevant times, holders of Amalco Options.
Amalco Options	The options of Amalco to be issued in exchange for the Radius Options and to be issued in exchange for the PilaGold Options.
Amalco Shares	The shares of Amalco to be issued in exchange for the Radius Shares and to be issued in exchange for the PilaGold Shares.
Amalco Securities	The Amalco Shares, the Amalco Options and the Amalco Warrants.
Amalco Stock Option Plan

The stock option plan attached as Schedule “C” to the Amalgamation Agreement, which is to be adopted by Amalco upon completion of the Amalgamation, subject to the Radius Shareholders approving the Radius Stock Option Plan Resolution and the PilaGold Shareholders approving the PilaGold Stock Option Plan Resolution.

Amalco Warrantholders	At the relevant times, holders of Amalco Warrants.
Amalco Warrants	The warrants of Amalco to be issued in exchange for the Radius Warrants and to be issued in exchange for the PilaGold Warrants.
Amalgamating Companies	Collectively, Radius and PilaGold or individually an “Amalgamating Company”)
Amalgamation

The proposed Amalgamation of Radius and PilaGold to be completed pursuant to the provisions of Section 270 of the Business Corporations Act (British Columbia) on the terms and conditions set out in the Amalgamation Agreement and any amendments thereto or variations thereof made in accordance with its terms and the Amalgamation Resolutions.

Amalgamation Agreement	The Amalgamation Agreement dated as of April 30, 2004 between Radius and PilaGold attached as Schedule "A" hereto.
Amalgamation Resolutions	Collectively, the Radius Amalgamation Resolution and the PilaGold Amalgamation Resolution.
BCBCA	Business Corporations Act, S.B.C. 2002, c.57, as amended.
BCSC	British Columbia Securities Commission.
CDN$	Canadian dollars.
CEO	Chief Executive Officer.
CFO	Chief Financial Officer.
CIM	Canadian Institute of Mining and Metallurgy.
Court	The Supreme Court of British Columbia.
Court Order	The order to be made by the Court approving the Amalgamation.
Dissent Rights

The rights of a Radius Shareholder or a PilaGold Shareholder to dissent to the PilaGold Amalgamation Resolution and receive fair value for all Radius Shares or PilaGold Shares held, respectively, as more particularly described under the heading “The Amalgamation – Right of Dissent to the Amalgamation” and in Section 272 and Division 2 of Part 8 of the BCBCA.

Effective Date	The effective date of the Amalgamation which is to be the date of the filing of the Amalgamation Application with the Registrar of Companies.
Exchange Ratios	Means the ratio upon which shares of Radius will be exchanged for shares of Amalco and the ratio upon which shares of PilaGold will be exchanged for shares of Amalco.
Exemption Order

The decision to be obtained from the QSC under Section 263 of the Securities Act (Quebec) which respect to the distribution of the Amalco Shares under the Amalgamation and the resale restrictions relating thereto.

Fairness Opinions	The Radius Fairness Opinion and the PilaGold Fairness Opinion.
Financial Advisors	Ross Glanville & Associates Ltd., the financial advisor in respect of Radius, and B.J. Price Geological Consultants Inc., the financial advisor in respect of PilaGold.
Form 13 - Amalgamation Application	The name of the form stipulated under the BCBCA to be filed with the Registrar of Companies in order to give effect to the Amalgamation.
GAAP	Generally accepted accounting principles in effect in Canada including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants.
Joint Information Circular	This Joint Information Circular to be sent to the Radius Securityholders and the PilaGold Securityholders in connection with the Meetings.
Meetings	Collectively, the Radius Meeting and the PilaGold Meeting.
Ordinary Resolution

A resolution required to be approved by greater than one half (1/2) of the votes cast by those Shareholders who (being entitled to do so) vote in person or by proxy at the Meeting for which the appropriate notice has been given.

Pacific Corporate

Pacific Corporate Trust Company, located at 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, the transfer agent for each of Radius and PilaGold and the proposed transfer agent for Amalco.

PilaGold	PilaGold Inc., a company existing under the laws of British Columbia.
PilaGold Amalgamation Resolution

The Special Resolution approving the Amalgamation to be voted on, with or without variation, by PilaGold Shareholders at the PilaGold Meeting, the full text of which is set out in the attached Schedule “C” to this Joint Information Circular.

PilaGold Convertible Securities	The options and share purchase warrant granted by PilaGold.
PilaGold Fairness Opinion	The Fairness Opinion of B.J. Price Geological Consultants Inc.
PilaGold Letter of Transmittal

The document to be sent to the PilaGold Shareholders following the Effective Date which is to be completed by the PilaGold Shareholders as part of the procedure to be followed by the PilaGold Shareholders in order that they can obtain share certificates representing Amalco Shares.

PilaGold Meeting

The extraordinary meeting of PilaGold Shareholders to be held at 2:30 p.m. (Vancouver time) on Tuesday, June 1, 2004 for the purpose of voting on the PilaGold Amalgamation Resolution and any adjournment or postponement thereof.

PilaGold Options

Existing options granted by PilaGold for the purchase of up to 1,295,000 PilaGold Shares at exercise prices ranging from $0.44 to $0.90 per share with expiry dates ranging from October 31, 2004 to February 27, 2009.

PilaGold Record Date	April 2, 2004, being the date for determining PilaGold Shareholders entitled to receive notice of and vote at the PilaGold Meeting.
PilaGold Resolutions	The PilaGold Amalgamation Resolution and the PilaGold Stock Option Plan Resolution.
PilaGold Securities	Means the PilaGold Shares, PilaGold Options and PilaGold Warrants.
PilaGold Securityholders	At the relevant times, holders of PilaGold Shares, PilaGold Options and PilaGold Warrants.
PilaGold Shareholders	At any time, the holders at that time of PilaGold Shares.
PilaGold Shares	Voting common shares in the capital of PilaGold.
PilaGold Stock Option Plan Resolution

The ordinary resolution, the form of which is set out in Schedule “C” to this Joint Information Circular, to be put to the PilaGold Shareholders at the PilaGold Meeting approving the Amalco Stock Option Plan.

PilaGold Warrants	Existing warrants issued by PilaGold for the purchase of up to 4,981,617 PilaGold Shares at the exercise price of $1.00 with expiry dates ranging from May 6, 2004 to November 20, 2004.
QSC	Commonly called the Quebec Securities Commission, more precisely, the Authorite Des Marches Financiers, formerly, Commission des valeurs mobilieres du Quebec.
Radius	Radius Explorations Ltd., a company existing under the laws of British Columbia.
Radius Amalgamation Resolution

The Special Resolution approving the Amalgamation to be voted on, with or without variation, by Radius Shareholders at the Radius Meeting, the full text of which is set out in the attached Schedule “B” to this Joint Information Circular.

Radius Convertible Securities	The options and share purchase warrant granted by Radius.
Radius Fairness Opinion	The fairness opinion of Ross Glanville & Associates Ltd. & Associates Ltd.
Radius Letter of Transmittal

The document to be sent to the Radius Shareholders following the Effective Date which is to be completed by the Radius Shareholders as part of the procedure to be followed by the Radius Shareholders in order that they can obtain share certificates representing Amalco Shares

Radius Meeting

The extraordinary meeting of Radius Shareholders to be held at 2:00 p.m. (Vancouver time) on Tuesday, June 1, 2004 for the purpose of voting on the Radius Resolutions and any adjournment or postponement thereof.

Radius Options

Existing options granted by Radius for the purchase of up to 2,855,000 Radius Shares at exercise prices ranging from $0.60 to $1.35 per share with expiry dates ranging from June 14, 2004 to February 26, 2009.

Radius Record Date	April 2, 2004, being the date for determining Radius Shareholders entitled to receive notice of and vote at the Radius Meeting.
Radius Resolutions	The Radius Amalgamation Resolution and the Radius Stock Option Plan Resolution.
Radius Securities	Means the Radius Shares, Radius Options and Radius Warrants.
Radius Securityholders	At the relevant times, holders of Radius Shares, Radius Options and Radius Warrants.
Radius Shareholders	At any time, the holders at that time of Radius Shares.
Radius Shares	Voting common shares in the capital of Radius.
Radius Stock Option Plan Resolution

The ordinary resolution, the form of which is set out in Schedule “B” to this Joint Information Circular, to be put to the Radius Shareholders at the Radius Meeting approving the Amalco Stock Option Plan.

Radius Warrants

Existing warrants issued by Radius for the purchase of up to 5,820,450 Radius Shares at exercise prices ranging from $0.25 to $1.75 per share with expiry dates ranging from December 19, 2004 to November 13, 2005.

Registered Holder	A shareholder of record of PilaGold or Radius, as the case may be.
Registrar of Companies	The British Columbia Registrar of Companies appointed under Section 400 of the BCBCA.
SEC	The United States Securities and Exchange Commission
Securities Acts	The Securities Act or the equivalent securities legislation of each of the provinces and territories of Canada, as amended.
SEDAR	System for Electronic Document Analysis and Retrieval.
Shareholder	A shareholder of PilaGold or Radius.
Special Resolution

A resolution required to be approved by not less than three-quarters (3/4) of the votes cast by those Shareholders who (being entitled to do so) vote in person or by proxy at the Meeting for which the appropriate notice has been given.

TSXV	TSX Venture Exchange.
U.S. Exchange Act	The United States Securities Exchange Act of 1934, as amended.
U.S. Securities Act	The United States Securities Act of 1933, as amended.
$	All monetary amounts are references to Canadian dollars unless otherwise indicated.
US$	United States dollars.

GLOSSARY OF TECHNICAL TERMS

In this Joint Information Circular, the following technical terms have the following meanings:

“vein”, “veinlet” (small)	A tabular mineral deposit formed within or adjacent to faults or fractures by the deposition of minerals from hydrothermal fluids.
Ag	The elemental symbol for silver.
alteration	The chemical and mineralogical changes in a rock mass resulting from the passage of hydrothermal fluids.
anomalous	A sample or location in which either (i) the concentration of an element(s) or (ii) geophysical response is significantly different from the average background values that typify an area.
anomaly	The geographical area corresponding to anomalous geochemical or geophysical values.
arsenopyrite	A sulphide of arsenic and iron.
Assay	An analysis to determine the presence, absence or quantity of one or more elemental components.
Au	The elemental symbol for gold.
background	The average concentration of an element or typical geophysical response in an area.
chalcedony	Very fine grained quartz which may be massive or banded (agate).
chalcopyrite	Copper sulfide mineral.
channel sample	A sample which has been collected by continuous sampling across a measured interval, and is considered to be representative of the area sampled.
chargeability	A geophysical term that refers to the polarization voltage developed across a mass of rock energized by an electrical current; it is a measure of the electrical properties of a rock unit.
Cretaceous	The geologic period extending from 135 million to 63 million years ago.
Cu	The elemental symbol for copper.
development	Preparation of a mineral deposit for commercial production including installations of plant and machinery and the construction of all related facilities.
diabase dykes

Laterally extensive, thin, tabular or sheet like bodies of commonly medium grained igneous rock that cuts across the bedding or structural plane of the host rock. Often used to indicate a subvertical to vertical attitude although this is technically incorrect.

diopside	A calcium-magnesium bearing silicate mineral that is common in skarns.
drift	A man made underground passage, approximately horizontal, often along a mineralized zone.
dyke swarms	Clusters of dykes commonly with a parallel or radial pattern generally emplaced along zones of weakness in the host rock created due to local or regional scale stretching of the crust.
epidote	Calcium, aluminium, iron silicate mineral commonly occurring in hydrothermally altered carbonate-bearing rocks.
exploration	The prospecting, mapping, sampling, remote sensing, geophysical surveying, diamond drilling and other work involved in the searching for ore bodies.
fault	A fracture in a rock across which there has been displacement.
fracture	Breaks in a rock, usually planar.
Ga	Billion years.
GPS

Global Positioning System — a space based satellite positioning system whereby receiver units on the ground or in the air use triangulation from known satellite signals to derive a location in three dimensional space.

grab sample	A sample of selected rock chips collected from within a restricted area of interest.
grade

The concentration of an ore metal in a rock sample, given either as weight percent for base metals (e.g. Cu, Zn, Pb) or in grams per tonne (g/t) or ounces per short ton (oz/t) for precious metals. The grade of an ore deposit is calculated, often using sophisticated statistical procedures, as an average of the grades of a very large number of samples collected from throughout the deposit.

ha or hectare	An area totalling 10,000 square metres.
highly anomalous	An anomaly which is 50 to 100 times average background.
hydrothermal fluids	Hot fluids, dominantly water, in the earth’s crust which may carry metals and other compounds in solution to the site of ore deposition or wall rock alteration.
intrusive	A rock mass formed below earth’s surface from magma which has intruded into a preexisting rock mass
Ma	Million years.
mineral resource, measured mineral resource, indicated mineral resource, inferred mineral resource

Under CIM standards, a mineral resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource”, and “inferred mineral resource” used in this Joint Information Circular are mining terms defined under CIM standards and used in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects. They are not defined terms under United States standards and generally may not be used in documents filed with the SEC by U.S. companies. See “Joint Information Circular – Notice to United States Securityholders”.

A mineral resource estimate is based on information on the geology of the deposit and the continuity of mineralization. Assumptions concerning economic and operating parameters, including cut-off grades and economic mining widths, based on factors typical for the type of deposit, may be used if these factors have not been specifically established for the deposit at the time of the mineral resource estimate. A mineral resource is categorized on the basis of the degree of confidence in the estimate of quantity and grade or quality of the deposit, as follows:

inferred mineral resource: Under CIM standards, an inferred mineral resource is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

indicated mineral resource: Under CIM standards, an indicated mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

measured mineral resource: Under CIM standards, a measured mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

mineralization	Minerals of value occurring in rocks.
Mo	The elemental symbol for molybdenum.
outcrop	An exposure of rock at the earth’s surface.
overburden	Any material covering or obscuring rocks from view.
Pb	The elemental symbol for lead.
ppm or parts per million	A unit of measurement which is 1000 times larger than ppb or “parts per billion” (1ppm = 1000ppb =1 gram/Tonne).
probing	See 'electron microprobe analyses' above.
quartz	A common rock-forming mineral (SiO2) that is frequently a dominant constituent of veins, especially those containing gold and silver mineralization.
scorodite	A hydrated iron arsenate, oxidation product of arsenopyrite.
silicification	Complete or partial replacement of a rock by quartz, often during hydrothermal alteration.
skarn

A zone of alteration that replaces pre-existing rock units, and is composed primarily of calcium-magnesium-iron bearing silicate minerals (e.g. garnet, diopside, wollastonite). It may contain sulphide mineralization.

sphalerite	Zinc sulphide mineral.
test pits	Shallow excavations dug to test mineralized bedrock.
Zn	The elemental symbol for zinc.

Units of Measure

In this Joint Information Circular a combination of Imperial and metric measures are used with respect to mineral properties. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

Imperial Measure = Metric Unit		Metric Measure = Imperial Unit
2.47 acres	1 hectare	0.4047 hectares	1 acre
3.28 feet	1 metre	0.3048 metres	1 foot
0.62 miles	1 kilometre	1.609 kilometres	1 mile
0.032 ounces (troy)	1 gram	31.1 grams	1 ounce (troy)
1.102 tons (short)	1 tonne	0.907 tonnes	1 ton
0.029 ounces (troy)/ton	1 gram/tonne	34.28 grams/tonne	1 ounce (troy/ton)

PART I - GENERAL PROXY INFORMATION

Solicitation of Proxies

This Joint Information Circular is furnished in connection with the solicitation of proxies by the management of each of Radius and PilaGold for use at the Meetings and any adjournments thereof.

While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Amalgamating Companies or by agents retained for that purpose. The Amalgamating Companies may reimburse shareholders, nominees or agents for any costs incurred in obtaining from their principals proper authorization to execute proxies. The Amalgamating Companies may also reimburse brokers and other persons holding shares in their own name or in the names of their nominees for expenses incurred in sending proxies and proxy materials to the beneficial owners thereof to obtain their proxies. All costs of all solicitations on behalf of management of an Amalgamating Company will be borne by that Amalgamating Company.

At the Radius Meeting, Radius Shareholders will be asked to pass the Radius Amalgamation Resolution approving the Amalgamation Agreement and the issuance of Amalco Shares thereunder as described under "Part II - The Amalgamation".

At the PilaGold Meeting, PilaGold Shareholders will be asked to pass the PilaGold Amalgamation Resolution approving the Amalgamation and the issuance of the Amalco Shares thereunder as described under "Part II - The Amalgamation".

The Amalgamating Companies have each set April 2, 2004 as the Record Date for determining Shareholders of the respective Amalgamating Companies entitled to vote at the Meetings.

Appointment of Proxyholder

A duly completed form of proxy for each of the Amalgamating Companies will constitute the persons named in the enclosed form of proxy as the Shareholder's proxyholder. The persons whose names are printed in the enclosed forms of proxy for the applicable Meetings are directors or officers of the respective Amalgamating Companies (collectively, the "Management Proxyholders").

A Shareholder has the right to appoint a person other than the Management Proxyholders, to represent the Shareholder at the applicable Meeting by striking out the names of the Management Proxyholders and by inserting the desired person's name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a Shareholder of the applicable Amalgamating Company.

Voting by Proxy

Radius Shares and PilaGold Shares represented by properly executed proxies of the relevant Amalgamating Company and in the accompanying form will be voted or withheld from voting on each respective matter where a poll is requested or required in accordance with the instructions of the Shareholder.

If no choice is specified and one of the Management Proxyholders is appointed by a Shareholder as proxyholder, such person will vote in favour of the matters to be voted on at the relevant Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the relevant Meeting and with respect to other matters which may properly come before the Meetings. At the date of this Joint Information Circular, management of the Amalgamating Companies know of no such amendments, variations or other matters to come before their respective Meetings.

Completion and Return of Proxy

Each proxy must be dated and signed by the Intermediary (See "Non Registered Holders" below) acting on behalf of a Shareholder or by the Shareholder or his/her attorney authorized in writing. In the case of a corporation, the proxy must be dated and executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation.

Completed forms of the Radius proxy must be returned by mail or delivery to Pacific Corporate, to 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 or by facsimile to (604) 689 8144. In lieu of voting by proxy, telephonic voting can be completed at 1 888 Tel Vote (1 888 835 8683) and internet voting can be completed at http://www.stocktronics.com/webvote. Regardless of the mechanism used, all proxies must be completed and received not later than forty eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the commencement of the Radius Meeting, unless the chairman of the Radius Meeting elects to exercise his discretion to accept proxies received subsequently.

Completed forms of the PilaGold proxy must be returned by mail or delivery to Pacific Corporate, to 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 or by facsimile to (604) 689 8144. In lieu of voting by proxy, telephonic voting can be completed at 1 888 Tel Vote (1 888 835 8683) and internet voting can be completed at http://www.stocktronics.com/webvote. Regardless of the mechanism used, all proxies must be completed and received not later than forty eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the commencement of the PilaGold Meeting, unless the chairman of the PilaGold Meeting elects to exercise his discretion to accept proxies received subsequently.

Non Registered Holders

Only registered Radius Shareholders or PilaGold Shareholders or duly appointed proxyholders are permitted to vote at the relevant Meeting.

Most Shareholders of Radius and PilaGold are "non registered" Shareholders because the shares they own are not registered in their names but are instead registered in the name of a clearing agency or the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered Shareholder in respect of shares which are held on behalf of that person (the "Non Registered Holder") but which are registered either in the name of: (a) an intermediary (an "Intermediary") that the Non Registered Holder deals with in respect of said shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self administered RRSP's, RRIFs, RESPs and similar plans); or (b) a clearing agency (such as the Canadian Depository for Securities Limited (the "CDS") of which the Intermediary is a participant.

Intermediaries are required to forward the Meeting Materials to Non Registered Holders unless a Non Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non Registered Holders. Generally, Non Registered Holders who have not waived the right to receive Meeting Materials will either be given:

(a)

a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted to the number of shares beneficially owned by the Non Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non Registered Holder when submitting the proxy. In this case, the Non Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to the respective Transfer Agent as provided above; or

(b)

more typically, a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre printed form. Sometimes, instead of the one page pre printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non Registered Holders to direct the voting of the shares which they beneficially own. Should a Non Registered Holder receive one of the above forms and wish to vote at the Meeting in person, the Non Registered Holder should strike out the names of the Management Proxyholders and insert the Non Registered Holder's name in the blank space provided. In either case, Non Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Revocability of Proxy

Any registered Radius Shareholder or PilaGold Shareholder who has returned a proxy may revoke it at any time before it has been used. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered Shareholder or by his attorney authorized in writing or, if the registered Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The instrument revoking the proxy must be deposited at the registered office of the relevant Amalgamating Company at any time up to and including the last business day preceding the date of the relevant Meeting, or any adjournment thereof, or with the chairman of the relevant Meeting on the day of such Meeting. Only registered Shareholders have the right to revoke a proxy. Non Registered Holders who wish to change their vote must, at least 7 days before the respective Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

Record Date and Voting Shares

The Record Date for the determination of the Radius Shareholders and PilaGold Shareholders entitled to receive notice of, attend and vote at the meetings was fixed by the boards of directors for each of the Amalgamating Companies as April 2, 2004.  Voting at the Meetings will be by a show of hands, each Shareholder present having one vote, unless a poll is requested or required whereupon each Shareholder present is entitled to one vote for each share held.

Radius

Radius is authorized to issue 100,000,000 common shares (the "Radius Shares") without par value. As at the Radius Record Date, 40,206,492 Radius Shares were issued and outstanding. The holders of Radius Shares are entitled to one vote for each Radius Share held. Holders of Radius Shares of record at the close of business on the Radius Record Date are entitled to receive notice of and to vote at the Radius Meeting.

PilaGold

PilaGold is authorized to issue 100,000,000 common shares without par value (the "PilaGold Shares"). As at the PilaGold Record Date, 23,140,016 PilaGold Shares were issued and outstanding. The holders of PilaGold Shares are entitled to one vote for each PilaGold Share held. Holders of PilaGold Shares of record at the close of business on the PilaGold Record Date are entitled to receive notice of and to vote at the PilaGold Meeting.

Principal Holders of Voting Securities

See "Part III – Information Concerning Radius — Principal Holders of Voting Securities" and "Part IV – Information Concerning PilaGold - Principal Holders of Voting Securities".

Executive Compensation

See "Part III – Information Concerning Radius — Executive Compensation", "Part IV – Information Concerning PilaGold - Executive Compensation" and "Part V – Information Concerning Amalco - Post Amalgamation - Executive Compensation of Amalco".

Indebtedness of Directors, Executive Officers and Senior Officers

See "Part III – Information Concerning Radius — Executive Compensation - Indebtedness of Directors, Executive Officers and Senior Officers" and "Part IV – Information Concerning PilaGold  — Executive Compensation - Indebtedness of Directors, Executive Officers and Senior Officers".

Interest of Certain Persons in Matters to be Acted Upon

None of the directors or senior officers of the Amalgamating, any person who has held such a position since the beginning of the last completed financial year of the Amalgamating, any proposed director of Amalco on completion of the Amalgamation nor any associate or affiliate of the foregoing persons, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meetings except as follows:

1.

Simon Ridgway, Mario Szotlender, Harmen J. Keyser and Tim Osler (all present directors or officers of each of Radius and PilaGold) Craig Bow, David Farrell, Nicholas Glass and Ralph Rushton (currently directors or officers of Radius) and Bradford Cooke (currently a director of PilaGold) are proposed to be directors and/or officers of Amalco upon completion of the Amalgamation (See also “Part III – Information Concerning Radius – Conflicts of Interest” and also see “Part IV – Information Concerning PilaGold – Conflicts of Interest”).

2.

The directors and officers of Radius and PilaGold currently hold Radius Shares, PilaGold Shares, Radius Warrants, Radius Options, PilaGold Warrants and PilaGold Options and will hold Amalco Shares and Warrants and Options to purchase Amalco Shares upon completion of the Amalgamation as follows:

Name and Position with PilaGold and/or Radius(1)	No. of Radius Shares(2)	No. of PilaGold Shares(2)	No. of Radius Options	No. of PilaGold Options	No. of Radius Warrants	No. of PilaGold Warrants	No. of Amalco Shares, Options and Warrants to be Held Following Amalgamation(3)
Simon Ridgway Director & President of each of Radius and PilaGold	1,481,100 (4)	1,370,633(6)	320,000	100,000	1,409,800(7)	550,000(8)	2,090,270 shares, 364,444 options, 1,654,244 warrants
Mario Szotlender, Director of each of Radius and PilaGold	1,309,300	999,378	300,000	100,000	0	47,500	1,753,468 shares, 344,444 options, 21,111 warrants
Harmen J. Keyser, Director of each of Radius and PilaGold	134,000	5,816	40,000	40,000	50,000	0	136,585 shares, 57,778 options, 50,000 warrants
Craig Bow, Director of Radius	0(5)	0	100,000	0	0	0	Nil shares, 100,000 options, Nil warrants
David Farrell, Director of Radius	0	0	0	0	0	0	Nil shares, Nil options, Nil warrants
Nicholas Glass, Director of Radius	0	0	70,000	0	0	0	Nil shares, 70,000 options, Nil warrants
Bradford Cooke, Director of PilaGold	0	0	0	50,000	0	0	Nil shares, 22,222 options, Nil warrants
Tim Osler, Secretary of each of Radius and PilaGold	243,450	3,833	55,000	40,000	295,000	0	245,154 shares, 72,778 options, 295,000 warrants
Cheryl van der Schyf, employee of Radius and PilaGold, Proposed Chief Financial Officer of Amalco	0	0	50,000	50,000	0	0	Nil shares, 72,222 options, Nil warrants
Jock Slater, Proposed Vice President, Exploration of Amalco	0	0	170,000	50,000	0	0	Nil shares, 192,222 options, Nil warrants
Ralph Rushton, Vice President, Corporate Development of Radius	17,400	9,000	180,000	50,000	0	0	21,400 shares, 202,222 options, Nil warrants
Peter Thiersch, Vice President, Exploration of PilaGold	0	0	25,000	50,000	0	0	Nil shares, 47,222 options, Nil warrants
Totals					2,189,800

(1)

All of the above persons who hold Radius Shares and PilaGold Shares have advised Radius and PilaGold that they intend to vote in favour of the resolutions to approve the Amalgamation.

(2)

Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at April 2, 2004, being the record date based upon information furnished to Radius by individual directors and officers.  Unless otherwise indicated, such shares are held directly.

(3)

Assuming none of the existing options or warrants of PilaGold and Radius are exercised.

(4)

906,200 of the Radius Shares are held in the name of Mill Street Services Ltd., a private company owned by The Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

(5)

Craig Bow is Exploration Manager, North America with Gold Fields Exploration Inc. whose parent company, Gold Fields Limited indirectly holds 5,109,524 shares of Radius.

(6)

871,150 of the PilaGold Shares are held in the name of Mill Street Services Ltd., and 28,453 of the PilaGold Shares are held in the name of Elvietri Holdings A.V.V., a private company wholly owned by Mr. Ridgway.

(7)

1,084,800 of the Radius Warrants are held in the name of Mill Street Services Ltd.

(8)

225,000 of the PilaGold Warrants are held in the name of Mill Street Services Ltd.

3.

Mill Street Services Ltd., a private company owned by The Ridgway Family Trust has a management agreement with Radius and another management agreement with PilaGold.  Effective the Amalgamation, these two management agreements will be superseded and replaced by the Amalco Management Agreement.  See “Part III – Information Concerning Radius - Executive Compensation”, see “Part IV – Information Concerning PilaGold – Executive Compensation” and see “Part V – Information Concerning Amalco – Executive Compensation of Amalco - Compensation of Executive Officers”

See also “Part I –General Proxy Information – Management Contracts”, see “Part II – The Amalgamation - Post Amalgamation Matters – Amalco Board” and see “Part V – Information Concerning Amalco – Directors, Officers and Management”.

Except as set out in this Joint Information Circular, no directors or officers of Radius and PilaGold will receive any benefit as a result of the completion of the Amalgamation.

Interest of Insiders in Material Transactions

None of the directors or senior officers of Radius or the proposed directors of Amalco on completion of the Amalgamation, any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of Radius, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, in any transaction since the commencement of Radius's last completed financial year or in any proposed transaction which has or will materially affect Radius or Amalco, except as disclosed under "Part III – Information Concerning Radius - Interest of Management and Others in Material Transactions".

None of the directors or senior officers of PilaGold or the proposed directors of Amalco on completion of the Amalgamation, any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of PilaGold, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, in any transaction since the commencement of PilaGold's last completed financial year or in any proposed transaction which has or will materially affect PilaGold or Amalco, except as disclosed under "Part IV – Information Concerning PilaGold - Interest of Management and Others in Material Transactions".

Management Contracts

No management functions of Radius or PilaGold are performed to any substantial degree by a person other than their respective directors or senior officers.

Mill Street Services Ltd., a private company owned by The Ridgway Family Trust has a management agreement with Radius and another management agreement with PilaGold.  Effective the Amalgamation, these two management agreements will be superseded and replaced by the Amalco Management Agreement.  See “Part III – Information Concerning Radius - Executive Compensation”, see “Part IV – Information Concerning PilaGold – Executive Compensation” and see “Part V – Information Concerning Amalco – Directors, Officers and Management - Compensation of Executive Officers”

Approval of Radius Amalgamation Resolution

At the Radius Meeting Radius Shareholders will be asked to approve the Radius Amalgamation Resolution. For the details of the Amalgamation see "Part II - The Amalgamation".

Approval of Radius Stock Option Plan Resolution

At the Radius Meeting, Radius Shareholders will be asked to consider and, if thought advisable, to pass a resolution approving a stock option plan for Amalco as described in this Joint Information Circular.  See “Part VI – Particular Matters To Be Acted Upon – Radius Meeting – II – Approval of the Radius Stock Option Plan Resolution”.

Approval of PilaGold Amalgamation Resolution

At the PilaGold Meeting, PilaGold Shareholders will be asked to approve the PilaGold Amalgamation Resolution. For the details of the Amalgamation see "Part II - The Amalgamation".

Approval of PilaGold Stock Option Plan Resolution

At the PilaGold Meeting, PilaGold Shareholders will be asked to consider and, if thought advisable, to pass a resolution approving a stock option plan for Amalco as described in the Joint Information Circular.  See “Part VI – Particular Matters To Be Acted Upon – PilaGold Meeting – II – Approval of the PilaGold Stock Option Plan Resolution”.

PART II - THE AMALGAMATION

General

The Meetings have been called for the Radius Shareholders and PilaGold Shareholders to consider and approve the Amalgamation and the related transactions thereto.

Background to Amalgamation

In approximately the middle of February, 2004, Radius and PilaGold entered into discussions with respect to a possible business combination between the parties that, on a future basis, would be of benefit to both companies.

On March 2, 2004, the Amalgamating Companies entered into an oral agreement (“Oral Agreement”) wherein they agreed upon the general terms of the combination of the businesses of the two Amalgamating Companies.

On April 30, 2004, the Amalgamation Agreement which superseded the Oral Agreement was executed by the parties.

Amalgamation Agreement

Pursuant to the Amalgamation Agreement, on the effective date of the Amalgamation, Radius and PilaGold will amalgamate pursuant to the provisions of the BCBCA. The Amalgamation Agreement includes the following terms and conditions:

(1)

The name of Amalco shall be “Radius Gold Inc.” or such other name as approved by the TSXV and the directors of Amalco;

(2)

The authorized capital of the Amalco shall consist of an unlimited number of common shares without par value.

(3)

Upon completion of the Amalgamation, each Radius Shareholder will receive one (1) Amalco Share for every one (1) Radius Share held; each PilaGold Shareholder will receive one (1) Amalco Share for every two and one-quarter (2.25) PilaGold Shares held;

(4)

The Amalgamating Companies acknowledge, by virtue of contractual provisions, that upon completion of the Amalgamation, the holders of the Radius Warrants and Radius Options will automatically be entitled to purchase Amalco Shares on the basis of one Amalco Share for every one (1) share for which the Radius Warrants and Radius Options were granted at an exercise price per Amalco Share equal to the exercise price per Radius Share and with the same term as specified in the Radius Warrants and Radius Options;

(5)

The Amalgamating Companies acknowledge, by virtue of contractual provisions, that upon completion of the Amalgamation, the holders of the PilaGold Warrants and PilaGold Options will automatically be entitled to purchase Amalco Shares on the basis of one Amalco Share for every two and one-quarter (2.25) shares for which the PilaGold Warrants and PilaGold Options were granted at an exercise price per Amalco Share equal to two and one-quarter (2.25) times the exercise price per PilaGold Share and with the same term as specified in the PilaGold Warrants and PilaGold Options;

(6)

The Form 13 – Amalgamation Application, the Articles of Amalco and the Amalco Stock Option Plan are as set out in Schedules “A”, “B”, and “C” of the Amalgamation Agreement (a copy of the Schedule “B” Articles is not included in this Joint Information Circular, but is available for review at the registered and records offices of Radius and PilaGold located at 830-355 Burrard Street, Vancouver, BC  V6C 2G8. Each of Radius and PilaGold will also provide a copy of the Articles to any shareholder who makes a written request therefor);

(1)

The first directors of Amalco will be Simon Ridgway, Mario Szotlender, Harmen J. Keyser, Craig Bow, David Farrell, Nicholas Glass and Bradford Cooke; and

(2)

The first officers of Amalco will be Simon Ridgway, President, Tim Osler, Secretary, Cheryl van der Schyf, Chief Financial Officer, Jock Slater, Vice President, Exploration and Ralph Rushton, Vice President, Corporate Development.

Conditions Precedent to the Amalgamation

Mutual Conditions

The completion of the Amalgamation is subject to certain conditions precedent which are for the mutual benefit of Radius and PilaGold which include, but are not limited to:

(1)

the Amalgamation Agreement shall have been approved by special resolutions passed at general meetings of the shareholders of each of Radius and PilaGold, called and held in accordance with the provisions of the BCBCA;

(2)

the Amalgamation shall have been approved by order of the Supreme Court of British Columbia;

(3)

the Supreme Court of British Columbia shall have granted an order that the Amalgamation is fair to each of the securityholders of the Amalgamating Companies;

(4)

the Form 13 (BCBCA) – Amalgamation Application and other documents as are required shall have been delivered to the Registrar of Companies for registration;

(5)

the listing of the shares of Amalco on the TSXV shall have been approved by the TSXV on or prior to the Closing Date; and

(6)

the Amalgamation shall have been effected on or before August 31, 2004 or such other date as may be mutually agreed to by the parties in writing.

Radius’s Conditions Precedent

The completion of the Amalgamation is subject to certain conditions precedent which are for the sole benefit of Radius, which include, but are not limited to:

(1)

As of the Closing Date, each of the acts and undertakings of PilaGold to be performed on or before the completion of Amalgamation pursuant to the Amalgamation Agreement shall have been duly performed and there has been no material breach of such terms by PilaGold;

(2)

As of the Closing Date, no change, fact or circumstance has occurred in the affairs, operations or business of PilaGold from and after the date of execution of the Amalgamation Agreement which in Radius’s reasonable opinion is materially adverse to Radius’s interest in proceeding with the Amalgamation;

(3)

As of the Closing Date, the representations and warranties of PilaGold contained in the Amalgamation Agreement are true in all material respects immediately prior to the completion of the Amalgamation;

(4)

As of the Closing Date, there has been no material breach of the terms of the Amalgamation Agreement by PilaGold;

(5)

Radius has not received notices of dissent from shareholders holding more than 3% of the issued shares of Radius; and

(6)

PilaGold has not received notices of dissent from shareholders holding more than 3% of the issued shares of PilaGold.

The Amalgamation Agreement also contains certain other conditions precedent solely for the benefit of Radius.  See SCHEDULE “A” to this Joint Information Circular – “Amalgamation Agreement”.

PilaGold’s Conditions Precedent

The completion of the Amalgamation is subject to certain conditions precedent which are for the sole benefit of PilaGold, which include, but are not limited to:

(1)

As of the Closing Date, each of the acts and undertakings of Radius to be performed on or before the completion of Amalgamation pursuant to the terms of the Amalgamation Agreement have been duly performed and there has been no material breach of such terms by Radius;

(2)

As of the Closing Date, no change, fact or circumstance has occurred in the affairs, operations or business of Radius, from and after the date of execution of the Amalgamation Agreement which, in PilaGold’s reasonable opinion, is materially adverse to PilaGold’s interest in proceeding with the Amalgamation;

(3)

As of the Closing Date, the representations and warranties of Radius contained in the Amalgamation Agreement are true in all material respects immediately prior to the Amalgamation; and

(4)

As of the Closing Date, there has been no material breach of the terms of the Amalgamation Agreement by Radius;

(5)

Radius has not received notices of dissent from shareholders holding more than 3% of the issued shares of Radius; and

(6)

PilaGold has not received notices of dissent from shareholders holding more than 3% of the issued shares of PilaGold.

The Amalgamation Agreement contains certain other conditions precedent which are for the sole benefit of PilaGold.  See SCHEDULE “A” to this Joint Information Circular – “Amalgamation Agreement”.

Radius Deliberations and Recommendations

The Radius board of directors has concluded that the Amalgamation is fair, from a financial point of view, to the Radius Shareholders and recommends that all Radius Shareholders vote to approve the Radius Amalgamation Resolution. In reaching this conclusion, the Radius board of directors considered, among other things, the following:

(1)

Information with respect to the financial condition, business and operations of each of Radius and PilaGold on both a historical and prospective basis;

(2)

The terms and conditions of the Amalgamation Agreement; and

(3)

The management experience in the resource exploration and development industry of the proposed management of Amalco, both from an operational and a public company point of view.

PilaGold Deliberations and Recommendations

The PilaGold board of directors has concluded that the Amalgamation is fair, from a financial point of view, to the PilaGold Shareholders and recommends that all PilaGold Shareholders vote to approve the PilaGold Amalgamation Resolution. In reaching this conclusion, the PilaGold board of directors considered, among other things, the following:

(1)

Information with respect to the financial condition, business and operations of each of PilaGold and Radius on both a historical and prospective basis;

(2)

The terms and conditions of the Amalgamation Agreement; and

(3)

The business and management experience of Radius’s nominees to the board of directors of Amalco, both from an operational and a public company point of view and from the point of view of the benefit of the additional independent directors of Radius.

Post-Amalgamation Matters

Amalco Board

The board of directors of Amalco will be comprised of Simon Ridgway, Mario Szotlender, Harmen J. Keyser, Craig Bow, David Farrell, Nicholas Glass and Bradford Cooke. See also “Part V – Information Concerning Amalco - Directors, Officers and Management”.

In the following table and notes thereto are the names of each person who will be a director, the municipality in which he or she is ordinarily resident, all offices of Radius or PilaGold now held by him or her, his or her principal occupation, the period of time for which he or she has been a director of Radius or PilaGold, and the number of Radius or PilaGold Shares beneficially owned by him or her, directly or indirectly, or over which he or she exercises control or direction, as at the date hereof.

Name, Position and Municipality of Residence (1)	Principal Occupation and, If Not at Present an Elected Director, Occupation During the Past 5 Years(1)	Previous Service as a Director	Number of Radius Shares(2)	Number of PilaGold Shares(2)
Simon Ridgway(3) Director & President of each of Radius and PilaGold Vancouver, BC	President of each of Radius and PilaGold	Radius: September 30, 1997 to present. PilaGold: August 27, 1996 to present	1,481,100(4)	1,370,633(4)
Mario Szotlender Director of each of Radius and PilaGold Caracas, Venezuela	President of Mena Resources Inc.	Radius: December 13, 1999 to present PilaGold: May 10, 1996 to present	1,309,300	999,378
Harmen J. Keyser Director of each of Radius and PilaGold Gibsons, BC	Independent Geologist and President of North American Gold Inc.	Radius: September 9, 1997 to present	134,000	5,816
Craig Bow Director of Radius Golden, Colorado	Area Manager, North America, Gold Fields Exploration Inc.	July 17, 2001 to present	Nil(5)	Nil
David Farrell(3) Director of Radius Vancouver, BC	Vice President, Endeavour Financial Limited (private investment banking firm)	June 15, 2001 to present	Nil	Nil
Nicholas Glass Director of Radius Vancouver, BC	Mediation and Arbitration Lawyer, self employed	January 14, 2003 to present	Nil	Nil
Bradford Cooke(3) Director of PilaGold North Vancouver, BC	President and CEO of Canarc Resource Corp.	April 22, 2003 to present	Nil	Nil

(1)

The information as to municipality of residence and principal occupation, not being within the knowledge of the Companies, has been individually furnished by the respective nominees.

(2)

Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at April 2, 2004, based upon information furnished to the Companies by individual directors and officers. Unless otherwise indicated, such shares are held directly.

(3)

Denotes proposed member of Audit Committee.

(4)

906,200 of the Radius Shares are held in the name of Mill Street Services Ltd., a private company owned by The Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

(5)

Craig Bow is Exploration Manager, North America with Gold Fields Exploration Inc. whose parent company, Gold Fields Limited indirectly holds 5,109,524 shares of Radius.

(6)

871,150 of the PilaGold Shares are held in the name of Mill Street Services Ltd. and 28,453 of the PilaGold Shares are held in the name of Elvietri Holdings A.V.V., a private company wholly owned by Mr. Ridgway.

See also, “Part I – General Proxy Information – Interest of Certain Persons in Matters to be Acted Upon” and “Part V – Information Concerning Amalco – Directors, Officers and Management”.

Audit Committee

The proposed members of the audit committee of Amalco are Bradford Cooke, David Farrell and Simon Ridgway.

Radius Share Certificates

Following the Effective Date, Amalco with cause Pacific Corporate to deliver to the Radius Shareholders a Radius Letter of Transmittal, which, when duly completed and returned by Radius Shareholders together with share certificates for Radius Shares, will enable each Radius Shareholder to receive share certificates representing the appropriate number of Amalco Shares for each Radius Share to which such holder is entitled upon completion of the Amalgamation.

Upon receipt of the Radius Letter of Transmittal, Radius Shareholders are encouraged to deliver the duly completed Radius Letter of Transmittal, together with the relevant share certificates to Pacific Corporate (who will be appointed the registrar and transfer agent for Amalco) as soon as possible. If a Radius Letter of Transmittal, together with the relevant share certificates, is delivered to Pacific Corporate, then the Amalco Share certificate issuable to a former holder of Radius Shares will, as soon as practicable, be:

(a)

Forwarded to the holder at the address specified in the Radius Letter of Transmittal by first class mail; or

(b)

Made available at the offices of Pacific Corporate for pick-up by the holder, if requested by the holder in the Radius Letter of Transmittal.

Any use of the mail to transmit certificates for Radius Shares and the Radius Letter of Transmittal is at the risk of the Radius Shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

If the Amalgamation proceeds, Radius Shares will cease to be publicly traded.  After completion of the Amalgamation, Radius share certificates will only represent an entitlement to receive certificates evidencing Amalco Shares issued pursuant to the Amalgamation upon surrender of the relevant certificates and a duly completed Radius Letter of Transmittal to Pacific Corporate.

Where certificates for Radius Shares have been destroyed, lost or mislaid, the registered holder should immediately contact Pacific Corporate (the current Radius registrar and transfer agent) regarding the issuance of replacement certificates upon the holder satisfying such requirements as may be imposed by Radius in connection with the issuance of replacement certificates.

PilaGold Share Certificates

Following the Effective Date, Amalco with cause Pacific Corporate to deliver to the PilaGold Shareholders a PilaGold Letter of Transmittal, which, when duly completed and returned by PilaGold Shareholders together with share certificates for PilaGold Shares, will enable each PilaGold Shareholder to receive share certificates representing the appropriate number of Amalco Shares for each PilaGold Share to which such holder is entitled upon completion of the Amalgamation.

Upon receipt of the PilaGold Letter of Transmittal, PilaGold Shareholders are encouraged to deliver the duly completed PilaGold Letter of Transmittal, together with the relevant share certificates to Pacific Corporate (who will be appointed the registrar and transfer agent for Amalco) as soon as possible. If a PilaGold Letter of Transmittal, together with the relevant share certificates, is delivered to Pacific Corporate, then the Amalco Share certificate issuable to a former holder of PilaGold Shares will, as soon as practicable, be:

(a)

Forwarded to the holder at the address specified in the PilaGold Letter of Transmittal by first class mail; or

(b)

Made available at the offices of Pacific Corporate for pick-up by the holder, if requested by the holder in the PilaGold Letter of Transmittal.

Any use of the mail to transmit certificates for PilaGold Shares and the PilaGold Letter of Transmittal is at the risk of the PilaGold Shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

After completion of the Amalgamation, PilaGold share certificates will only represent an entitlement to receive certificates evidencing Amalco Shares issued pursuant to the Amalgamation upon surrender of the relevant certificates and a duly completed PilaGold Letter of Transmittal to Pacific Corporate.

Where certificates for PilaGold Shares have been destroyed, lost or mislaid, the registered holder should immediately contact Pacific Corporate regarding the issuance of a replacement certificates upon the holder satisfying such requirements as may be imposed by PilaGold in connection with the issuance of replacement certificates.

Fractional Shares

No fractional Amalco Shares will be issued in exchange for Radius Shares or PilaGold Shares. No cash will be paid in lieu of fractional shares. Any fractions resulting in the exchange of Radius Shares for Amalco Shares or PilaGold Shares for Amalco Shares will be rounded to the nearest whole number with fractions of one half or greater being rounded to the next higher whole number and fractions of less than one half being rounded to the next lower whole number.

Stock Exchange Listing

Radius and PilaGold have applied to the TSXV for the conditional listing approval of the Amalco Shares to be issued in connection with the Amalgamation, and it is expected that the Amalco Shares will trade on the TSXV, subject to the fulfillment of the requirements of the TSXV.

Resale of Securities

The Amalco Shares to be issued in exchange for Radius Shares and PilaGold Shares upon completion of the Amalgamation will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian and United States securities laws and will generally be “freely tradeable”, other than as a result of any “control block” restrictions which may arise by virtue of the ownership thereof by affiliates of Amalco after the Amalgamation or affiliates of Radius or PilaGold before the Amalgamation and other than as a result of any escrow requirements imposed pursuant to applicable securities laws and/or the TSXV.  See “Part II – The Amalgamation – Securities Laws Considerations”.

Reasons for the Amalgamation

The Amalgamating Companies believe that the Amalgamation is in the best interests of the Amalgamating Companies for numerous reasons, including the fact that Amalco will be a mineral exploration company with a large market capitalization, a larger group of properties, a strong balance sheet and experienced directors. The resulting company should have broader appeal to the investment community and should be able to achieve cost savings by combining operations.  The business of Amalco following the Amalgamation will continue to be mineral exploration as further described in this Joint Information Circular. Radius Shareholders and PilaGold Shareholders who continue as Amalco Shareholders will have an opportunity to continue to participate in exploration endeavours on properties in which Radius currently has interests as well as properties in which PilaGold has interests.

In determining the number of Amalco Shares to be issued in exchange for the Radius Shares, the boards of directors of the respective Amalgamating Companies retained the Financial Advisors to provide fairness opinions in respect of the Amalgamation based upon a consideration of relevant factors including the market value, financial and other assets, liabilities, contingent liabilities and risks as applicable to each of the Amalgamating Companies. Fairness opinions have been prepared for, and reviewed by, the respective boards of each Amalgamating Company.

The boards of directors of each of the Amalgamating Companies also considered the information and advantages and disadvantages of the Amalgamation Agreement and the transactions contemplated thereunder discussed below under "Part II - The Amalgamation - Recommendations of the Board of Directors". See also "Part II - The Amalgamation – Fairness Opinions" and the financial statements attached to this Joint Information Circular. The directors and officers of each of the Amalgamating Companies have each indicated that they, subject to the conditions of closing, intend to vote their respective shareholdings in favour of the Amalgamation.

Recommendations of the Board of Directors

The respective boards of directors of the Amalgamating Companies have reviewed the terms and conditions of the Amalgamation Agreement and the transactions contemplated thereunder and have received the Fairness Opinions provided by their respective Financial Advisors, and each has separately concluded that such transactions are fair and reasonable to its shareholders, and in the best interests of each respective Amalgamating Company and each recommends that its respective shareholders vote in favour of their respective Amalgamation Resolution and any other related resolutions proposed by the respective boards of directors as set out in the respective Notices of Meeting.

In arriving at their conclusions the board of directors of Radius considered, among other matters:

(a)

information with respect to the financial condition, business and operations, on both an historical and prospective basis, of both Amalgamating Companies including information in respect of the Amalgamating Companies on a pro forma consolidated basis;

(b)

information provided by PilaGold with respect to its properties;

(c)

historical information regarding the prices of the Radius Shares and the PilaGold Shares;

(d)

that Radius Shareholders will own approximately 79.7% of the outstanding Amalco Shares on completion of the Amalgamation and PilaGold Shareholders will own approximately 20.3% of the outstanding Amalco Shares on completion of the Amalgamation (assuming that none of the outstanding Radius Convertible Securities and none of the outstanding PilaGold outstanding Convertible Securities are exercised prior to the Effective Date);

(e)

that the Radius Shareholders must approve the Radius Amalgamation Resolution;

(f)

the procedures by which the Amalgamation is to be approved;

(g)

the requirement for approval of the Amalgamation by the Court and for a declaratory judgment of the Court after a hearing at which fairness will be considered;

(h)

the availability of rights of dissent to Radius Shareholders with respect to the Amalgamation;

(i)

the management groups and technical teams of the Amalgamating Companies; and

(j)

the Radius Fairness Opinion.

In arriving at its conclusion, the board of directors of PilaGold considered, among other matters:

(a)

information with respect to the financial condition, business and operations, on both an historical and prospective basis, of both Amalgamating Companies including information in respect of the Amalgamating Companies on a pro forma consolidated basis;

(b)

information provided by Radius with respect to its properties;

(c)

historical information regarding the prices of the PilaGold Shares and the Radius Shares;

(d)

that Radius Shareholders will own approximately 79.7% of the outstanding Amalco Shares on completion of the Amalgamation and PilaGold Shareholders will own approximately 20.3% of the outstanding Amalco Shares on completion of the Amalgamation (assuming that none of the outstanding Radius Convertible Securities and none of the outstanding PilaGold outstanding Convertible Securities are exercised prior to the Effective Date);

(e)

that the PilaGold Shareholders must approve the PilaGold Amalgamation Resolution;

(f)

the procedures by which the Amalgamation is to be approved;

(g)

the requirement for approval of the Amalgamation by the Court and for a declaratory judgment of the Court after a hearing at which fairness will be considered;

(h)

the availability of rights of dissent to PilaGold Shareholders with respect to the Amalgamation;

(i)

the management groups and technical teams of the Amalgamating Companies; and

(j)

the PilaGold Fairness Opinion.

The board of directors of each of Radius and PilaGold consider the following factors make the Amalgamation Agreement and the transactions contemplated thereunder advantageous to Radius and PilaGold Shareholders:

(a)

after the Amalgamation, Amalco will hold a large and diverse portfolio of Guatemala and Nicaragua properties;

(b)

after the Amalgamation Amalco will have a greater combined asset base and capitalization;

(c)

Amalco is expected to have lower administrative, accounting and legal costs;

(d)

Amalco is expected to have enhanced share liquidity through expected higher trading volume;

(e)

other synergies resulting from the amalgamation of the Amalgamating Companies.

The Boards of Directors of each of the Amalgamating Companies also considered the risks associated with the Amalgamation.  See "Part II – The Amalgamation - Amalgamation Risk Factors". In addition, there may be adverse tax consequences to certain holders of securities of Radius. See "Part II - The Amalgamation – Canadian Federal Income Tax Considerations" and see “Part II – The Amalgamation – United States Federal Income Tax Considerations”.

The board of directors of each of PilaGold and Radius recommends that their respective Shareholders vote in favour of the Radius Amalgamation Resolution or the PilaGold Amalgamation Resolution, as applicable. Each of the directors of Radius has indicated his intention to vote his Radius Shares in favour of the Radius Amalgamation Resolution. Each of the directors of PilaGold has indicated his or her intention to vote his or her PilaGold Shares in favour of the PilaGold Amalgamation Resolution.

Amalgamation Risk Factors

The Amalgamation is subject to a number of risk factors, each of which should be considered by Radius Shareholders and PilaGold Shareholders. Also, the Radius Shareholders and the PilaGold Shareholders voting in favour of the Amalgamation will be choosing to combine the businesses of Radius and PilaGold. This combination involves risks. This section describes some, but not all, of the risks associated with the Amalgamation and continued operation of the companies on a combined basis. The order in which these risks are listed does not necessarily indicate the relative importance. Before voting in favour of the Amalgamation, Radius Shareholders and PilaGold Shareholders should carefully consider these risks, in addition to the other information contained in this Joint Information Circular.

Amalco, after giving effect to the Amalgamation, should be considered as highly speculative investment and the transactions contemplated herein should be considered of a high risk nature. Shareholders should carefully consider all of the information disclosed in this Joint Information Circular prior to voting on the matters being put before them under this Joint Information Circular.

Exchange Ratio Risks

The relative stock prices of Radius and PilaGold at the Effective Date will likely vary from the prices as at the date of execution of the oral agreement between the parties, the date of the Amalgamation Agreement, the date of this Joint Information Circular and the date of the Meetings. The Exchange Ratios were fixed as of March 2, 2004, and accordingly, any increase or decrease in the relative market values of the shares of Radius and PilaGold will correspondingly increase or decrease the relative value of the consideration to be received by a Radius Shareholder or a PilaGold Shareholder upon the exchange of securities pursuant to the Amalgamation.

Dilution of Interests

The completion of the Amalgamation will dilute the interests of the PilaGold and Radius Shareholders in the properties in which PilaGold and Radius do not share common interests and dilute their voting rights at shareholders' meetings of Amalco post-Amalgamation.

Financial Burden of Exercise of Dissent Rights

In the event that any Radius Shareholders or any PilaGold Shareholders exercise their right to dissent and the Amalgamation proceeds, Amalco will bear the financial burden of the purchase of the shares of the Amalgamating Companies held by such dissenting shareholders.  It is not known if any Shareholders will dissent and, if any do so dissent, the number of shares in the Amalgamating Companies held by them.  Therefore, the amount of the financial burden of the purchase of their shares is not known at this time. Each of the Amalgamating Companies has as a condition of its obligation to proceed with the Amalgamation Agreement, that neither of the Amalgamating Companies has received notices of dissent in respect of more than 3% of the outstanding Radius Shares or the PilaGold Shares.  These conditions are subject to possible waiver by the Amalgamating Companies and, therefore, the maximum amount of PilaGold Shares or Radius Shares which may be required to be purchased from dissenters is unknown.

No Assurance of Completion of Amalgamation as Proposed

There is no assurance that the Amalgamation can be completed as proposed or without Radius Shareholders or PilaGold Shareholders exercising their Dissent Rights in respect of a substantial number of shares.

No Guarantee of Success of Business of Amalco

There is no assurance that the business of Amalco, after completing the Amalgamation, will be successful.

Possible Adverse Tax Consequences

The transactions may give rise to significant adverse tax consequences to shareholders and each shareholder is urged to consult his or her own tax advisor. See "Part II – The Amalgamation - Canadian Federal Income Tax Considerations" and also “Part II – The Amalgamation - United States Income Tax Considerations”.

Resale Restrictions

While the Amalgamating Companies believe that the Amalco Shares to be issued in order to effect the Amalgamation will generally not be subject to any resale restrictions (other than securities held by control persons, affiliates of Amalco after the Amalgamation or affiliates of Radius or PilaGold prior to the Amalgamation), there is no assurance that this is the case and each Shareholder is urged to obtain appropriate legal advice regarding applicable securities legislation.  Holders of Amalco Warrant Shares in the United States will be subject to resale restrictions.

Existing and Combined Risks

Each of Radius and PilaGold is subject to existing risks and an investment in either of Radius or PilaGold is highly speculative.  If the Amalgamation is completed, then the risks associated with an investment in either of Radius or PilaGold becomes a risk associated with an investment in Amalco's business post Amalgamation.

No Guarantee of Success of Business of Radius or PilaGold

There is no assurance that the business of Radius or PilaGold, in the absence of the Amalgamation, will be successful.

Foreign Countries and Regulatory Requirements

The mineral projects in which each of Radius and PilaGold has an interest are located in Nicaragua and Guatemala and some of the mineral projects of PilaGold are located in the Dominican Republic. Mineral exploration and mining activities in Nicaraguan, Guatemala and the Dominican Republic may be affected in varying degrees by political instability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of Amalco and may adversely affect its business. Future operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriations of property, environmental legislation and mine safety.

Exploration and Mining Risks

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. At present, there are no known bodies of commercial ore on any of the Amalgamating Companies' properties and the proposed exploration programs are an exploratory search for ore. Unusual or unexpected formation, formation pressures, fires, power outages, labour disruptions, flooding, explorations, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the conduct of exploration programs. Although the management of each of Radius and PilaGold has experience in the exploration and development of mineral properties, it has relied on and may continue to rely upon consultants and others for exploration and operating expertise. The economics of developing mineral properties is affected by many factors including the cost of operations, variation of the grade of minerals mined and fluctuations in the price of any minerals produced.

Financing Risks

Neither of Radius nor PilaGold has yet established work programs for its properties and upon completion of the Amalgamation, Amalco may not have enough financial resources to complete the work programs on all of its properties.  There is no assurance that sufficient funding will be available to it for all of such work programs or for the further properties that Amalco may acquire. There can be no assurance that Amalco will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.

Uninsurable Risks

Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. Each of the Amalgamating Companies and, upon the completion of the Amalgamation, Amalco, may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material, adverse effect on Amalco's financial position.

Titles to Property

While Radius and PilaGold have obtained the usual industry standard title reports with respect to their properties which confirms ownership and that there are no registered encumbrances against the properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects or native land claims.

Permits and Licenses

The operations of each of Radius and PilaGold and Amalco, upon the Amalgamation, may require licenses and permits from various governmental authorities. There can be no assurance that either or Radius or PilaGold or Amalco, upon the Amalgamation, will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects.

Mineral Prices

Even if Amalco's exploration programs are successful, factors beyond the control of Amalco may affect the marketability of any minerals discovered. Metal prices have historically fluctuated widely and are affected by numerous factors beyond Amalco's control, including international, economic and political trends, expectations for inflation, currency exchange fluctuations, interest rates, global or regional consumption patterns, speculative activities and worldwide production levels. The effect of these factors cannot accurately be predicted.

Competition

The mining industry is intensely competitive in all its phases. Amalco will compete with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral interests as well as for the recruitment and retention of qualified employees.

Shareholder Approval of the Amalgamation

The Radius Shareholders at the Radius Meeting and the PilaGold Shareholders at the PilaGold Meeting will be asked to consider and, if thought advisable, adopt the Amalgamation Resolutions. The Radius Amalgamation Resolution must be approved by a Special Resolution (being not less than three-quarters of the votes cast by the Radius Shareholders present, in person or by proxy at the meeting) and the PilaGold Amalgamation Resolution must be approved by Special Resolution (being not less than three-quarters of the votes cast by the PilaGold Shareholders present, in person or by proxy at the meeting)

Court Approval of the Amalgamation

Under the BCBCA, each of Radius and PilaGold is required to obtain the approval of the Court to Amalgamation.  In addition, the Court will be asked for a declaratory judgment that the exchange of securities contemplated by and in connection with the Amalgamation Agreement, including the exchange of shares and the exchange, pursuant to contractual provisions, of stock options and warrants, is fair to each of the holders of shares, stock options and warrants of the Petitioners.  The form of Notice of Hearing for the legal proceedings is attached to this Joint Information Circular as Schedule “H”.  This Notice of Hearing will be filed with the British Columbia Supreme Court following the Meetings and will not be served upon anyone.  This Joint Information Circular is your only notice of the Court hearing.

Subject to the approval of the Amalgamation Agreement by the Radius Shareholders and the PilaGold Shareholders, the hearing in respect of the approval of the Amalgamation and the declaration of fairness is scheduled to take place on  Monday, June 14, 2004 at 9:45 a.m. (Vancouver time) at the Law Courts at 800 Smithe Street, Vancouver, British Columbia. Any Radius Securityholder or PilaGold Securityholder who wishes to appear or be represented and to present evidence or arguments at that hearing may do so.  Such persons should consult with their legal advisors as to the necessary requirements.

With regard to the approval of the Amalgamation, the authority of the Court is very broad under the BCBCA.  The Amalgamating Companies have been advised by counsel that the Court will consider, among other things, the rights and interests of each person affect by the Amalgamation.  The Court may approve the Amalgamation presented or substantially on those terms or, alternatively, may dismiss the application. The Court's approval is required for the Amalgamation to become effective.

With regard to the declaration of fairness, the Court will be asked to consider the fairness and reasonableness of the terms and conditions of the Amalgamation to the Radius Securityholders and the Pilagold Securityholders.  The Court will be informed prior to the hearing that, if such declaratory judgment is granted, this will constitute the basis for an exemption from the registration requirements of the U.S. Securities Act with respect to, among other things, the Amalco Securities to be distributed pursuant to the Amalgamation as described below under "Securities Laws Considerations - U.S. Securities Laws". In addition, it is a condition of the Amalgamation that the Court will have determined, prior to approving the Amalgamation, that the terms and conditions of the exchanges of securities contemplated by the Amalgamation are fair to those Radius Securityholders to whom securities will be issued upon completion of the Amalgamation and fair to those PilaGold Securityholders to whom securities will be issued upon completion of the Amalgamation.

Regulatory Approvals

If the Amalgamation Resolutions are approved by the requisite majority of Shareholders of each of the Amalgamating Companies, final regulatory approval of the Court and the Registrar of Companies must be obtained for all the transactions contemplated by the Amalgamation before the Amalgamation may proceed.

The PilaGold Shares and the Radius Shares are currently listed for trading on the TSXV. Radius and PilaGold are reporting issuers in the Provinces of British Columbia and Alberta.  Radius is a reporting issuer in the United States under the U.S. Exchange Act.  Each of PilaGold and Radius must obtain the approval of the TSXV for the Amalgamation.  Each of Radius and PilaGold has received condtional approval of the Amalgamation, such conditions being the approval of the Radius Shareholders and the PilaGold Shareholders and the approval of the British Columbia Supreme Court.  Final approval of the TSXV will be granted only upon those two conditions being met and the filing with the Exchange of all required final documentation.

Fairness Opinions

General

As noted above, the Board of Directors of each of the Amalgamating Companies retained a financial advisor to provide a fairness opinion on the Amalgamation Agreement and the transactions contemplated thereunder to determine the fairness of the terms of the Amalgamation Agreement and the transactions contemplated thereunder from a financial point of view to their respective Shareholders.

The Financial Advisors have provided their advice and opinion to the boards of directors of the Amalgamating Companies. The following opinions (collectively the "Opinions") have been prepared:

(a)

"A Fairness Opinion Regarding the Proposed Amalgamation of Radius Explorations Ltd. and PilaGold Inc.” dated March 23, 2004 (the "Radius Fairness Opinion") prepared by Ross Glanville & Associates Ltd. & Associates Ltd.; and

(b)

an opinion letter  with the reference “In the matter of A Fairness Opinion Regarding the Proposed Amalgamation of Radius Explorations Ltd. (“Radius”) and PilaGold Inc. (“PilaGold”) dated as of March 24, 2004 (the "PilaGold Fairness Opinion") prepared by B.J. Price Geological Consultants Inc..

The Amalgamating Companies have each agreed to pay their respective Financial Advisors a fee for providing their Opinions. The fees payable to the Financial Advisors do not depend on the conclusions reached in the Opinions or on the Amalgamation Agreement and the transactions contemplated thereunder completing.

The Financial Advisors are not insiders, associates or affiliates of the Amalgamating Companies. The Financial Advisors have not acted as advisors to the Amalgamating Companies or their respective affiliates in connection with the Amalgamation and have not prepared previous evaluations of either of the Amalgamating Companies.

Summaries of the Opinions are provided below. The summaries are qualified in their entirety by the full text of the Opinions. The analyses conducted by the Financial Advisors, as described in the Opinions, must be considered as a whole. To focus on specific portions of each analysis and of the factors considered, without considering all analyses and factors, could create an incomplete and misleading view of the processes underlying the Opinions. Shareholders of the Amalgamating Companies are urged to read the Fairness Opinions for Amalgamating Companies in which they hold shares. The Radius Fairness Opinion is attached hereto as Schedule “I” and the PilaGold Fairness Opinion is attached hereto as Schedule “J”.

Radius Fairness Opinion

The Radius Fairness Opinion was prepared by Ross Glanville & Associates Ltd. The following is a summary of the Radius Fairness Opinion which, as noted above, is qualified in its entirety by the full text of the Radius Fairness Opinion a copy of which is attached hereto as Schedule “I”). All references to dollars in the Radius Fairness Opinion are in Canadian dollars unless otherwise indicated.

Scope of Review

In order to prepare the Radius Fairness Opinion, Ross Glanville & Associates Ltd. carried out the following, among other things:

(a)

reviewed and analyzed geological, technical, and financial reports on the mineral properties, including the following:

i.

Technical Report, Tambor Gold Project, Republic of Guatemala, prepared by Chlumsky, Armbrust and Meyer, LLC, and dated January 7, 2004;

ii.

Technical Report on the Central America Projects (Marimba and Holly/Banderas Joint Ventures in Guatemala, and the Kuikuinita and Mena Options in Nicaragua) by Gregory Smith, B.Sc., P.Geo., and dated October 20, 2003;

iii.

Technical Report on the Nicaraguan Properties (Las Brisas, Paraska, Juigalpa, and others) by Gregory Smith, B.Sc., P.Geo., and dated December 8, 2003;

(a)

reviewed option/joint venture agreements;

(b)

read and analyzed the quarterly financial statements of PilaGold and Radius for the quarters ending December 31, 2003, and September 30, 2003;

(c)

read the Radius annual report for the year ended December 31, 2002;

(d)

read the PilaGold annual report for the year ended March 31, 2003;

(e)

met with directors, officers, and geologists of Radius and PilaGold;

(f)

read a number of  marketing reports related to the supply/demand balance and price outlook for gold;

(g)

read prior valuations that he completed on a number of projects that are at the same exploration stage as specific individual projects of Radius and PilaGold;

(h)

read news releases of Radius and PilaGold for the past year;

(i)

reviewed a large number of transactions related to the purchase/sale of gold exploration and development projects;

(j)

reviewed joint venture and option terms on similar or comparable mineral projects;

(k)

obtained expenditures on Radius and PilaGold properties;

(l)

determined market capitalizations of listed companies with similar or comparable portfolios of mineral exploration properties;

(m)

had conversations with legal counsel for Radius;

(n)

had discussions with the auditors of Radius and PilaGold;

(o)

obtained current working capital positions of each of PilaGold and Radius;

(p)

reviewed the share trading histories (price and volume) of Radius and PilaGold;

(q)

reviewed proposed exploration budgets for 2004;

(r)

read the Annual Information Form of Radius, dated September 26, 2003;

(s)

read the Annual Information Form of PilaGold, dated October 20, 2003;

(t)

reviewed the SEDAR filings of each of Radius and PilaGold;

(u)

determined relative values per share;

(v)

reviewed the websites of each of Radius and PilaGold;

(w)

obtained the available income tax pools of each of the companies; and

(x)

carried out such other reviews, calculations, analysis, research and investigations deemed appropriate

Definition of Fairness

For purposes of the Radius Fairness Opinion, the proposed transaction would be fair to the shareholders of Radius (from a financial point of view) if the financial value of the rights and interests attributable to Radius Shareholders after the proposed transaction is completed is not less than the financial value of their interests as shareholders prior to the proposed transaction. In other words, the proposed transaction should not result in a decrease in the financial value to the Radius Shareholders.

Fairness Considerations

Ross Glanville & Associates Ltd. considered many factors in determining the fairness of the proposed transaction to the Radius Shareholders. Although Ross Glanville & Associates Ltd.  considered, evaluated, analyzed, and reviewed many factors, the following were considered the most important:

(a)

the exchange ratio suggested by the closing share prices of each of PilaGold and Radius just prior to the announcement of the proposed business combination (2.20 shares of Radius for each share of PilaGold);

(b)

the recent volumes and trading ranges of the shares of the Amalgamating Companies;

(c)

the ownership interests of Radius in various properties compared to the ownership interests of PilaGold in various properties, including the type of ownership and the area of lands;

(d)

Radius has spent significantly more on exploration in Central America than has PilaGold;

(e)

the advantages of consolidation of the landholdings of Radius and PilaGold in Guatemala and Nicaragua;

(f)

the ownership dilution implications of the transaction;

(g)

the number and exercise prices of the options and warrants of each of the companies;

(h)

the technical and financial expertise of the proposed management and board of directors of the combined company;

(i)

the size and financial strength of the combined company;

(j)

the elimination of the overhead (including legal, accounting, office expenses, and administrative and management fees) required for managing two separate companies;

(k)

the elimination of the duplication of stock exchange filings;

(l)

the removal of some of the potential conflicts of interest related to officers and/or directors of Radius and PilaGold;

(m)

the expected increased liquidity for the shareholders of Radius and PilaGold;

(n)

the recent volumes and trading ranges of the companies’ shares; and

(o)

the equity interest in Radius held by Gold Fields.

Results of Analysis

The closing share prices of Radius and PilaGold on February 27, 2004, being the last trading day immediately prior to the announcement of the proposed business combination on March 3, 2004, were $1.49 and 0.68 per share respectively, indicating a share exchange ratio of about 2.2 shares of PilaGold and 1.0 share of Radius for each one share of Amalco.

Conclusions as to Fairness

Based on the foregoing considerations, as well as others set out in the Radius Fairness Opinion, it is Ross Glanville & Associates Ltd.'s opinion that the proposed transaction is fair, from a financial point of view, to the shareholders of Radius.

PilaGold Fairness Opinion

The following is summarized from the PilaGold Fairness Opinion which is qualified in its entirety by the full text of the PilaGold Fairness Opinion, a copy of which is attached hereto as Schedule “J”.

Scope of Review

In preparing the PilaGold Fairness Opinion, B.J. Price Geological Consultants Inc. reviewed and, where considered appropriate, relied upon the following, among other information:

(a)

The Radius Fairness Opinion;

(b)

Materials on the corporate structure, directorships and management of each of the Amalgamating Companies;

(c)

Reviewed the share trading in the past year of both Amalgamating Companies;

(d)

Read summaries of the exploration properties held in central America by each Amalgamating Company; and

(e)

Reviewed and compared the financial statements of each Amalgamating Company

Definition of Fairness

For purposes of the PilaGold Fairness Opinion, the proposed transaction would be fair to the shareholders of PilaGold (from a financial point of view) if the financial value of the rights and interests attributable to PilaGold Shareholders after the proposed transaction is completed is not less than the financial value of their interests as shareholders prior to the proposed transaction. In other words, the proposed transaction should not result in a decrease in the financial value to the PilaGold Shareholders.

Fairness Considerations

B.J. Price Geological Consultants Inc. considered many factors in determining the fairness of the proposed transaction to the PilaGold Shareholders. Although B.J. Price Geological Consultants Inc. considered, evaluated, analyzed, and reviewed many factors, the following were considered the most important:

(a)

The advantages of consolidation of the land holdings of Radius and PilaGold in Guatemala and Nicaragua. PilaGold shareholders gain exposure to other properties held solely by Radius and benefits from not having to complete the option payments to Radius. Radius shareholders may gain in exposure to the property in the Dominican Republic and in the optioned properties held in Nicaragua by PilaGold.

(b)

The implications of ownership dilution in the transaction. Both companies may be affected by share dilution.

(c)

The number and exercise prices of the options and warrants of each of the companies.

(d)

The technical and financial expertise of the proposed management and board of directors of the combined company. Since the management of the companies is substantially shared already, structures will remain essentially the same, providing continuity.

(e)

The size and financial strength of the combined company. Shareholders of PilaGold gain in having access to a stronger treasury.

(f)

Elimination of some of the overhead, including legal, accounting, office expenses, and administrative and management fees required for managing two separate companies.

(g)

The cost savings may be of substantial benefit to both shareholder groups.

(h)

Elimination of the duplication of stock exchange filings and regulatory fees.

(i)

Removal of some of the potential conflicts of interest related to officers and/or directors of Radius and PilaGold.

(j)

The expected increased liquidity for the shareholders of Radius and PilaGold Recent volumes and trading ranges of the companies' shares. While the share price of Radius has remained relatively stable for three months, the share price of PilaGold has fallen from about $1.08 to $0.55.

(k)

The equity interest in Radius held by Gold Fields would provide a benefit to shareholders of PilaGold in the new company. Similarly, the PilaGold shareholders gain equity in an indicated and inferred gold resource at Tambor and in the new gold property El Pavon.

Conclusion as to Fairness

Based on the information, observations, assumptions and limitations and analyses and other relevant factors discussed in the PilaGold Fairness Opinion, it is B.J. Price Geological Consultants Inc.'s opinion that the proposed terms of the Amalgamation are fair and reasonable, from a financial point of view, to the shareholders of PilaGold.

Termination

The Amalgamation Agreement may be terminated at any time prior to the Effective Date, in the circumstances specified in the Amalgamation Agreement, including: (a) by unanimous agreement; (b) automatically if the Court Order has not been obtained prior to the Termination Date, unless extended by agreement by the parties; (c) by one of the parties in the event of a material adverse change in the other Amalgamating Company, (d) if notices of dissent in respect of more than 3% of the outstanding Radius Shares or the PilaGold Shares are received and such condition is not waived by the Amalgamating Companies; (e) if the conditions precedent under the Amalgamation Agreement (see below) are not met or waived by the Termination Date; (f) by either of the parties if the requisite Shareholder approvals of the Amalgamation is not received at its respective Meeting.

Canadian Federal Income Tax Considerations

Thorsteinssons, Tax Lawyers, Canadian tax counsel to Radius and PilaGold, have advised that the following general summary fairly describes the principal Canadian federal income tax consequences of the Amalgamation and the exercise of Dissent Rights to Radius Securityholders and PilaGold Securityholders to whom shares, options or warrants of the Amalgamating Companies constitute capital property for the purposes of the Canadian Income Tax Act (the “ITA”).

This summary is based upon the current provisions of the ITA, the regulations thereunder in force on the date hereof (the “Regulations”), counsel’s understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency and all specific proposals to amend the ITA and Regulations (the “Tax Proposals”) announced by the Minister of Finance (Canada) prior to the date hereof. If any of the proposed changes to the ITA or Regulations are not adopted as contemplated, the tax consequences may not be as described below in all cases. This description is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial or foreign tax considerations which may differ significantly from those discussed herein.

This summary is of a general nature only and it is not intended to be, nor should it be construed to be, legal or tax advice to any shareholder, option holder or warrant holder of an Amalgamating Company.  Accordingly, shareholders, option holders or warrant holders of an Amalgamating Company should consult their own tax advisors for advice with respect to the Canadian income tax consequences to them of the Amalgamation and the exercise of Dissent Rights.

Nature of the Securities of Radius and PilaGold Held by Securitiesholders

The shares, options and warrants of an Amalgamating Company will generally constitute “capital property” to a holder thereof, unless the shareholder option holder or warrant holder is a trader or dealer in securities or is engaged in an adventure in the nature of trade with respect to such shares, options or warrants.  Certain shareholders resident in Canada whose shares of an Amalgamating Company might not otherwise qualify as “capital property” may be entitled to obtain such qualification by making the irrevocable election permitted by subsection 39(4) of the ITA.  Any person contemplating making a subsection 39(4) election should first consult his tax advisors as the making of such election will affect the income tax treatment of the disposition of his or her other Canadian securities.

Amalgamation

A shareholder of an Amalgamating Company will realize neither a capital gain nor a capital loss upon the Amalgamation as a result of which the shareholder’s Radius Shares or PilaGold Shares, as the case may be, become Amalco Shares.  The aggregate cost of the Amalco Shares will be equal to the aggregate adjusted cost bases of the Radius Shares and PilaGold Shares converted into Amalco Shares by virtue of the Amalgamation.  Where a shareholder owns shares of more than one Amalgamating Company, the averaging rules contained in the ITA will generally apply in determining the adjusted cost base to the shareholder of the Amalco Shares received upon the Amalgamation.

Option Holders and Warrant Holders

Holders of Radius Options, Radius Warrants, PilaGold Options and PilaGold Warrants who by virtue of the Amalgamation become entitled to acquire shares of Amalco on the exercise of substitute options or warrants, will not realize a capital gain or a capital loss upon the exchange of such options or warrants.  The aggregate cost of such options or warrants to acquire shares of the Amalgamated Company will be equal to the aggregate adjusted cost bases of the options or warrants to acquire Radius Shares and/or PilaGold Shares.

Dissenting Shareholders

The tax treatment under the ITA of payments received as a result of the exercise of Dissent Rights by a shareholder who dissents from the Amalgamation will depend upon whether the purchaser of the subject shares is Amalco or is the Amalgamating Company which issued the subject shares.

The receipt by a dissenting shareholder of a cash payment from Amalco equal to the fair value (excluding interest) of the shareholder’s Radius Shares and PilaGold Shares in respect of which Dissent Rights are exercised may be treated as proceeds of disposition of such shares. To the extent that such proceeds of disposition exceed (or are exceeded by) the adjusted cost base of such dissenting shareholder’s Radius Shares and PilaGold Shares, as the case may be, the shareholders will be regarded as having realized a capital gain (or capital loss) equal to the amount of such difference.

A holder will generally be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income and will be required to deduct one-half of the amount of any resulting capital loss (an “allowable capital loss”) against taxable capital gains.  Allowable capital losses not deducted in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Act.  A capital loss otherwise arising upon the disposition of a share by a corporate holder will be reduced by the amount of dividends received or deemed to have been received on the share where the period of ownership of such share was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arm’s length) held more than 5% of the issued shares of any class of the corporation at the time the dividends were received or deemed to be received.

A dissenting shareholder of Radius and PilaGold who is a non-resident of Canada will not be subject to tax under the ITA in respect of any capital gain realized by such shareholder unless the Radius Shares and PilaGold Shares, as the case may be, held by such shareholder are “taxable Canadian property” and the non-resident is not entitled to relief under an applicable tax treaty.  The common shares of an Amalgamating Company will be “taxable Canadian property” if the particular holder used (or in the case of a non-resident insurer used or held) such shares in carrying on business in Canada or if, with respect to an Amalgamating Company, at any time during the five year period immediately preceding the Amalgamation, not less than 25% of the issued shares of any class of that Amalgamating Company, as the case may be, belonged to the particular shareholder, to persons with whom the particular shareholder did not deal at arm’s length or to any combination thereof.  Non-residents of Canada whose Radius Shares and PilaGold Shares constitute “taxable Canadian property” and who wish to dissent to the Amalgamation should consider the availability of any relief under an applicable tax treaty.

Note that there is some uncertainty as to the taxation year in which a dissenting shareholder will be required to recognize the proceeds of disposition arising pursuant to the exercise of his or her dissent rights and any dissenting shareholder is advised to consult his or her own tax advisors.

The receipt by a dissenting shareholder of a cash payment equal to the fair value (which may include interest) of his Radius Shares and PilaGold Shares, as the case may be, from the issuer of such share would generally be deemed a dividend to a holder of such shares to the extent that such payment exceeds the paid-up capital of such share.  Such excess may possibly be treated as proceeds of disposition pursuant to subsection 55(2) of the ITA in the case of certain Canadian resident corporate shareholders.  The balance of the fair value paid (i.e. the amount equal to the paid-up capital of the subject share) would then be treated as proceeds of disposition of the Radius Shares and PilaGold Shares, as the case may be, for capital gains purposes. Consequently, such dissenting corporate shareholders would realize a capital gain (capital loss) to the extent that such proceeds of disposition of the share exceed (are exceeded by) the shareholder’s adjusted cost base of the share.

A non-resident dissenting shareholder of Radius and PilaGold will be subject to Canadian withholding tax in respect of the deemed dividend, subject to a reduction pursuant to an applicable tax treaty.  In the case of shareholders resident in the United States, the withholding tax rate in respect of such dividend will generally be 15% unless the shareholder is a corporation which owns at least 10% of the voting stock of the Amalgamating Company deemed to have paid the dividend in which case the withholding tax rate will be 5%.

A dissenting shareholder of Radius and PilaGold who is a non-resident of Canada will not be subject to tax under the ITA in respect of any capital gain realized by such shareholder unless the common shares of Radius and PilaGold, as the case may be, held by such shareholder are “taxable Canadian property” and the non-resident is not entitled to relief under an applicable tax treaty.  The common shares of an Amalgamating Company will be “taxable Canadian property” if the particular holder used (or in the case of a non-resident insurer used or held) such shares in carrying on business in Canada or if, with respect to an Amalgamating Company, at any time during the five year period immediately preceding the Amalgamation, not less than 25% of the issued shares of any class of that Amalgamating Company, as the case may be, belonged to the particular shareholder, to persons with whom the particular shareholder did not deal at arm’s length or to any combination thereof.  Note that there is uncertainty as to the taxation year in which a dissenting shareholder will be required to recognize the proceeds of disposition arising pursuant to the exercise of his or her dissent rights and any dissenting shareholder is advised to consult his or her own tax advisors.

A non-resident dissenting shareholder who receives interest on the fair value of the common shares of Radius and PilaGold will be subject to Canadian withholding tax in respect of such interest at the rate of 25%, subject to reduction pursuant to an applicable tax treaty.

United States Federal Income Tax Considerations

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. Holders (as defined below) arising from and relating to the Amalgamation.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the Amalgamation.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the Amalgamation to such U.S. Holder.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  U.S. Holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Amalgamation.

aScope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable as of the date of this Joint Information Circular.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of PilaGold Shares or Radius Shares, as the case may be, that, for U.S. federal income tax purposes, is (a) a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders

A “non-U.S. Holder” is a beneficial owner of PilaGold Shares or Radius Shares, as the case may be, other than a U.S. Holder.  This summary does not address the U.S. federal income tax consequences of the Amalgamation to non-U.S. Holders.  Accordingly, non-U.S. Holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences (including the potential application and operation of any tax treaties) of the Amalgamation.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences of the Amalgamation to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders:  (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers or dealers in securities; (c) U.S. Holders that have a “functional currency” other than the U.S. dollar; (d) U.S. Holders subject to the alternative minimum tax provisions of the Code; (e) U.S. Holders that own PilaGold Shares or Radius Shares, as the case may be, as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired PilaGold Shares or Radius Shares, as the case may be, through the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that are partners of partnerships or that are owners of other entities classified as partnerships or “pass-through” entities for U.S. federal income tax purposes; (h) U.S. Holders that hold PilaGold Shares or Radius Shares, as the case may be, other than as a capital asset within the meaning of Section 1221 of the Code; and (i) U.S. Holders that own actually or constructively, 10% or more of the outstanding shares of PilaGold or Radius, as the case may be.  U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Amalgamation.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Amalgamation to U.S. Holders.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Amalgamation.

Treaty Application to Certain Persons

U.S. Holders who do not maintain a substantial presence, permanent home, or habitual abode in the U.S., or whose personal and economic relations are not closer to the U.S. than to any other country (other than Canada), may be unable to benefit from the provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”).  U.S. Holders described immediately above should consult their own financial advisor, legal counsel, or accountant regarding the availability of benefits under the Canada-U.S. Tax Convention.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. Holders of transactions entered into prior to, concurrently with, or subsequent to the Amalgamation (regardless of whether any such transaction is undertaken in connection with the Amalgamation), including, but not limited to, the following transactions:  (a) any exercise of any stock option, warrant, or other right or obligation to acquire PilaGold Shares or Radius Shares, as the case may be; (b) any conversion of any note, debenture, or other debt instrument of PilaGold or Radius, as the case may be, into PilaGold Shares or Radius Shares, respectively; (c) any conversion of one class of shares of PilaGold or Radius, as the case may be, into a different class of shares of Radius or PilaGold, respectively; or (d) any transaction in which PilaGold Shares or Radius Shares are acquired or in which Amalco Shares are disposed of.

Assumptions Regarding PilaGold and Radius

This summary is based on certain factual assumptions with respect to the business activities, assets, income, and shareholders of PilaGold and Radius, including the following assumptions:  Neither PilaGold nor Radius has ever been, and neither PilaGold nor Radius will be immediately prior to Amalgamation, (a) a “controlled foreign corporation” (as defined in Section 957(a) of the Code), (b) a “foreign investment company” (as defined in Section 1246(b) of the Code), or (c) a “foreign personal holding company” (as defined in Section 552 of the Code).

If one or more of such factual assumptions proves to be untrue or inaccurate, the positions taken in this summary may not apply and the actual U.S. federal income tax consequences of the Amalgamation to U.S. Holders may be materially different than the U.S. federal income tax consequences discussed in this summary.

U.S. Federal Income Tax Consequences of the Amalgamation

The Amalgamation as a Tax-Deferred Reorganization

b

The Amalgamation will be effected under applicable provisions of Canadian corporate law, which are technically different from analogous provisions of U.S. corporate law.  Although it is unclear whether the Amalgamation will qualify as a tax-deferred reorganization under Section 368(a) of the Code (a “Reorganization”), it is possible that the Amalgamation will qualify as a Reorganization under Section 368(a)(1)(C) of the Code (a “Type C Reorganization”) with respect to PilaGold and as a Reorganization under Section 368(a)(1)(D) of the Code (a “Type D Reorganization”) with respect to Radius.

cGeneral Requirements for Type C Reorganization

Among other requirements for the Amalgamation to qualify as a Type C Reorganization with respect to PilaGold, Amalco must acquire “substantially all” of the assets of PilaGold.  For ruling purposes, the IRS defines “substantially all” as 70% of the gross assets and 90% of the net assets of PilaGold.  In determining whether Amalco will acquire the requisite amount of assets from PilaGold, payments of cash by PilaGold to any holders of PilaGold Shares that exercise the right to dissent from the Amalgamation will not be considered as assets acquired by Amalco.  Accordingly, if holders of a significant number of the outstanding PilaGold Shares exercise the right to dissent from the Amalgamation and receive payments of cash from PilaGold, the Amalgamation may fail to qualify as a Type C Reorganization with respect to PilaGold.

In addition, Amalco generally must acquire the assets of PilaGold pursuant to the Amalgamation solely for Amalco Shares.  If Amalco acquires the assets of PilaGold in the Amalgamation in part for cash or other property (other than Amalco Shares), then the Amalgamation will qualify as a Type C Reorganization with respect to PilaGold only if Amalco acquires 80% of the fair market value of PilaGold’s total assets for Amalco Shares.  Accordingly, the Amalgamation generally will not qualify as a Type C Reorganization with respect to PilaGold if the sum of the following amounts exceeds 20% of the fair market value PilaGold’s total assets:  (a) cash paid, directly or indirectly, by Amalco or Radius to holders of PilaGold Shares upon the exercise of the right to dissent from the Amalgamation, (b) cash paid, directly or indirectly, by Amalco or Radius to holders of PilaGold Shares in lieu of fractional Amalco Shares, (c) the Amalgamation expenses of PilaGold, and (d) the liabilities of PilaGold assumed by Amalco, and the liabilities to which the assets of PilaGold that are acquired by Amalco are subject, in the Amalgamation.

The requirements that must be satisfied in order for the Amalgamation to qualify as a Type C Reorganization with respect to PilaGold are complex, and each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding these requirements.

1

General Requirements for Type D Reorganization

Among other requirements for the Amalgamation to qualify as a Type D Reorganization with respect to Radius, Amalco must acquire “substantially all” of the assets of Radius.  For ruling purposes, the IRS defines “substantially all” as 70% of the gross assets and 90% of the net assets of Radius.  In determining whether Amalco will acquire the requisite amount of assets from Radius, payments of cash by Radius to any holders of Radius Shares that exercise the right to dissent from the Amalgamation will not be considered as assets acquired by Amalco.  Accordingly, if holders of a significant number of the outstanding Radius Shares exercise the right to dissent from the Amalgamation and receive payments of cash from Radius, the Amalgamation may fail to qualify as a Type D Reorganization with respect to Radius.  In addition, the Amalgamation will qualify as a Type D Reorganization with respect to Radius only if the Radius Shareholders own, actually or constructively, at least 50% of the total voting power or the total value of the outstanding shares of Amalco immediately following the Amalgamation.

The requirements that must be satisfied in order for the Amalgamation to qualify as a Type D Reorganization with respect to Radius are complex, and each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding these requirements.

Consequences to U.S. Holders if the Amalgamation Qualifies as a Reorganization

It is unclear whether the Amalgamation will qualify as a Reorganization.  Assuming that the Amalgamation qualifies as a Type C Reorganization with respect to PilaGold and as a Type D Reorganization with respect to Radius, subject to the “passive foreign investment company” rules discussed below, the following U.S. federal income tax consequences should result to U.S. Holders:

(a)

no gain or loss should be recognized by a U.S. Holder that exchanges PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation;

(b)

the tax basis of a U.S. Holder in the Amalco Shares acquired in exchange for PilaGold Shares or Radius Shares, as the case may be, pursuant to the Amalgamation should be equal to such U.S. Holder’s tax basis in the PilaGold Shares or Radius Shares exchanged; and

(c)

the holding period of a U.S. Holder for the Amalco Shares acquired in exchange for PilaGold Shares or Radius Shares, as the case may be, pursuant to the Amalgamation should include such U.S. Holder’s holding period for the PilaGold Shares or Radius Shares exchanged.

Information Reporting

d

U.S. Holders that exchange PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the taxable year in which the Amalgamation occurs and to retain certain records related to the Amalgamation.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding its information reporting and record retention responsibilities in connection with the Amalgamation.

The Amalgamation as a Taxable Transaction

As discussed above, it is unclear whether the Amalgamation will qualify as a Reorganization.  Accordingly, the Amalgamation may be treated as a taxable transaction for U.S. federal income tax purposes with respect to both PilaGold and Radius.  It is also possible that the Amalgamation will qualify as a Type C Reorganization with respect to PilaGold (but will be treated as a taxable transaction for U.S. federal income tax purposes with respect to Radius) or will qualify as a Type D Reorganization with respect to Radius (but will be treated as a taxable transaction for U.S. federal income tax purposes with respect to PilaGold).

Assuming that the Amalgamation does not qualify as a Type C Reorganization with respect to PilaGold or as a Type D Reorganization with respect to Radius, subject to the “passive foreign investment company” rules discussed below, the following U.S. federal income tax consequences should result to U.S. Holders:

(a)

a U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of Amalco Shares received by such U.S. Holder in the Amalgamation and (ii) the tax basis of such U.S. Holder in the PilaGold Shares or Radius Shares, as the case may be, exchanged in the Amalgamation;

(b)

the tax basis of a U.S. Holder in the Amalco Shares acquired in exchange for PilaGold Shares or Radius Shares, as the case may be, pursuant to the Amalgamation should be equal to the fair market value of the Amalco Shares on the date of receipt; and

(c)

the holding period of a U.S. Holder for the Amalco Shares acquired in exchange for PilaGold Shares or Radius Shares, as the case may be, pursuant to the Amalgamation should begin on the day after the date of receipt.

Subject to the “passive foreign investment company” rules discussed below, the gain or loss described in clause (a) immediately above should be capital gain or loss, which will be long-term capital gain or loss if the PilaGold Shares or Radius Shares, as the case may be, are held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses and net capital losses are subject to complex limitations.  For a U.S. Holder that is an individual, estate, or trust, capital losses may be used to offset capital gains and up to US$3,000 of ordinary income.  An unused capital loss of a U.S. Holder that is an individual, estate, or trust generally may be carried forward to subsequent taxable years, until such net capital loss is exhausted.  For a U.S. Holder that is a corporation, capital losses may be used to offset capital gains, and an unused capital loss generally may be carried back three years and carried forward five years from the year in which such net capital loss is recognized.

Dissenting U.S. Holders

A U.S. Holder that exercises the right to dissent from the Amalgamation should recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received by such U.S. Holder in exchange for the PilaGold Shares or Radius Shares, as the case may be (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income), and (b) the tax basis of such U.S. Holder in the PilaGold Shares or Radius Shares, as the case may be.

Subject to the “passive foreign investment company” rules discussed below, such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the PilaGold Shares or Radius Shares, as the case may be, are held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses and net capital losses are subject to complex limitations.  For a U.S. Holder that is an individual, estate, or trust, capital losses may be used to offset capital gains and up to US$3,000 of ordinary income.  An unused capital loss of a U.S. Holder that is an individual, estate, or trust generally may be carried forward to subsequent taxable years, until such net capital loss is exhausted.  For a U.S. Holder that is a corporation, capital losses may be used to offset capital gains, and an unused capital loss generally may be carried back three years and carried forward five years from the year in which such net capital loss is recognized.

Potential Application of the PFIC Rules to the Amalgamation

eQualification of PilaGold, Radius, and Amalco as a PFIC

A foreign corporation generally will be a “passive foreign investment company” under Section 1297 of the Code (a “PFIC”) if, for a taxable year, (a) 75% or more of the gross income of the foreign corporation for such taxable year is passive income or (b) 50% or more of the assets held by the foreign corporation either produce passive income or are held for the production of passive income, based on the fair market value of such assets (or on the adjusted tax basis of such assets, if the foreign corporation is not publicly traded and either is a “controlled foreign corporation” or makes an election).  “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and assets test described above, if a foreign corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another foreign corporation, the foreign corporation will be treated as if it (a) held a proportionate share of the assets of such other foreign corporation and (b) received directly a proportionate share of the income of such other foreign corporation.  In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by a foreign corporation from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

PilaGold believes that it was a PFIC for the taxable year ended March 31, 2003 and that it will be a PFIC for the taxable year ending March 31, 2004.  There can be no assurance, however, that the IRS will not challenge the determination made by PilaGold concerning its PFIC status.  Radius believes that it was a PFIC for the taxable year ended December 31, 2002 and for the taxable year ending December 31, 2003.  There can be no assurance, however, that the IRS will not challenge the determination made by Radius concerning its PFIC status.  Based on the planned activities of Amalco, PilaGold and Radius expect that Amalco will qualify as a PFIC for its fiscal year that includes the day after the Amalgamation.  There can be no assurance, however, that Amalco’s business operations will proceed as planned or that the IRS will not challenge the determination made by Amalco concerning its PFIC status.

Effect of PFIC Rules on the Amalgamation as a Tax-Deferred Reorganization

In the event that PilaGold or Radius, as the case may be, qualifies as a PFIC, certain proposed Treasury Regulations under Section 1291(f) of the Code (the “Proposed PFIC Regulations”) may cause U.S. Holders to recognize gain (but not loss) on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation (even though the Amalgamation otherwise qualifies as a Reorganization).

The effect of the Proposed PFIC Regulations on a U.S. Holder will depend on whether such U.S. Holder has made a timely and effective election to treat PilaGold or Radius, as the case may be, as a “qualified electing fund” or “QEF” under Section 1295 of the Code for the tax year that is the first year in such U.S. Holder’s holding period for the PilaGold Shares or Radius Shares, as the case may be, during which PilaGold or Radius, as the case may be, qualified as a PFIC (a “QEF Election”).  In this summary, a U.S. Holder that has made a timely and effective QEF Election is referred to as an “Electing Shareholder” and a U.S. Holder that has not made a timely and effective QEF Election is referred to as a “Non-Electing Shareholder.”

If a U.S. Holder has not made a timely and effective QEF Election, such U.S. Holder may qualify as an Electing Shareholder by filing, on a timely filed U.S. income tax return (including extensions), a QEF Election and a “deemed sale election” to recognize, under the rules of Section 1291 of the Code, any gain that such U.S. Holder would otherwise recognize if such U.S. Holder sold the PilaGold Shares or Radius Shares, as the case may be, on the qualification date.  The “qualification date” is the first day of PilaGolds’ or Radius’, as the case may be, tax year in which PilaGold or Radius, respectively, qualified as a QEF with respect to such U.S. Holder.  The deemed sale election may be made only if such U.S. Holder held PilaGold Shares or Radius Shares, as the case may be, on the qualification date.

U.S. Holders should be aware that there can be no assurance that either PilaGold or Radius will satisfy record keeping requirements that apply to a QEF, or that PilaGold or Radius will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in event that PilaGold or Radius, as the case may be, is a PFIC and a U.S. Holder wishes to make a QEF Election.

Electing Shareholders

Under the Proposed PFIC Regulations, an Electing Shareholder is not required to recognize gain upon a Reorganization.  Accordingly, assuming that the Amalgamation qualifies as a Reorganization, the Proposed PFIC Regulations should not cause an Electing Shareholder to recognize gain on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation.

Non-Electing Shareholders

Under the Proposed PFIC Regulations, a Non-Electing Shareholder is not required to recognize gain upon a Reorganization if such Non-Electing Shareholder exchanges stock in a PFIC for stock of the same or another foreign corporation that qualifies as a PFIC for its taxable year that includes the day after the exchange.  However, a Non-Electing Shareholder will recognize gain (but not loss) upon a Reorganization if such Non-Electing Shareholder exchanges stock in a PFIC for stock of the same or another foreign corporation that does not qualify as a PFIC for its taxable year that includes the day after the exchange.

If Amalco does not qualify as a PFIC for its taxable year that includes the day after the Amalgamation, under the Proposed PFIC Regulations, a Non-Electing Shareholder will recognize gain (but not loss) on the Amalgamation (even though the Amalgamation otherwise qualifies as a Reorganization).  The amount of such gain recognized by a Non-Electing Shareholder will be equal to the difference, if any, between (a) the fair market value of the Amalco Shares received by such U.S. Holder pursuant to the Amalgamation and (b) the tax basis of such U.S. Holder in the PilaGold Shares or Radius Shares, as the case may be, exchanged pursuant to the Amalgamation.  Such gain recognized by a Non-Electing Shareholder will (a) be allocated pro rata over such Non-Electing Shareholder’s holding period for the PilaGold Shares or Radius Shares, as the case may be, (b) be subject to U.S. federal income tax at the highest rate applicable to ordinary income in each such year, and (c) result in an interest charge on any U.S. federal income tax liability for each prior year, calculated as if such tax had been due with respect to such prior year.

If Amalco does qualify as a PFIC for its taxable year that includes the day after the Amalgamation, assuming that the Amalgamation qualifies as a Reorganization, the Proposed PFIC Regulations should not cause a Non-Electing Shareholder to recognize gain on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation.

PFIC Information Reporting

The Proposed PFIC Regulations require a Non-Electing Shareholder to report certain information to the IRS on Form 8621 together with such Non-Electing Shareholder’s U.S. federal income tax return for the taxable year in which the Amalgamation occurs.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding its information reporting responsibilities under the Proposed PFIC Regulations in connection with the Amalgamation.

Mark to Market Election

The Proposed PFIC Regulations do not address the effect of a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) on whether U.S. Holders will recognize gain or loss on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation.  In addition, the IRS has not issued any other guidance regarding the effect of a Mark-to-Market Election on transfers of stock of a PFIC that would otherwise be tax-deferred (including transfers pursuant to a Reorganization).  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the effect that a Mark-to-Market Election may have on whether gain or loss is recognized on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation.

Status of Proposed PFIC Regulations

The Proposed PFIC Regulations are currently drafted to be effective for transactions occurring on or after April 11, 1992.  If the Proposed PFIC Regulations are adopted in their current form, the U.S. federal income tax consequences to a U.S. Holder should be as described above.  However, because the Proposed PFIC Regulations have not been adopted in final form, the Proposed PFIC regulations are not currently effective and there can be assurance that the Proposed PFIC regulations will be finally adopted in their current form or with the effective date proposed.  The IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the provisions of the Code applicable to PFICs and that the rules set forth in the Proposed PFIC Regulations are a reasonable interpretation of those Code provisions.

Effect of PFIC Rules on the Amalgamation as a Taxable Transaction

In the event that PilaGold or Radius, as the case may be, qualifies as a PFIC, the PFIC rules will apply to gain or loss recognized by a U.S. Holder on the exchange of PilaGold Shares or Radius Shares, as the case may be, for Amalco Shares pursuant to the Amalgamation if the Amalgamation is treated as a taxable transaction for U.S. federal income tax purposes.  The PFIC rules will also apply to gain or loss recognized by a U.S. Holder that exercises the right to dissent from the Amalgamation and is paid cash for such U.S. Holder’s PilaGold Shares or Radius Shares, as the case may be.

Under the PFIC rules, gain recognized in the Amalgamation by a Non-Electing Shareholder generally will (a) be allocated pro rata over such Non-Electing Shareholder’s holding period for the PilaGold Shares or Radius Shares, as the case may be, (b) be subject to U.S. federal income tax at the highest rate applicable to ordinary income in each such year, and (c) result in an interest charge on any U.S. federal income tax liability for each prior year, calculated as if such tax had been due with respect to such prior year.  In addition, under the PFIC rules, gain or loss recognized in the Amalgamation by a U.S. Holder that has made a Mark-to-Market Election generally will be ordinary income or loss (in the case of loss, not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior taxable years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior taxable years).  However, gain recognized in the Amalgamation by an Electing Shareholder should be capital gain or loss.

The PFIC rules are complex, and each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the Amalgamation.

Information Reporting; Backup Withholding Tax

Payments made within the U.S. of dividends on, and proceeds arising from the sale or other taxable disposition of, PilaGold Shares or Radius Shares generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

No Legal Opinion or IRS Ruling

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Amalgamation to U.S. Holders.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Securities Laws Considerations

The following is a brief summary of the securities law considerations applying to the transactions contemplated herein.

Canadian Securities Laws

Status under Canadian Securities Laws

Each of Radius and PilaGold is a "reporting issuer" (i.e. a public company) in the Provinces of British Columbia and Alberta. The Radius Shares and the PilaGold Shares are currently listed on the TSXV. After the Amalgamation, Radius and PilaGold will continue as one company with the name “Radius Gold Inc.” and the shares of Radius Gold Inc. will be listed on the TSXV and trade under the current trading symbol of Radius, which is “RDU”.  Radius Gold Inc. will remain a reporting issuer in the Provinces of British Columbia.

Issuance and Resale of Amalco Shares Under Canadian Securities Laws

The issuance of the Amalco Shares to the Radius Shareholders and the issuance of the Amalco Shares to the PilaGold Shareholders pursuant to the Amalgamation Agreement will constitute a distribution of securities which are exempt from the registration and prospectus requirements of Canadian securities legislation (except Quebec see "Quebec" below). The Amalco Shares may be resold in each of the provinces and territories of Canada, except Quebec, provided the holder is not a 'control person' as defined in the applicable securities legislation, no unusual effort is made to prepare the market or create a demand for those securities and no extraordinary commission or consideration is paid in respect of that sale.

Quebec

An application will be made to the QSC for an Exemption Order under section 263 of the Securities Act (Quebec) for an exemption from prospectus requirements in connection with the issuances of Amalco Shares. If such decision is granted by the QSC, Quebec Shareholders are expected to have no restrictions upon the resale of the Amalco Shares.

Each holder is urged to consult such holder's professional advisers to determine the conditions and restrictions applicable to trades in the Amalco Shares. There may also be restrictions placed on resale of the Shares by the TSXV. Resales of any such securities acquired in connection with the Amalgamation may be required to be made through properly registered securities dealers.

U.S. Securities Laws

Status Under U.S. Securities Laws

Radius is subject to the reporting requirements of the U.S. Exchange Act and files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).  After the Amalgamation, Amalco will succeed to Radius’ reporting requirements in the United States and commence filing periodic reports with the SEC.  Radius’ SEC filings are, and Amalco’s SEC filings will be, available electronically at no charge on the SEC’s website at www.sec.gov.

Issuance and Resale of Amalco Securities Under U.S. Securities Laws

The issuance by Amalco at the Amalgamation Date of Amalco Shares, Amalco Options and Amalco Warrants pursuant to the Amalgamation will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be effected in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act and exemptions provided under the securities laws of each state of the United States.  Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Supreme Court of British Columbia is authorized to conduct a hearing at which the fairness of the terms and conditions of the Amalgamation will be considered. Subject to the approval of the amalgamation by Radius and PilaGold security holders, a hearing by the Court on the Amalgamation is scheduled to take place on June 14, 2004.  See “Part II – The Amalgamation —Court Approval of the Amalgamation.”

The Amalco Shares will be freely transferable under U.S. federal securities laws, except by persons who are affiliates of Radius or PilaGold prior to the Amalgamation or affiliates of Amalco after the Amalgamation. Amalco Shares held by such affiliates may be resold in compliance with the resale provisions of Rule 145(d)(1), (2), or (3) under the U.S. Securities Act or as otherwise permitted under the U.S. Securities Act. Rule 145(d)(1) generally provides that such affiliates may not sell Amalco Shares received pursuant to the Amalgamation unless pursuant to an effective registration statement or in accordance with the volume, current public information and manner of sale limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of one percent of the outstanding shares of Amalco or, if such securities are listed on a United States securities exchange or Nasdaq, the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that sales be made in unsolicited, open market “broker transactions” at times when certain information specified by the Rule 144 is publicly available with respect to Amalco. Rules 145(d)(2) and (3) generally provide that these limitations lapse for nonaffiliates of Amalco after a period of one or two years, depending upon whether information continues to be publicly available with respect to Amalco.

Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Amalco intends to register under the U.S. Securities Act on Form S-8 the Amalco Shares issuable upon exercise of Amalco Options (the “Amalco Option Shares”). The Amalco Option Shares may be sold without restrictions in the United States by holders of Amalco Options (“Amalco Optionholders”) who are not affiliates of Amalco at the time. Amalco Optionholders who are affiliates of Amalco must comply with the volume, current public information and manner of sale limitations of Rule 144.

The exemption provided by Section 3(a)(10) of the U.S. Securities Act will not be available for the issuance of Amalco Shares upon exercise of Amalco Warrants (the “Amalco Warrant Shares”).  Further, the Amalco Warrant Shares have not been and, unlike the Amalco Option Shares, will not be registered under the U.S. Securities Act. As a result, the Amalco Warrants may not be exercised by or on behalf of a person in the United States, and the Amalco Warrant Shares issuable upon exercise thereof may not be offered or sold in the United States, unless an exemption from the registration rights under the U.S. Securities Act and the securities laws of all applicable states of the United States is available for the exercise and resale.

Amalco Warrant Shares issued to a person in the United States upon exercise of an Amalco Warrant will be deemed “restricted securities” pursuant to Rule 144 under the U.S. Securities Act.  The certificates evidencing such Amalco Warrant Shares will include a U.S. legend restricting transfer of the securities and may not be resold in the absence of registration under the U.S. Securities Act, unless an exemption from registration is available, such as the exemption contained in Rule 144 under the U.S. Securities Act, or unless registration is not required pursuant to the exclusion from registration provided by Regulation S under the U.S. Securities Act. Under Rule 144, the Amalco Warrant Shares issued to a person in the United States will be subject to a one year hold period.  After the one year holding period, the Amalco Warrant Shares may be resold in the United States in accordance with the volume, current public information, manner of sale limitations and notice provisions of Rule 144.  After a two year hold period, persons who are not then affiliates of Amalco and have not been affiliates of Amalco for the three-month period immediately preceding such date will be entitled to resell such restricted securities without restriction under the U.S. Securities Act.

Subject to certain limitations, all holders of Amalco Warrant Shares may immediately resell such securities outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act. Generally, subject to certain limitations, holders of Amalco Warrant Shares following the Amalgamation who are not affiliates of Amalco or who are affiliates of Amalco solely by virtue of their status as an officer or director of Amalco may, under the securities laws of the United States, resell their Amalco Warrant Shares in an “offshore transaction” (which would include a sale through the TSXV that is not pre-arranged with a U.S. buyer) if neither the seller nor any person acting on the seller’s behalf engages in “directed selling efforts” in the United States and, in the case of a sale of Amalco Warrant Shares by an officer or director who is an affiliate of Amalco solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with such offer or sale other than a usual and customary broker’s commission. For purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction. Additional restrictions are applicable to a holder of Amalco Warrant Shares who will be an affiliate of Amalco other than by virtue of his or her status as an officer or director of Amalco.

The foregoing discussion is only a general overview of certain requirements of United States securities laws applicable to the Amalco Shares received upon completion of the Amalgamation and to the Amalco Option Shares and Amalco Warrant Shares receivable upon exercise of any Amalco Warrants or Amalco Options following the Amalgamation. All holders of such securities are urged to consult with counsel to ensure that the resale of their Amalco Shares complies with applicable securities legislation.

THE AMALCO SECURITIES TO BE ISSUED IN CONNECTION WITH THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS JOINT INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PART III - INFORMATION CONCERNING RADIUS

The following information is presented on a Pre-Amalgamation basis and is reflective of the current business, financial and share capital position of Radius. See "PART IV – INFORMATION CONCERNING PILAGOLD” for information on PilaGold on a Pre-Amalgamation basis for its current business, financial and share capital position of PilaGold.

Name and Incorporation

Radius was incorporated on September 9, 1997 under the name “Radius Explorations Ltd.” pursuant to the Company Act (British Columbia) by the registration of its Memorandum and Articles.

The head office of Radius is located at 830-355 Burrard Street, Vancouver, BC  V6C 2G8.  The address of the registered and records office of Radius is also at 830-355 Burrard Street, Vancouver, BC  V6C 2G8.

Stock Exchange and Reporting Issuer Listing History

Reporting Issuer History

Radius became a reporting issuer in British Columbia on August 21, 1998 by the filing of its preliminary prospectus with the British Columbia Securities Commission.  On November 26, 1999, Radius became a reporting issuer in Alberta.  Radius subsequently became a reporting issuer under the U.S. Exchange Act by filing a Form 20-F with the United States Securities and Exchange Commission.

Market for Securities

Radius had its shares listed, posted and called for trading on the TSXV on October 7, 1998 and currently trades on the TSXV.  The TSXV trading symbol is RDU.

Effective on October 4, 2002 Radius began trading on the Regulated Unofficial Market of the Frankfurt Stock Exchange under the trading symbol RE1.  Radius has the German Security ID number of 725224.

Intercorporate Relations

Radius has three (3) directly owned subsidiaries and three (3) indirectly owned subsidiaries. Details of the direct and indirect subsidiaries of Radius are as follows:

Directly Owned:

(a)

Weltern Resources Corp. ("Weltern") was incorporated on March 9, 2000 in Panama. The authorized capital of Weltern consists of US$10,000 divided into 100 shares at US$100 per share of which four (4) shares are presently issued and outstanding. Weltern is presently owned 100% by Radius. The registered and records office address of Weltern is Apartado Postal 8320, Zona 7, Panama City, Panama.  Weltern is a non-operating company.

(b)

Radius Panama Corporation ("Radius Panama") was incorporated on August 31, 2000 in Panama. The authorized capital of Radius Panama consists of 100 shares with a par value of US$100 per share, of which 100 shares are presently issued and outstanding. Radius Panama is currently owned 100% by Radius. The registered and records office address of Radius Panama is Apartado Postal 0832-0886, W.T.C. Panama City, Panama.  Radius Panama is a non-operating company.

(c)

Corporacion Geologica de Panama, S.A. (“Geologica”) was incorporated on December 20, 2002 in Panama. The authorized capital of Geologica consists of 100 shares with a par value of US$100 per share, of which 100 shares are presently issued and outstanding.  Geologica is currently owned 100% by Radius.  The registered and records office address of Geologica is Apartado Postal 0832-0886, W.T.C. Panama City, Panama.  Geologica is a non-operating company.

Indirectly Owned

(d)

Exploraciones Mineras de Guatemala, S.A. ("Exmingua") was incorporated on July 5, 1996 in Guatemala. The authorized capital of Exmingua consists of Q172,000 divided into 172 shares of Q1,000 per share of which 43 shares are presently issued and outstanding. Exmingua is owned 99% by Weltern and 1% by Pedro Garcia Varela (one share), in order to comply with corporate provisions in Guatemala. Radius is the indirect beneficial owner of 100% of Exmingua. The registered and records office address of Exmingua is 19 Avenida, 0-03, Zona 15, Vista Hermosa II, Guatemala City, Guatemala.  Exmingua is an operating company which holds title to certain Guatemalan properties.

(e)

Minerales de Nicaragua, S.A. ("Minesa") was incorporated on November 18, 2002 in Nicaragua. The authorized capital of Minesa consists of 50,000 shares with a par value of Cordobas$1.00 per share, of which 50,000 shares are presently issued and outstanding. Minesa is currently owned 100% by Radius Panama. The registered and records office address of Minesa is Km 51/2, Carretera a Masaya, Centro Banic, 2 Piso, Managua, Nicaragua. Minesa is non-operating company which holds title to certain Nicaraguan properties.

(f)

Minerales Sierra Pacifico, S.A. ("Sierra Pacifico") was incorporated on November 17, 1999 in Guatemala. The authorized capital of Sierra Pacifico consists of 50 shares with a par value of Q1,000 per share, of which five (5) shares are presently issued and outstanding. Sierra Pacifico is currently owned 80% by Radius Panama and 20% by Pedro Garcia in trust for Radius Panama. The registered and records office address of Sierra Pacifico is 19 Avenida, 0-03, Zona 15, Vista Hermosa II, Guatemala City, Guatemala.  Sierra Pacifico is an operating company.

The following diagram sets forth Radius's corporate structure:

Unless the context otherwise indicates, reference to the term "Radius" includes Radius Explorations Ltd. and its direct and indirect subsidiaries.

Descriptions and General Development of Radius’s Business

History

Radius is a natural resource company engaged in the acquisition and exploration of mineral properties.

In 1997, it commenced activities by carrying out exploration work in the Yukon Territory, Canada.  In 1999, Radius changed its focus to Latin America and acquired property interests in Mexico and Guatemala.  In February, 2001, Radius and its joint venture partner, Barrick Gold Corporation, decided to discontinue exploration work on Radius’s El Salitre Project in Mexico.  All expenditures made on this project to date were written off by Radius as at December 31, 2000.

Subsequently, Radius’s exploration activities have been focused in Guatemala, and since the beginning of 2003, also in Nicaragua.

General – the Properties

Radius holds rights to properties in Guatemala and Nicaragua.  A list of the projects is as follows:

Guatemala:

The properties in Guatemala, are as follows:

1.

Tambor Project

2.

Marimba Project

3.

Holly/Banderas Project

4.

Eastern Guatemala Project

Nicaragua:

The properties in Nicaragua, are as follows:

1.

El Pavon (formerly called Brisas) Project.

2.

La Patriota (also formerly called Las Brisas) Project.

3.

Paraska Project.

4.

Juigalpa Project.

5.

Other Project.

A.

Guatemala Properties:

1.

Tambor Project - Guatemala

The Tambor Property consists of 15 exploration concessions located in south-central Guatemala.  Radius has: (a) the right to acquire a 100% interest (subject to a 2.5% net smelter returns royalty) in five of these Concessions (the Unidad Tipo, the Santa Margarita, Tizate, El Injerto and Carlos Antonio concessions) under an option agreement dated November 21, 2000, as amended October 4, 2001 with Quimicos S.A. and Geominas S.A. (the “Tambor - Geominas and Quimicos Option Agreement”); (b) the right to acquire a 100% interest (subject to a 4% net smelter returns royalty) in the Progreso II to VII Concessions under an exploration lease and option to purchase agreement (the “Entre Mares Option Agreement”) dated May 7, 2003 with Entre Mares De Guatemala, S.A., as lessor and (c) acquired the balance of the Concessions comprising the Tambor Project either by way of arm’s length purchase or by way of staking.  All of the Concessions have been granted (as opposed to being applications for concessions).

Radius has paid a total of US$340,000 under the Tambor - Geominas and Quimicos Option Agreement and upon making the final required payment of US$160,000 will be able to exercise the option under the Tambor - Geominas and Quimicos Option Agreement. Under the Entre Mares Option Agreement, Radius has incurred the minimum aggregate exploration costs required to be made by May 6, 2006 of US$800,000, and has the right until May 7, 2006 to elect to purchase the Progreso Concessions for US$750,000.  One-half of the 4% royalty may be purchased by Radius for US$2.0 million.

Radius, through its subsidiary, Weltern, entered into an agreement dated November 29, 2001 (the “Gold Fields Operating Agreement”) with Orogen Holding (BVI) Limited (“Orogen”), an affiliate of Gold Fields, pursuant to which Orogen acquired the right to acquire a 55% beneficial interest in the Tambor Project in consideration for incurring exploration expense of at least US$5,000,000.  Orogen subsequently conducted exploration work on the Tambor Project in the approximate amount of US$3,250,000.

Pursuant to an agreement dated November 19, 2003 (the “Gold Fields-Tambor Purchase Agreement” with Orogen, Radius re-acquired from Orogen all of its interest in the Tambor Project in consideration for the issuance and delivery of 1,300,000 Radius Shares to Orogen.

George A. Armbrust, PhD., CPG of the firm, Chlumsky, Armbrust and Meyer, LLC of Lakewood, Colorado, prepared a National Instrument 43-101 Technical Report compliant gold resource estimate on the Tambor Project for Radius.  That report was dated January 7, 2004.  That Technical Report has been filed in SEDAR.com.  The following is a summary, prepared by Greg Smith, B.Sc., PGeo of the Technical Report, prepared by George A. Armbrust, PhD., CPG.

Exploration and Development History

The Tambor Project is located in south-central Guatemala. Tambor is a metasediment and greenstone hosted, structurally controlled mesothermal lode gold deposit. Quartz-gold-arsenopyrite mineralization occurs in veins and breccias localized by kink bands in sheared host rocks. The project hosts at least 13 gold-bearing mineral occurrences spread over a 14km by 6km area.

The Tambor property received progressively more-detailed work programs between 2000 and 2003. The bulk of the work was completed by Gold Fields Ltd who formed a joint venture with Radius in 2001 to explore the property. The initial exploration program included the establishment of 100 line-kilometers of grid and soil sampling. A total of 3,958 soil samples were collected over an 11 square kilometer area. The grid area was also geologically mapped and over 1,400 rocks samples were collected along the 7-kilometer gold trend.

Early work focused on the Bella Vista area, including the Laguna North, Laguna South and JNL targets and on the Tierra Blanca area, all in the western end of the JV property. In the Bella Vista area, 15 hand trenches were excavated on six of the nine known soil anomalies.

During 2002, Gold Fields conducted initial scout drilling on seven areas, mainly on the western end and east end of the JV properties. Of these seven areas, only the Laguna North area has received follow up drilling. In the final months of 2002, high grade quartz vein hosted mineralization with visible gold was located at Guapinol South. Hand excavated trenches there returned values up to 10.1m of 31g/t Au in trench GP-5.

In early 2003, Gold Fields made a new high grade discovery 200 m east of the Guapinol South veins in an area called Poza del Coyote. The first trench on this zone returned a high-grade core of 10.93m at 66.83 g/t Au within a broader lower grade mineralized zone. An initial ten-hole reverse circulation (RC) drilling program returned high grade intercepts in five holes with moderate-grade intercepts in four additional holes.

After completing the first stage drilling at Poza del Coyote, Gold Fields moved a core drill onto the Guapinol South area and had completed 31 core holes by the end of July 2003. About half the holes had high grade intercepts, although some were fairly narrow (1.5 to 2.0 meter core length). The core drill was then moved to Poza del Coyote and the Cliff Zone between there and Coyote. The results from the cliff zone returned some high grade intercepts.

In late 2003, Radius commissioned Chlumsky, Armbrust and Meyer (CAM) to complete a resource estimate on Tambor which was completed (see above).

During February and March 2004, Radius completed a geophysical orientation survey over the Tambor gold project in Guatemala. The survey was designed to test the suitability of a new 3D Induced Polarization (IP) method to locate additional mineralization. At total of 18 line km of surveying was completed on the Guapinol and Laguna Norte zones, over drill sections containing known mineralized intercepts. Initial interpretations suggest that there is a correlation between the known geochemical anomalies and the 3D IP geophysical anomalies.

Geology, Mineral Deposits and Resources

Current understanding of the gold mineralization on the Tambor property suggests that it is a classic example of an orogenic (“mesothermal”) lode gold deposit. Specifically, Tambor is a metasediment and greenstone hosted, structurally controlled mesothermal lode gold deposit. Quartz-gold-arsenopyrite mineralization occurs in veins and breccias localized by kink bands in sheared host rocks. The project hosts at least 13 gold-bearing mineral occurrences spread over a 14km by 6km area.

Gold mineralization is associated with the convergence of the North American and Caribbean plates along major structures which evolved from transpressional to transcurrent movement. Mineralization is post-peak metamorphism. The gold zones are structurally controlled discordant veins, quartz-crush zones and vein stock works associated with shear zones.

Gold Fields prepared several resource estimates for Tambor JV properties but has not made them public. The main part of the resource is in the Guapinol South, Cliff and Poza del Coyote area.

In December 2003, Chlumsky, Armbrust and Meyer LLC (CAM) of Lakewood Colorado completed a NI43-101 compliant gold resource estimate for the Tambor Gold Project. Tambor contains 216,000 ounces of gold in inferred resources and 57,800 ounces in indicated resources, according to the independent resource estimate prepared by George A. Armbrust, Ph.D. CPG,  Kenneth L. Meyer, Robert L. Sandefur P.E. and William Walker, PhD of CAM.

Significantly, CAM commented that there are at least 2 major gold-in-soil anomalies with associated anomalous rock samples that have yet to be drill tested: a substantial strike length of strong gold-in-soil geochemistry associated with gold values in rock samples exists to the west of the Guapinol South-Cliff Zone trend, and another similar zone occurs roughly 1 km to the north of, and parallel to, Guapinol.  Accordingly, CAM states that “it is considered likely that the current resource (at Tambor) could be doubled or tripled or even more with a concerted drilling program”.

CAM’s resource estimate is tabulated below:

Tambor: Indicated Resource Estimate
Area	Tonnes	Grade (g/t Au)	Contained Gold (Ounces)
Guapinol South Cliff Zone	336,000	3.910	42,200
Poza del Coyote	120,000	4.024	15,500
Total	456,000	3.940 (1)	57,800

(1)

This is a weighted average.

Tambor: Inferred Resource Estimate
Area	Tonnes	Grade (g/t Au)	Contained Gold (Ounces)
Guapinol South Cliff Zone	368,000	5.325	63,000
Poza del Coyote	228,000	4.219	31,000
Laguna North	1,951,000	1.950	122,200
Total	2,547,000	2.641 (1)	216,200

(1)

This is a weighted average.

There has been no mining surface or underground development conducted at Tambor other than surface exploration trenching of soil anomalies.

2.

Marimba Project - Guatemala

The Marimba Project consists of four exploration concessions located in southeast Guatemala covering approximately 23,500 hectares.  One of the concessions (the Jocotan II license) was acquired by Radius by way of an arm’s length purchase and the other three concessions were acquired by Radius by way of applications for exploration concessions, all of which were subsequently granted. .  As at March 31, 2004, Radius has incurred a total of $64,200 in exploration expense on the Marimba Project.

Under a May 23, 2002 agreement (the “Marimba Option & Put Agreement”), Radius granted PilaGold an option to earn a 60% interest in the Marimba Project (the “Marimba Option”).  The Marimba Option is exercisable by PilaGold (a) paying US$30,000 to Radius and (b) incurring exploration in the amount of US$2,500,000 US within three years of the date of the approval of the Exchange of the Marimba Option Agreement.  The option agreement was approved by the Exchange on October 29, 2002.  PilaGold paid the US$30,000 to Radius and has incurred a total of $$1,071,500 (US$817,600)  in exploration expense as at March 31, 2004.  The Marimba Option & Put Agreement is currently in good standing.

Following the exercise of the Marimba Option by PilaGold, Radius has the right to cause PilaGold to purchase the remaining 40% of the Marimba Project in consideration for PilaGold granting to Radius a 40% equity interest in PilaGold, on a fully diluted basis, provided that PilaGold has no material assets, at the time, other than the Marimba Project (the “Marimba Put Option”).

In the event that Radius does not exercise the Marimba Put Option, Radius and PilaGold are to enter into a joint venture agreement for the development of the Marimba Project.

Details of the concessions comprising the Marimba Project are set out in the below table:

Marimba Project (18,122.5 ha)
	Name	ID No.	Area (ha)	Details
1	Jocotan II	LEXR-017	2,000	granted May. 28,1998
2	Olopa	LEXR-714	9522.50	granted Dec.10, 2002
3	El Tesoro	LEXR-701	9342.51(*)	granted Nov. 12,2002
4	El Pinal	LEXR-704	4475.35(*)	granted June 6,2003
	Total		18,122.5 (*)

*

Note that for the El Tesoro and El Pinal concessions, less than 100% of the concessions (3,500 of 9,342.51 hectares and 3,100 of 4,475.35 hectares, respectively) are subject to the Marimba Option granted to PilaGold.

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the all of the Guatemala Projects of Radius including the Marimba Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information, as it relates to the Marimba Project:

Exploration and Development History

There is no history of commercial mineral production from the Radius Guatemalan Projects however several of the Projects contain small adits, pits, and trenches from previous activities which were probably active in several phases including the 1800’s, Spanish Colonial (1500-1600’s) and possibly prior to this by the local Mayan Indians.  Locals have also extracted small quantities of stibnite, which is sold locally, best evidenced by several small pits and cuts on the Marimba Project.  Government geology maps completed in the early 1970’s mapped altered rhyolite volcanics, travertine deposits and active hot springs in the area of the Marimba Project of Radius Exploration Ltd.  Geological investigation of the area was undertaken in 1999 and included rock and stream sediment sampling.  Several companies have completed reconnaissance sampling in the region over the period 1993 to 1998 including Mayan Minerales S.A., Tombstone Explorations Co. Ltd., and Glamis Gold Ltd.  In most cases no results are available for these programs. Additional evidence of mineral potential was provided by silica and clay alteration exposed during the building of a new roads and highways between 1999 and 2001.  The central and eastern portion of Guatemala has become an attractive target partially due to the continued success of Radius to discover new gold mineralized systems along the same structural trend.

Radius acquired the ground in 2001 and completed widespread rock, soil, and stream sediment sampling.  Sampling also included road cuts and trenches in the two main zones Cerro T and Lantiquin.

Radius and its joint venture partner PilaGold have drilled the Marimba Project.  Two rounds of drilling have been conducted at Cerro T and Lantiquin on the Marimba property; 16 holes (1408m) in March 2004, and another 14 holes (1758m) in October 2003.  In the second phase, three holes MDD-017, -018 and -030 were completed on 2 sections at the Lantiquin prospect, and the remaining 11 holes were drilled on 6 sections at Cerro T.  The second phase of drilling at Cerro T extended the gold mineralization 400m further to the east than was previously known, and confirmed that the mineralized breccias are semi-continuous across at least 1200m of strike length.  The breccias occupy an arcuate, moderately north dipping structure that may become shallower dipping at depth. Mineralization appears to "feather" into 2 or 3 parallel narrow zones towards the east, where the structures are generally steeper, narrower, but also higher grade with a best intercept of 8.12 g/t over 1.9m. Gold results from the phase 2 drilling include; MDD017-5.7m @ 1.03g/t Au, MDD018-2.7m @ 1.09g/t Au, MDD019-17.3m @ 1.39g/t Au, MDD020-18.9m @ 0.94g/t Au, MDD021-11.4m @ 0.88g/t Au, and MDD027-5.0m @ 0.78g/t Au.  At Lantiquin, first phase drilling saw grades increase at depth, up to 2 g/t Au (from an average of 400ppb on surface) within a steeply dipping fault related shear zone.  The second phase of drilling was designed to test for higher grades further down dip and was successful in demonstrating the continuity of the broad mineralized structures, albeit at lower grades of about 1 g/t Au.  Based on these results, there is potential for near surface bulk tonnage mineralization over an area of 250 m by 250 m, and higher grade drill intercepts suggest good potential for mineralized feeder zones at depth with several kilometres of strike potential.

Geology, Mineral Deposits and Resources

The geology of the Marimba Project can be broadly separated in three sectors.  The first sector consists of the southern half of the Project and is underlain by limestone, shale and conformable limestone conglomerate of largely Cretaceous age overlain by a thick sequence of tuff.  The second sector consists of the northern Project area and is dominated by Paleozoic basement of schist and phyllite.  The Jocotan Fault generally separates these first two sectors.  The third geological sector, the western area, contains a mixed volcanic and sedimentary sequence related to the Jocotan Graben and extends about five kilometres long and three to four kilometres across.  The dominant alteration is pervasive weak to strong calcium (with minor iron and magnesium) carbonate alteration occurring as a highly variable interaction of stockwork and disseminated calcite veining and carbonitization of host rocks.  All rock units including recently deposited sediments and slope debris have been affected.  This area of carbonate alteration has now been traced over an area up to two kilometres in width and seven kilometres in strike along the trend of the Camotan Fault.  Widespread but highly variable silicification has also altered all rock units.  Active deposition of travertine (calcareous sinter) and carbonitization of all rock units continue to occur associated with a series of active hot and warm springs.  Silica sinter has been mapped in several areas often immediately underlying the travertine.  Many of the mineralization zones and alteration are also associated with red-brown limonitic staining and iron oxides probably related to the weathering minor amounts of iron rich sulphides.  The structural setting of the Marimba Project is highly complex.  The sub-parallel, regional-scale, NE-SW to nearly E-W trending, Camotan and Jocotan Faults are dominant structures in the area.  They are interpreted as steeply dipping transcurrent faults with predominantly strike-slip displacement however evidence also suggests a component of low angle thrusting, most notably in the Cerro T area.  Between these two major structures, cross structures are numerous with the orientation of these secondary structures being highly variable.  Prominent NW-SE structures form the eastern and western boundary faults for the Jocotan Graben, an apparent pull-apart feature with long-lived volcanic activity including the emplacement of the prominent rhyolite domes in the Goliath area. The thick volcano-sedimentary sequence has been affected by at least one major folding event.  The fold axes are sub-parallel to the Jocotan Fault.  Brittle cracking of the lowermost portion of the massive limestone unit in this sequence may have been a significant feature in creating open spaces later used and filled by mineralizing fluids.

Several mineralized zones have been identified on the Marimba Project.  Individual zones have had varying amounts of exploration and as such the current level of understanding differs greatly.   The known precious metal showings on the Marimba Project outcrop over an area of six kilometres by three kilometres hosted in a variety of altered units including silicified schists and jasperoidal (silica replaced) limestones.  The Cerro T Zone is located in the central portion of the Marimba Project, adjacent to the main highway.  This two kilometre long by 0.4 to 0.9 kilometre wide gold bearing zone is centred over a topographic high elongated in an east-northeast orientation.  Mineralization is concentrated at the base of a massive limestone unit near the contact with thin bedded limestone and calcareous siltstone.  Primary control to the mineralization appears to be faulting and fracturing related to the Camotan Fault and associated splays.  Gold in outcrop averaged between 1.0 and 1.7 g/t Au.  A two phase drill program has been completed and results are discussed under Exploration.  There are strong geological similarities between Cerro T and the low-grade (0.77g/t Au) San Martin gold deposit in Honduras.  San Martin is being mined by Glamis Gold and produced nearly 130,000 ounces of gold at a total cash cost of US$106 per ounce during 2002.  Lantiquin Zone mineralization consists of highly carbonate altered and silicified limestone and sedimentary rocks.   Host rocks include clay altered phyllites, carbonate altered schist and intrusive rock, and silicified thin bedded limestone.  A brecciated zone cut by numerous centimetre-scale carbonate-quartz veins has been exposed for more than 400 metres in a roadcut along the Lantiquin Road.  Chip sampling over a 250 metre section of this road exposure returned low-grade, anomalous gold values ranging between 0.1 and 0.8 g/t Au.  Gold is strongly associated with arsenic (up to 3000 ppm) and moderately associated with antimony and mercury.  Gold bearing samples are characterized by brecciated, altered rock often containing variable amounts of iron oxide, trace stibnite, and fine pyrite.  The anomalous samples outline a zone roughly two kilometres long by one kilometre wide.   The Goliath Zone is located at the base of a large rhyolite dome complex underlying the western potion of the Marimba Project.  Mineralization consists of is detrital sinter, highly anomalous in trace elements and widespread, silicified, tectonic breccias with abundant limonitic gauge, grey silicified clasts and minor stibnite.  Samples are generally weakly anomalous in gold (50 to 500 ppb Au) with anomalous values in antimony, arsenic and mercury.  Other mineralized Zones (including Marimba and Jocotan) consisting of quartz veins and silicified limestone associated with gossanous, iron oxide-rich fractures with irregular fluorite and stibnite is found in other parts of the Project.  Prospecting along prominent topographic lineaments noted in satellite imagery has located additional mineralized areas.

No Resource or Reserve has been defined within the Marimba Project.  No underground exploration has occurred on the Marimba Project.  No surface equipment or plant exists at the Marimba Project.  There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Marimba Project.

3.

Holly/Banderas Project - Guatemala

The Holly/Banderas Project consists of two granted exploration concessions and one application for exploration concession (which application is pending) covering approximately 25,300 hectares.  As at March 31, 2004, Radius has incurred a total of $1,236,700 in exploration expense on the Holly/Banderas Project.

Under a March 28, 2003 agreement (the “Holly/Banderas Option & Put Agreement”), Radius granted PilaGold an option to earn a 60% interest in the Holly/Banderas Project (the “Holly/Banderas Option”).  The Holly/Banderas Option is exercisable by PilaGold (a) paying US$500,000 to Radius over a three year period and (b) incurring exploration in the amount of US$4,000,000 within three years of the date of the approval of the Exchange of the Marimba Option Agreement.  PilaGold has delayed payment to Radius and Radius had agreed to that delay on account of the pending Amalgamation.  PilaGold has incurred a total of $433,700 (US$331,000) in exploration expense as at March 31, 2004.  The Holly/Banderas Option & Put Agreement is currently in good standing.

Following the exercise of the Holly/Banderas Option by PilaGold, Radius has the right to cause PilaGold to purchase the remaining 40% of the Holly/Banderas Project in consideration for PilaGold granting to Radius a 40% equity interest in PilaGold, on a fully diluted basis (the “Holly/Banderas Put Option”).

In the event that Radius does not exercise the Holly/Banderas Put Option, Radius and PilaGold are to enter into a joint venture agreement for the development of the Holly/Banderas Project.

The details of these Holly/Banderas concessions are set out in the below table:

Granted Licences (15,313.70 ha)
	Name	ID No.	Valid	Area (ha)	Details
1	Dorita	LEXR-032		5,370.20	granted Sept. 28, 1999
2.	La Joya II	LEXR-619		9,943.50	granted Feb. 27, 2002
Applications (9,994.82 ha)
3	El Dorado*	SEXR-813		9,994.82	applied for May 16, 2003
	Total			25,308.52

*

Only 82.7 of the 9,994.82 hectares are subject to the Holly/Banderas Option & Put Agreement

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the all of the Guatemala Projects of Radius including the Holly/Banderas Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information, as it relates to the Holly/Banderas Project:

Exploration and Development History

Government geology maps completed in the early 1970’s mapped altered rhyolite volcanics, travertine deposits and active hot springs in the area of the Eastern Projects.  Previous exploration at the Holly Project was evidenced by a series of shallow pits and trenches however no detailed descriptions of this work exists.  There is no evidence of previous exploration at the Banderas Project area.

Radius acquired ground in 2001 and completed widespread rock, soil, and stream sediment sampling. Additional evidence of mineral potential was provided by silica and clay alteration exposed during the building of a new highway in 2002 at the Holly Zone.   The central and eastern portion of Guatemala has become an attractive target partially due to the continued success of Radius to discover new gold mineralized systems along the same structural trend.

Exploration by Radius and joint venture partner PilaGold within the Eastern Guatemalan Projects is most advanced on the Holly/Banderas Project and has included stream sediment sampling, soils, and both outcrop and float rock sampling.   Work has also included trenching on areas of known mineralization as well as continuous chip sampling along accessible roadcuts.   Both the Holly and Banderas Projects have received initial stage drill programs.

Gridded soil lines have been completed over the mineralized zones.  Within the Holly Project portion targets were defined by exploration which included a total of 849 rock, 1114 soil, and 65 silt samples collected and analysed.  Significant anomalies were generated for gold in rock, soil, and stream sediment sampling.  Gold anomalies are variably associated with some or all of silver, arsenic, lead, antimony, and tungsten in selected areas.  Zones identified include; The Trench Ridge, Holly Ridge, Trail Zone, Construction Road, and Karen Zones.  Many of the zones have very significant amounts of silver associated with the higher gold values, ranging up to 3844g/t Ag at Karen and 1423g/t Ag at Holly ridge.  Gold values define a series of parallel zones along the prominent N-S structural trends.   An example includes trench HOL-R12 where a one metre chip (Holly Ridge) returned 67.8g/t Au and 1937g/t Ag with weakly anomalous levels of lead at 35ppm and 61ppm tungsten.  Trench HOL-R02, a 2.0m chip of quartz vein on Trench Ridge, assayed 17.8g/t Au and 788g/t Ag with anomalous levels of arsenic at 21ppm, 42ppm lead and 22ppm tungsten.  The Holly Project was tested by seven diamond drill holes in 2002 and eight RC drill holes in 2003. Significant intercepts were encountered in the Holly Ridge, Trench Ridge and Trail Zones.  Highlights of the first phase of drilling include: HDD-4 intersected 6 metres assaying 43.56 g/t gold and 1,617 g/t silver within a broader interval of 21 metres that assayed 13.74 g/t gold and 544 g/t silver.  At the Trail Zone HDD-5 intersected 10.60 metres assaying 7.95 g/t gold and 263.4 g/t silver and at the Holly Ridge Zone, HDD-1 intersected 14.20 metres assaying 4.14 g/t gold and 150 g/t silver.  All holes were drilled at -45degrees and the geometry of the veins and breccia zones indicates that true thickness of the structures will be 75 to 90% of the reported intersections.  Phase II drilling consisted of eight RC holes totalling 1013.3 metres completed in May 2003.  Results include; HRC01-10.7m @ 4.8g/tAu, HRC03-12.2m @ 0.98g/tAu, and HRC04-6.1m @ 1.46g/tAu, with holes #5 through #8 not returning significant intersections.

The Banderas Project is located 10km SE of the Holly Project and has undergone geological mapping, prospecting, and soil and rock sampling, and trenching.  Gold mineralization is hosted by andesitic flows and tuffs within a rhyolite dome field.  Epithermal quartz-veins and pyritic, quartz-breccia bodies occur in two parallel N-S trending zones.  Targets were defined through the collection of 1349 rock samples (312 from trenches), 2126 soils, and 56 stream sediments.   Rock chip sampling within the altered units has returned gold grades up to 2.5 g/t and a 2.5 km-long soil line has generated anomalous values for the entire length.  The strongest zone discovered to date hosts mineralization grading up to 14.59g/t Au and 330 g/t Ag., occurring as outcrop and float in a 600m by 400m NW-elongate area on the northern part of the Cerro Golera trend.  Soil sampling over the mineralized zones returned gold and arsenic anomalies outlining the known mineralization and new areas that are presently being investigated.  The grid is being expanded to cover the area between the trends and to the east and west to close off the open anomalies.  Eight additional trenches were completed at Banderas which targeted the northern extension of the M28 zone, and the Pyramid Hill zone, a parallel structure roughly 500 m west of the M28 zone.  The trenches tested veins following up on high grade float and outcrop samples from previous work.  At Pyramid Hill, trenching exposed quartz veins 1-2m wide and silicified breccias up to 6m wide over 600m strike length of the zone. The best result was 6.95 g/t Au over 4.8m from vein and breccia material in trench PHT003, which included 10.3 g/t Au over 2.1m from the quartz vein itself.  Trench M28T012, across the original M28 vein discovery, averaged 12 g/t Au and 269 g/t Ag over 7.0 metres (15.8 g/t gold equivalent at 70:1 Ag:Au).   Additional trenching at Banderas has returned; T02-4.4m @ 12.5g/t Au and 41.2 g/t Ag, T03-3.5m @ 1.6g/t Au and 1074.8g/t Ag, T05-2.1m @ 6.2g/t Au and 8.3g/t Ag, T08-6.7m @ 4.3g/t Au and 72.0g/t Ag.

Phase 1 core drilling consisted of 902m in 10 holes, completed in October 2003.  A second 12 hole (1,643m) core drilling program was completed in mid-March 2004, and was designed to test for strike and dip extensions to known mineralization on the main Pyramid Hill and M28 trends  Highlights of the recently completed drilling include intersections of 11.6 g/t Au equivalent over 2.2m in hole BDD-014; 8.5 g/t Au equivalent over 2.6m in hole BDD-019 including 16.1 g/t Au equivalent over 1.2m; and 5.2 g/t Au equivalent over 6.7m in hole BDD-022, including 13.3 g/t Au equivalent over 0.9m..  Parallel vein structures have been traced in outcrop and float up to 2,500m along strike, and at least 5 vein systems have been identified on the property to date.

Geology, Mineral Deposits and Resources

The geology of the Eastern Guatemalan Projects (including the Holly/Banderas Joint Venture) can be broadly separated in three sectors.  The first is the Northern Portion of the Area underlain by phyllite and schist of the Paleozoic Santa Rosa Group.  The Southern Portion is dominated by Quaternary volcanic and recent cover.  The main area of interest is the Central Portion of the project comprised of Cretaceous to Quaternary sedimentary and volcanic units in both unconformable and faulted contact.  The Jocotan Fault runs through this Central Region which is also highly faulted and fractured by a series of NNW-SSE and N-S faults.  The large Chiquimula Pluton of Cretaceous age has intruded the basement rocks near the northern boundary.  This 10km by 10km sized intrusive body appears largely unaltered and only rarely fractured.  Marginal porphyritic phases are exposed on the southern and western margins of the pluton.  A one square kilometre area in the central portion is covered by calcareous travertine that has been deposited from recently active hot spring.  The dominant alteration is pervasive weak to strong silicification.  A series of NNW-SSE faults and fracture sets cut the Holly Project (central portion of the Eastern Guatemala Projects).  Mineralized structures with significant gold contents are most often orientated along this structural trend.

The most advanced area within the Eastern Guatemalan Projects is the Holly/Banderas Project where several mineralized zones have been identified.  The precious metal showings on the Holly Project outcrop over an area of 2.0 kilometres by 1.5 kilometres hosted in a variety of altered units including silicified schists and volcano-sedimentary rocks.  Controls on mineralization include lithologies, structures, alteration related to felsic volcanism and possibly high level intrusives.  The Holly Ridge Zone is located in the central portion of the Holly Project, adjacent to the main highway.  This 700m by 300m gold bearing zone occurs in variably silicified volcano-sedimentary units on both flanks of a prominent east-west trending ridge.   Mineralized structures in the area appear to be a series of en-echelon and/or discontinuous and sub-parallel silicified zones and quartz veins dominantly trending 10 to 30 degrees east of N-S and dipping steeply to the west.  At the Trail Zone highly silicified finely bedded sedimentary rocks are exposed along a foot trail near the base of Holly Ridge.  At the Trail Zone silicification is widespread (400m by 550m) however gold values are highly variable.  The Trench Ridge Zone has been exposed for more than 500 metres along a prominent ridge west of the main highway.   Mineralization has been outlined in channel, grab, and soil samples with an average width to the Zone of 250 metres.  Individual mineralized structures closely parallel those of Holly Ridge with an average orientation of 160o.  Mineralization at the Construction Road Zone is spatially related to the large rhyolite dome.  A 150 metres long roadcut, created during the construction of the new highway returned a weighted average for a series of chip samples of 1.69g/t Au & 5.1g/t Ag over 40.0m.  The Karen Zone is located 200 metres north of Holly Ridge.   Mineralization consists of a series of highly variable gold-bearing quartz veins hosted by schist.  Very fine grey sulphides, believed to carry the high silver grades, are irregularly distributed throughout the veins.

The Banderas mineralized zone is located 10 km SE of the Holly Prospect.  The area is host to a complex of overlapping rhyolite domes formed at the rim of a basin that covers some 64 square kilometres.  Gold mineralization within the basin is associated with hydrothermal brecciation and pervasive silicification of the host rocks.  The Banderas epithermal vein system extends a strike length of at least 600 metres.  A low angle vein (dipping 40º west), on surface averaging 2-6 m in thickness, was located at the north-east end of the Banderas soil anomaly.   Similar banded, high-grade, Au/Ag quartz veins occur in float and outcrop elsewhere on the property.  Mineralized zones include the M28 zone, and the Pyramid Hill zone, a parallel structure roughly 500 m west of the M28 zone.  Mineralized pyritic silicified breccias, are known to occur in the hanging wall and/or footwall of the main vein structures at Banderas.  Higher grade float and outcrop samples also exist.  Preliminary petrographic examination of vein material from Banderas, carried out at the University of British Columbia, identified mineralogical and textural evidence which suggest that the Banderas veins are at a relatively high level in the mineralizing system, with good potential for the mineralized horizon to extend to deeper levels. In contrast, the presence of base metal sulphides and the absence of chalcedonic silica in samples from the Holly prospect, suggest a greater depth of formation.  The main M28 vein structure has now been drill tested over 350m strike length on 3 sections, up to 180m down dip.   The 130-140º trending vein is generally 2-5m wide and dips 30-40º to the west, occurring at the contact between basement andesites and overlying rhyo-dacites flows.  In this case the structure appears to be sub-horizontal, or may have been disrupted by "east side down" normal faulting, to produce vein intercepts which step down to the east.  The Pyramid Hill vein structure has been drill tested over 1,500m strike on 3 sections, up to 90m down dip.   This 130-140º trending structure dips sub-vertically, with multiple vein intercepts in a structural zone up to 50m wide on one section.  Again, the veins occur along the contact between andesites and overlying rhyo-dacites flows.  Gold and silver mineralization in both zones is generally associated with banded white chalcedonic quartz and black (silver sulphide) "ginguro" bands. Significant gold values generally fall in the 2-12 g/t range with local high grade values up to 18.7 g/t (over 1.5m).  Addition mineralization has been outlined on the Eastern Guatemalan Projects at the Cieba and Ivy Projects.

No Resource or Reserve has been defined within the Eastern Guatemala (including Holly/Banderas) Projects.  No underground exploration has occurred on the Eastern Guatemala (incl. Holly/Banderas) Projects.  No surface equipment or plant exists at the Eastern Guatemala (incl. Holly/Banderas) Projects.

4.

Eastern Guatemala Project - Guatemala

The Eastern Guatemala Project is located in eastern Guatemala and is a collection of 10 exploration concessions covering approximately 114,964 hectares.  All of these concessions are granted, except for three which remain in the application stage.  All of these concessions were acquired by Radius by staking.

The details of these Eastern Guatemala Project licenses are set out in the below table:

Granted Licences (50,569.09 ha)
	Name	ID No.	Area (ha)	Details
1	EXM	LEXR-621	4,800	granted Nov. 6, 2001
2.	La Joya I	LEXR-618	9,717.15	granted Feb. 27, 2002
3.	San Diego I	LEXR-699	9,922.62	granted Mar. 5, 2003
4.	San Diego II	LEXR-698	9,949.98	granted Sept. 27, 2002
5.	Los Encuentros	LEXR-711	4,400	granted Oct. 26, 2002
6.	El Carrizal	LEXR-713	6,723.47	granted Oct 16, 2002
7.	Carolina	LEXR-730	5,055.87	granted Nov. 30, 2002
	Sub-total
Applications (64,394.94 ha)
1.	El Tablon	SEXR-712	9,394.94	application
2.	Cabanas	SEXR-744	5,000.00	application
3.	El Sauce	SR-80	50,000	application
	Sub-total
	Total		114,964.03

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on all of the Guatemala Projects of Radius including the Eastern Guatemala Project.  The Technical Report may be viewed in the internet at www.sedar.com.  See Mr. Smith’s summary under “Item 3. Holly/Banderas Project – Guatemala” above which includes information on the Eastern Guatemala Project.

B.

Nicaragua Properties

The following are the Nicaragua Properties of Radius:

1.

El Pavon (formerly called Las Brisas) Project - Nicaragua

The El Pavon Project is located in central Nicaragua and is comprised of two granted exploration licences and five applications for exploration licenses, covering a total of approximately 210,939 hectares.  All of the licenses were staked by Radius.

The details of these El Pavon licenses are set out in the below table:

	Name	Valid	Area (ha)	Details
1	Geminis	25 years	37,325	granted Feb. 11, 2004
2.	Natividad	25 years	10,906	granted Feb. 11, 2004
	Sub-total
1.	Natividad II	pending	40,524	applied for Sept 23, 2003
2.	Geminis II	pending	11,824	applied for Oct 6, 2003
3.	El Milagro I	pending	16,483	applied for July 28, 2003
4.	La Rowena	pending	45,039	applied for Aug 8, 2003
5.	La Esperanza	pending	48,838	applied for Aug 8, 2003
	Sub-total
	Total		210,939

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on all of the Nicaragua Projects of Radius including the El Pavon Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information, as it relates to the El Pavon Project:

Exploration and Development History

Several areas of old adits and workings exist in the Las Brisas area however there is no documented exploration prior to Radius Explorations Ltd.

Exploration completed by Radius has outlined mineralization on the Las Brisas Project at the Pavon North, Pavon Central and Pavon South Zones.  These zones were discovered by prospecting teams in 2003.  Initial prospecting and trenching have been carried out and road cut outcrops sampled.  A total of 394 float and outcrop rock samples, 290 trench samples, 730 soils, and 125 stream sediments and pan concentrates have been collected and analysed.

Pavon Zone  The most detailed work to date has been completed at the Pavon South Zone.  The mineralization has been trenched in numerous places over strike length of 900 m and is open along strike in both directions.  At least two of the trenches TRP 8 and TRP 9 apparently did not test the full width of the vein: last sample in Trench TRP 9 finished in mineralization and returned 0.5 m @ 41.1 g/t gold.  Approximately 200 metres of strike length for the Pavon North Vein has been trenched to date.  A single grab sample of quartz vein material which assayed 12.1 g/t gold was collected directly along strike, approximately 800 m southeast of trench TRN--B.  Vein material returning 2 m @ 5.5 g/t gold has also been chip sampled 200 m to the northwest of Trench TRN--A, giving a total potential strike length to date of 1,000 m.   Hand-trenches have been dug across the zones.  The trenches returned the following gold results: TRP2-8.4m @ 21.7g/t, TRP4-5.0m @ 3.9g/t, TRP6-7.7m @ 6.1g/t, TRP8-14.3m @ 4.3g/t, TRP9-9.8m @ 6.8g/t.  An all-season road cuts the area.   Outcrop in the area of the discovery is extremely poor, and trenching or pitting through extensive soil development was used to trace veins.

Patriota Zone   La Patriota is located approximately 25km southeast of the El Pavon Zone, also discovered by Radius.  It appears to be related to the same north-south trending structural zone.   To date, alteration and gold mineralization has been mapped and sampled along a strike length of over 1,200m.  Eighteen reconnaissance chip samples were taken on three zones -- north zone central zone and the south zone.  Results include; #53157-1.0m @ 33.0g/t Au and 100g/t Ag, #53158-2.0m @ 8.4g/t Au and 54g/t Ag, #53159-1.0m @ 81.4g/t Au and 86g/t Ag, #53162-2.0m @ 32.5g/t Au and 30g/t Ag, #53164-1.0m @ 14.7g/t Au and 135g/t Ag, #53165-0.5m @ 2.9g/t Au and 44g/t Ag, and #53168-2.5m @ 24.2g/t Au and 33g/t Ag.

Geology, Mineral Deposits and Resources

The host rocks are a series of intermediate volcanic flow and pyroclastic rocks, with more felsic rocks outcropping to the east.  Roughly 3km of veins identified to date within a 5km by 2.5km area.  The veins trend 160º, with a subordinate of 120º and are mostly steep.  They range from 20cm to 12m in width.  The veins are hosted by a series of intermediate to felsic volcanic rocks in rolling, easily accessible terrain.

In the northern portion of the Las Brisas Project approximately three kilometres (total aggregate strike length) of veins have been mapped to date within a five kilometre by 2.5km area, the Pavon Zone.  The veins trend 160º, with a subordinate of 120º and are mostly steep.   Individual veins range from 20cm to 12m in width.  To date, two principal veins - Pavon South and Pavon North - have been located within the area.  In addition to the Pavon North and South veins, a series of mineralized zones were exposed in other reconnaissance trenches while tracing the main high grade vein: all of the trenches returned anomalous gold values. Additional sub-parallel veins are known to occur 2 km to the west of the Pavon trend and follow-up work is on going.

No Resource or Reserve has been defined within the Las Brisas Project.  No underground exploration has occurred on the Las Brisas Project.  No surface equipment or plant exists at the Las Brisas Project.  There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Las Brisas Project.

2.

La Patriota (also formerly called Las Brisas) Project - Nicaragua

La Patriota Project is located 25 kilometers south of El Pavon.  This project is comprised of one granted exploration licence. This license was acquired by Radius by way of staking and covers approximately 43,131 hectares.

The details of the La Patriota license are set out in the below table:

Granted Licences (43,131 ha)
	Name	Valid	Area (ha)	Details
1	El Milagro II	25 years	43,131	granted Feb 11, 2004
	Total		43,131

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the all of the Nicaragua Projects of Radius including the La Patriota Project, which therein is referred to as the Patriota Zone.  The Technical Report may be viewed in the internet at www.sedar.com.  See Mr. Smith’s summary under “Item 1. El Pavon (formerly Las Brisas Project) - Nicaragua” above which includes information on the La Patriota.

3.

Paraska Project - Nicaragua

The Paraska Project is located approximately 25 kilometers east of El Pavon.  This project is comprised of one application for an exploration license. This exploration license was acquired by Radius by way of staking and covers approximately 16,800 hectares.

The details of this Paraska license are set out in the below table:

Application (16,800 ha)
	Name	Valid	Area (ha)	Details
1	Perdida	25 years	16,800	applied Dec 16, 2002
	Total		16,800

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on all of the Nicaragua Projects of Radius including the Paraska Project.  The Technical Report may be viewed in the internet at www.sedar.com.  See Mr. Smith’s summary under “Item 1. El Pavon (formerly Las Brisas Project) - Nicaragua” above which includes information on the Paraska Project.  Mr. Smith has also prepared this separate summary.

Exploration and Development History

Several areas of old adits and workings exist on the Paraska Project however there is no documented exploration prior to Radius Explorations Ltd.   A number of the drainages in the area show signs of having been exploited for alluvial gold.  No records of these activities exist.

 Exploration completed by Radius has outlined mineralization on the Paraska Project.   These zones were discovered by prospecting teams in 2003.   Initial prospecting and chip sampling have been carried out.   Exploration has consisted of remote sensing including air photos, landsat images, and side looking radar (SLAR).   Each of these resulted in a series of linear structures and structural intersections which were the priority for the first phase sampling.   Ground work on the project has included prospecting, geological mapping, and geochemical sampling.   Geochemical sampling has resulted in a total of 317 float and outcrop rock samples, 135 soils, and 76 stream sediments and pan concentrates collected and analysed.   Outcrop samples have returned 17 samples greater than 1.0g/t Au and an additional 41 samples greater than 100 ppb Au.   Three samples returned greater than five grams per tonne gold.   Anomalous values of >50 ppb Au have been returned by 76 samples.   Silver values were generally anomalous in association with highly elevated gold values and those samples returning greater than 1g/t Au also averaged 11g/t Ag.

Geology and Mineralization

The Paraska Project is underlain by a mixed package of sedimentary, volcanic, and ultramafic rocks.   Basement units consist of phyllite, andesite, and serpentinite.  These rocks are overlain by volcanics ranging from basalt to dacite.  Few contacts between the different rock units are exposed and mapping is based on the distribution of very limited outcrop and abundant float.

The Paraska Project contains a series of mineralised quartz veins which have been outlined by prospecting, and rock and soil sampling.  Mineralization at Paraska consists of sugary quartz veins, druzy quartz, boxworks, with disseminated MnO and FeOx.   The quartz veins are 15 to 100 centimetres wide, with quartz occurring as crustiform, banded, open space and druzy silica commonly with pyrite relicts.   Host rock is silicified andesite to basalt normally clay altered and silicified.   Other forms of quartz are not uncommon including banded, sacaroidal, crustiform, and sacaroidal.  Samples are oxidized with iron oxide, limonite and goehite occurring often.   Visible gold occurs rarely.

No Resource or Reserve has been defined within the Paraska Project.   No underground exploration has occurred on the Paraska Project.   No surface equipment or plant exists at the Paraska Project.   There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Paraska Project.

4.

Juigalpa Project - Nicaragua

The Juigalpa Project is located in southern Nicaragua.  This project is comprised of two granted exploration licenses and one application for an exploration license and covers approximately 37,500  hectares. All of the licenses were acquired by Radius by way of staking.

The details of these Juigalpa licenses are set out in the below table:

	Name	Valid	Area (ha)	Details
1	Casiopea	25 years	5,600	granted August 19, 2003
2.	Escondida	25 years	10,100	granted August 19, 2003
	Sub-total
1.	Santa Tomas	pending	21,800	applied for July 8, 2003
	Sub-total		21,800
	Total		37,500

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the all of the Nicaragua Projects of Radius including the Juigalpa Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report, as it relates to the Juigalpa Project:

Exploration and Development History

Between 1981 and 1991 the Swedish Geological Survey in conjunction with the Nicaraguan Ministry of Mines completed a country wide program of geological mapping, and geophysical and geochemical surveying.   These programs concentrated on known gold mining districts and volcanic terrenes in the western portion of the country.  A series of anomalous zones were outlined in the southern states of Boaco and Chontales and several of these are now covered by Radius’ Juigalpa Project.

Exploration completed by Radius has outlined mineralization on the Paraska Project.   These zones were discovered by prospecting teams in 2003.   Initial prospecting and chip sampling have been carried out.   Exploration has consisted of remote sensing including air photos, landsat images, and side looking radar (SLAR).   Each of these resulted in a series of linear structures and structural intersections which were the priority for the first phase sampling.   Ground work on the project has included prospecting, geological mapping, and geochemical sampling.   Geochemical sampling has resulted in a total of 317 float and outcrop rock samples, 135 soils, and 76 stream sediments and pan concentrates collected and analysed.   Outcrop samples have returned 17 samples greater than 1.0g/t Au and an additional 41 samples greater than 100 ppb Au.   Three samples returned greater than five grams per tonne gold.   Anomalous values of >50 ppb Au have been returned by 76 samples.   Silver values were generally anomalous in association with highly elevated gold values and those samples returning greater than 1g/t Au also averaged 11g/t Ag.

Geology and Mineralization

The Paraska Project is underlain by a mixed package of sedimentary, volcanic, and ultramafic rocks.   The mineralized structures are hosted by variably silicified, argillised, and sericite-altered andesite which often contains limonite on fractures and occasionally quartz veins as stringers or stockworks.

The Juigalpa Project is located in south-central Nicaragua.  The Project area was staked based on exploration work carried out by a joint Nicaraguan –Swedish government geology program completed in the 1980’s and 1990’s.   Style of mineralization included quartz veins and silicified breccias which have been outlined by prospecting, and rock and soil sampling.  Additionally zones of silicification within the host volcanics have been identified.  Mineralization within the Juigalpa Project consist of a series of variable quartz and quartz/carbonate veins and silicified and brecciated zones.  The vein material includes chalcedonic, crustiform, banded, colloform, breccias, and coarse subheadral to sugary quartz crystals.   Surfical material shows variable levels of oxidation with common sooty black sulphide/oxide material and manganese and iron oxides reflective of a trace to minor sulphide content in the un-weathered veins.   Rare pyrite occurs as fine brassy subhedral crystals.   High grade material collected from float in a large field consisted of a mix of vein blocks, tectonic rehealed breccias, with white to light grey quartz flooding, and banded broken silica.

No Resource or Reserve has been defined within the Juigalpa Project.   No underground exploration has occurred on the Juigalpa Project.   No surface equipment or plant exists at the Juigalpa Project.   There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Paraska Project.

5.

Other Projects - Nicaragua

Radius has a collection of another 19 applications for exploration licences covering approximately 533,136 hectares.  These properties are located throughout Nicaragua.  All of these applications for exploration licences were acquired by Radius by way of staking.

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on all of the Nicaragua Projects of Radius including these Other Projects.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information, as it relates to these Other Projects:

Nicaraguan Exploration and Development History

Some of the areas comprised of the Other Projects of Radius have had limited past gold exploration and small scale production, however much of the ground has never been looked at and very little modern exploration has taken place in Nicaragua.

Radius began acquiring ground in Nicaragua in 2003 and has completed remote sensing interpretation, geological mapping, prospecting, stream sediment sampling, gridded soils, float and outcrop rock sampling.   Many of the anomalies generated by this work were previously unknown in areas with no documented exploration or mining activity.

Geology, Mineral Deposits and Resources

The Other Projects are underlain by a mixed package of sedimentary, volcanic, and in places ultramafic rocks.   Basement units consist of phyllite, andesite, and serpentinite.   These rocks are overlain by volcanics ranging from basalt to dacite.   Few contacts between the different rock units are exposed and mapping is based on the distribution of very limited outcrop and abundant float.   Locally the most abundant lithology consists of sheared, dark-grey to black serpentinite typically including blocks of relatively massive ultramafic rock.   Rocks in various portions of the Other Radius Nicaraguan Projects have been affected by strong hydrothermal alteration.  Most are interpreted to be largely altered andesite and dacite flows and tuffs, which varying and quite often substantial destruction of original texture.  Silicification and sericitisation is in cases ubiquitous, commonly containing small, irregular cavities lined with quartz crystals, and cut by narrow, locally abundant quartz veinlets.   The altered rocks contain variable amounts of limonite, most abundantly in quartz-filled cavities and in pseudomorphs of mafic minerals, but also along veinlets and fractures.  This limonite appears to represent largely oxidized pyrite.   The structural setting of the Radius Nicaraguan Projects is highly complex reflecting the long-lived and highly active nature of the tectonics in this part of the world.  Several phases of activity have resulted in a variety of structural regimes over time and in some cases the reactivation of existing structures has resulted in individual structure with more than one sense of movement.   The NE-SW trending, regional scale Punta Huete Fault is the primary structural control in the northern and north-eastern regions.   Significantly the gold deposits of El Limon, Suina, and Bonanza occur spatially related to this structure.   The dominant local structures appear to be, often unexposed, shears and/or faults most often near perpendicular to the more regional structures.  These structures are interpreted as normal faults with dominantly left lateral movement.  Secondary structures of any orientation have potential to be associated with mineralized zones having allowed pathways for fluids especially where dilatent zones have developed as flexures or jogs.

A number of mineralized areas comprised of gold bearing quartz veins have been outlined by prospecting, and rock and soil sampling.  Additionally zones of silicification within the host volcanics have been identified.

No Resource or Reserve has been defined within the Other Projects.  No underground exploration has occurred on the Other Projects.  No surface equipment or plant exists at the Other Projects.  There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Other Projects.

Management Discussion and Analysis

Selected Consolidated Financial Information

The following is a summary of certain selected consolidated financial information for the last three fiscal years of Radius which is qualified by the more detailed information appearing in the financial statements included in this Information Circular:

	Year Ended December 31, 2003 (audited)	Year Ended December 31, 2002 (audited)	Year Ended December 31, 2001 (audited)
Income	$72,149	$46,779.	$78,226
Administrative Expenses	$1,282,071	$614,290	$1,128,601
Net Income (Loss)	$(1,722,063)	$(642,626)	$(1,105,740)
Working Capital	$14,795,253	$1,952,085	$2,744,094
Deferred Exploration Costs	$6,580,459	$5,504,170	$3,994,411
Long-Term Liabilities	$Nil	$Nil	$Nil
Shareholders’ Equity - dollars	$22,606,118	$8,706,754	$7,897,494
Shareholders’ Equity - shares	38,395,242	22,70 5 ,896	17,911,096

(1)

There are 40,306,492 common shares issued and outstanding as at the date of this Information Circular, of which 750,000 are escrowed and subject to release requirements.

Results of Operations

Year Ended December 31, 2003 compared to December 31, 2002

Radius reported a net loss for the fiscal year ended December 31, 2003 of $1,722,063 or $0.06 loss per share, compared to a loss of $642,626 or $0.04 loss per share for the fiscal year ended December 31, 2002.  This increase in the year ended December 31,2003 was due to an increase in write off of resource property costs (2003 - $446,529; 2002 - $114,895), increased administrative expenses (2003 - $1,282,071; 2002 - $614,290) and increased foreign exchange losses (2003 - $64,702; 2002 – Nil), that were offset by interest income (2003 - $72,149; 2002 - $32,689).

Write-offs of resource property costs for the current year consisted of Radius’s property examination costs relating to Cipres and Golazo concessions and costs on the abandoned Guatemala concessions of $108,332.

Administrative expenses for the fiscal year ended December 31, 2003 were approximately one hundred percent higher than for the fiscal year ended Decemmber 31, 2002.  The primary reason for the increase was the increased shareholder communications costs of $531,813 compared to $92,521 for the fiscal year ended December 31, 2002.  The reason for this increase was large volume mailouts being done to capture better market recognition.  Non-cash compensation charges for the fiscal year ended December 31, 2003 increased to $234,500 compared to nil in the fiscal year ended December 31, 2002 due to consultants being granted options. Professional fees increased in the fiscal year ended December 31, 2003 to $54,427 compared to $31,077 in the fiscal year ended December 31, 2002 due to legal fees on U.S. issues and an increase in auditing fees.  Salaries for 2003 were comparable to 2002.  Travel costs for the fiscal year ended December 31, 2003 were $90,446 compared to $42,130 for the fiscal year ended December 31, 2002 due to more travelling for investor relations.  All other areas of administrative operations decreased due to shared office costs being billed out.

Year Ended December 31, 2002 compared to December 31, 2001

Radius reported a net loss for the fiscal year ended December 31, 2002 of $642,626 or $0.04 loss per share, compared to a loss of $1,105,740 or $0.07 loss per share in the 2001 comparative period.  The decreased loss was a result of lower administrative costs of $614,290 compared to $1,128,601 which was offset by increased write-offs of mineral properties and deferred exploration costs (2002 - $114,895; 2001 - $55,365), and further offset by interest income (2002 - $32,689; 2001 - $57,445), offset by consulting income (2002 - $14,090; 2001 - $20,781) and offset by a recovery of rental expense (2002 - $39,780).  The 2002 resource property write-offs consist of Radius’s property examination costs and deferred exploration costs on concessions in Guatemala.

Administrative costs declined sharply in the shareholder communication area (2002 - $92,521 compared to 2001 - $529,234) due to the decreased volume of press releases, information packages and attendance at conferences and exhibits.  Salaries took a large decline in 2002 due to a smaller staff. The increase in other administrative costs was due to general continuance of day to day business.

Mineral Properties

During the year ended December 31, 2003, approximately $520,000 was spent on Radius’s 100% owned mineral properties in Guatemala.  Of that amount, the major expenditure categories include approximately $370,000 for personnel related costs, such as salaries, geological consulting fees and medical expenses, $65,000 for administration and $85,000 for licenses and taxes.  Approximately $670,000 was spent in Nicaragua.  Of that amount the major expenditure categories include approximately $365,000 for personnel related costs, such as salaries, geological consulting fees and medical expenses, $80,000 for administration costs and $46,000 on licenses and taxes and legal costs.

During the year ended December 31, 2002, approximately $ 2 ..44 million was spent on Radius’s 100% owned mineral properties in Guatemala.  Of that amount, the major expenditure categories include approximately $662,000 for personnel related costs, such as salaries, geological consulting fees and medical expenses, $190,000 for geochemistry and geophysics, and $184,000 for drilling.

During fiscal 2002, Radius spent approximately $78,000 on properties that it optioned to PilaGold and $63,000 on properties optioned to Gold Fields.

During the year ended December 31, 2001, Radius incurred exploration expenditures of approximately $2.5 million on exploration of its properties, almost all of which was spent on projects located in Guatemala.  Of that amount, the major expenditure categories include approximately $1,045,000 for personnel related costs, such as salaries, geological consulting fees and medical expenses, $283,000 for vehicle and other travel expenses, $212,000 for licences, taxes, property payments, legal and accounting, and $202,000 for geochemistry and geophysics.

Liquidity and Capital Resources

Year ended December 31, 2003 compared to December 31, 2002

During the 2003 fiscal year Radius’s cash resources increased by $12,927,332 compared to a decrease of $761,493 in 2002.  The increase is a result of Radius receiving $15,386,927 from the sale of shares which includes gross proceeds of $9,817,500 from a private placement of units at $1.50 per unit and $500,000 from a private placement of units at $0.50 per unit.  The balance of the increase resulted from the exercise of share purchase warrants and stock opitions.  Radius spent $1,390,452 on its resource properties (2002 - $1,741,541).

As at December 31, 2003 Radius had a working capital of approximately $14.80 million compared to working capital of $1.95 million as at the fiscal year ended December 31, 2002. The increase in working capital is a result of Radius not spending the money it had raised from the sale of shares.

Radius’s paid up share capital as at December 31, 2003 was $27,539,692 representing 38,395,242 common shares without par value.  The contributed surplus of $234,500 plus share capital, together with a deficit of $5,168,074, results in shareholders equity of $22,606,118 (2002 - $8,706,754).  Details of share capital issuances are discussed in Note 6 to the Financial Statements.  Subsequent to the 2003 fiscal year Radius received an additional $180,138 from the exercise of stock options and share purchase warrants.

Year ended December 31, 2002 compared to December 31, 2001

During the 2002 fiscal year Radius’s cash resources decreased by $761,493 compared to an increase of $2,073,536 in 2001.  The decrease is a result of Radius spending $1,741,541 on its resource properties and raising cash of only $951,886 from the sale of shares.

As at December 31, 2002 Radius had a working capital of approximately $1.95 million compared to working capital of $2.7 million as at the fiscal year ended December 31, 2001.  The decrease in working capital is a result of the expenditures on resource properties and a smaller amount of funds raised from the sale of shares.

Radius’s paid up share capital as at December 31, 2002 was $11,652,765 representing 22,70 5 ,896 common shares without par value.  The share capital, together with a deficit of $3,446,011, results in shareholders equity of $8,706,754 (2001 - $7,897,494).

Per Share Losses

Although the loss for the year 2001 of $1,105,740, decreased to $642,626 in 2002 and increased to $1,722,063 in 2003, the loss per share for 2003 of ($0.06) was higher than 2002 ($0.04) and lower than 2001 ($0.07) due to the increase in issued and outstanding share capital (from 17,91 1 ,096 shares in 2001 to 22,70 5 ,896 shares in 2002 to 38,395,242 shares in 2003) and the resulting increase in the weighted number of shares outstanding.

Changes in Accounting Principles

In 2003 Radius adopted the new recommendations of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. It is applied on a prospective basis and applies to all awards granted on or after 1 May 2002.  This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

The standard requires that all stock-based awards made to non-employees be measured and recognized using a fair value based method.

The standard encourages the use of a fair value based method for all awards to employees, but only requires the use of a fair value based method for direct awards of stock, stock appreciation rights, and awards that call for settlement in cash or other assets. Awards that a Company has the ability to settle in stock are recorded as equity, whereas awards that the entity is required to or has a practice of settling in cash are recorded as liabilities. Radius has elected to account for employee stock options by measuring compensation cost for options as the excess, if any, of the quoted market price of Radius's common shares at the date of grant over the amount an employee must pay to acquire the common shares. As required for the employee stock options, Radius will disclose pro-forma income (loss) and pro-forma earnings (loss) per share using a fair value based method.

There are no other significant acquisition and disposition other than as described herein, no discontinued operations or major changes in the direction of Radius's business.

Quarterly Information

The following financial information is for each of the last eight quarters of Radius ending the fourth quarter for the fiscal year ending December 31, 2003. This is derived from unaudited quarterly financial statements prepared by management.

Summary Financial Information for the Eight Quarters ended December 31, 2003

Period	Income ($)	Net (Loss) ($)	(Loss) per share(1) ($)
January – March, 2002	15,711	(115,930)	(0.01)
April – June, 2002	12,793	(122,760)	(0.01)
July – September, 2002	-	(140,428)	(0.01)
October - December, 2002	18,275	(263,507)	(0.01)
January – March, 2003	3,896	(142,647)	(0.01)
April – June, 2003	10,994	(223,083)	(0.01)
July – September, 2003	17,881	(200,823)	(0.01)
October - December 2003	39,378	(1,155,510)	(0.06)

(1)

Radius uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments.  Under this method, the dilutive effect on earnings per share is recognized to the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments.  It assumes that the proceeds would be used to purchase common shares at the average market price during the year.  For the years presented, however, this proved to be anti-dilutive.  Basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Use of Available Funds and Principal Purposes

Available Funds

As of the end of the most recent month, March 31, 2004, Radius had working capital of approximately $13,765,000.

Up to the amalgamation, exploration will continue to be ongoing on Radius’s various projects.

Following the Amalgamation, management will review all of the properties held by Amalco and then will determine which prioritize the development of the Amalco properties and determine appropriate work programs.  Further, Radius reserves the right to use of the available funds for development of any properties Amalco may acquire subsequent to the Amalgamation.

Principal Purposes

Currently, Radius does not have long-term work programs for its properties and will not establish such work programs until the Amalgamation has completed or it is concluded that the Amalgamation will not complete.  The principal purpose of the available funds will be three fold: to fund further exploration and development efforts on the priority targets; to continue with regional programs designed to identify additional areas with mineral potential; and to option those projects best suited for advancement in conjunction with a joint venture partner.  Further, Radius reserves the right to use the available funds for development of any properties Amalco may acquire subsequent to the Amalgamation.

In the event that the Amalgamation does not complete, then Radius will review all of the properties and then will plan and prioritize the development of the Radius properties and determine appropriate work programs.  Further, Radius reserves the right to use of the available funds for development of any properties Radius may subsequently acquire.

See also, “Part IV – Information Concerning PilaGold – Use of Available Funds and Principal Purposes” and sell also Part V – Information Concerning Amalco – Available Funds and Principal Purposes”.

Radius’s present Working Capital to fund ongoing operations will be more than sufficient to meet its administrative costs for the next 12 months.

Securities of Radius

Issued and Outstanding

As at the record date there were 40,206,492 issued and outstanding shares and as at the date of this Joint Information Circular there are 40,306,492 issued and outstanding shares.  In addition, there are 2,855,000 common shares of Radius reserved for issuance pursuant to outstanding stock options and 5,820,450 common shares of Radius are reserved for issuance pursuant to outstanding share purchase warrants.  See "Part III – Information Concerning Radius – Consolidated Share and Loan Capital".

Authorized Capital

Radius has an authorized capital of 100,000,000 common shares without par value.

Dividends - Entitlement

Radius Shareholders will be entitled to dividends, if, as and when declared by the board of directors of Radius.

Dividends - Record and Policy

Radius has no history of paying dividends and Radius does not contemplate that any dividends will be paid on the Radius Shares in the immediate or the foreseeable future, regardless of whether the Amalgamation completes.

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

Radius Shareholders will be entitled to one vote per share at all meetings of Radius Shareholders.

Radius Shareholders are entitled to receive a pro rata share of the assets of Radius available for distribution to holders of Radius Shareholders in the event of liquidation, dissolution or winding-up of Radius. All Radius Shares rank pari passu, each with the other, as to all benefits which might accrue to the Radius Shareholders.

Consolidated Share and Loan Capital

The following table sets out the particulars of the share and loan capital of Radius and of the resulting issuer, Amalco.

Designation of Security	Amount Authorized or to be authorized	Amount outstanding as of the date of the most recent balance sheet in the Joint Information Circular(1)	Amount Outstanding as of the Most Recent Month End(2)	Amount to be outstanding in Amalco upon completion of the Amalgamation(3)
Common shares	100,000,000	38,395,242	39,771,492	50,590,944
Long Term Debt	N/A	Nil	Nil	Nil

(1)

As at the date of the most recent balance sheet there were outstanding 1,890,000 Radius Options and 6,391,700 Radius Warrants.

(2)

As at the date of the most recent month end there were outstanding 2,855,000 Radius Options and 6,355,450 Radius Warrants.

(3)

As at the completion of the Amalgamation there will be 3,430,552 Amalco Options and 2,214,052 Amalco Warrants.

Radius Stock Options

As at the date of this Joint Information Circular, there are 2,855,000 outstanding options to purchase or acquire Radius Shares.

The following table sets out all options in Radius which are held as of April 16, 2004 by all the current officers and past officers as a group, all directors and past directors and all employees, past employees and consultants, as a group.  Note that he closing price of a Radius Share on April 16, 2004 was $1.27.

Optionees	Number of Radius Shares Subject to Options	Exercise Price ($)	Market Value of Securities Underlying Options as of April 16, 2004(1) ($)	Expiration Date
Simon Ridgway	320,000	$0.68	$188,800	January 15, 2008
Mario Szotlender	40,000 140,000 120,000 300,000	$0.65 $1.00 $0.68	$24,800 $37,800 $70,800 $133,400	December 12, 2004 July 10, 2006 January 7, 2008
Harmen J. Keyser	40,000	$0.99	$11,200	January 27, 2008
Craig Bow	100,000	$0.90	$37,000	January 15, 2008
Nicholas Glass	70,000	$0.90	$25,900	January 15, 2008
David Farrell	Nil (2)
Ralph Rushton	30,000 150,000 180,000	$0.95 $1.32	$9,600 $Nil $9,600	April 2, 2008 February 26, 2009
Tim Osler	55,000	$1.10	$9,350	August 7, 2008
Employees and consultants, as a group	330,000 (3)	$1.35	$Nil	June 14, 2004
	77,000	$0.65	$47,740	October 31, 2004
	64,000	$0.60	$42,880	November 15, 2005
	54,000	$0.68	$31,860	January 11, 2006
	125,000	$0.85	$52,500	January 24, 2006
	40,000	$1.00	$10,800	July 10, 2006
	230,000	$0.68	$135,700	January 7, 2008
	100,000	$0.99	$28,000	January 27, 2008
	245,000	$1.10	$41,650	August 7, 2008
	150,000	$1.30	$Nil	January 14, 2005
	100,000	$1.30	$Nil	January 14, 2009
	275,000	$1.32	$Nil	February 27, 2009

(1)

There are no options to acquire Radius Shares held by any other persons other than as disclosed in this table.

(2)

See footnote 3 below.

(3)

These 330,000 options are held by Endeavour Financial Ltd., of which David Farrell, a Director of Radius, is the Vice-President.

Radius Warrants

As at the date of this Joint Information Circular, there are 5,820,450 outstanding warrants (the “Radius Warrants”) to purchase or acquire Radius Shares.

The following table sets out all warrants in Radius which are held as of the date of this Joint Information Circular by all the current directors and officers and other private investors:

Holder of Radius Warrants	Number of Radius Shares Issuable Upon Exercise	Exercise Price Per Share	Expiration Date
Simon Ridgway	1,409,800(1)	$0.25	December 19, 2004
Harmen J. Keyser	50,000	$0.25	December 19, 2004
Tim Osler	295,000	$0.25	December 19, 2004
Various Investors	335,000	$0.25	December 19, 2004
Various Investors	458,150	$1.50	May 13, 2005
Various Investors	3,272,500	$1.75	November 13, 2005

(1)

1,084,800 of the warrants are held in the name of Mill Street Services Ltd., a company owned by the Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

Escrowed Shares of Radius

There are 750,000 shares of Radius held in escrow pursuant to an escrow agreement dated April 14, 1998 with Pacific Corporate and certain escrow shareholders (the “Radius Escrow Agreement”).  The shares held under the escrow agreement are not to be released from escrow unless the Escrow Agent has received a letter from the BC Securities Commission or the TSXV consenting to the release.  The escrowed shares are subject to the direction and determination of the Exchange.  Specifically, escrowed shares may not be sold, assigned, hypothecated, transferred within escrow or otherwise dealt with in any manner without the consent of the Exchange. In the event an escrow shareholder is placed into bankruptcy the escrow share may be transferred within escrow to the trustees in bankruptcy or other person legally entitled to the escrowed shares. In the event of the death of an escrow shareholder the escrowed shares shall be released from escrow and the escrow shares will be delivered to the legal representatives of the deceased. In addition, any shares which have not been released from escrow on the date which is the tenth anniversary from the later of the issue of the escrow shares (April 14, 1998) and the date of the receipt for Radius’s prospectus in British Columbia (August 21, 1998) shall forthwith be cancelled.

The escrow shares are held pursuant to the Radius Escrow Agreement by Pacific Corporate for the following individuals:

Name of Holder	Number of Shares
Simon Ridgway	350,000
Robert Wasylyshyn	275,000
Tim Osler	25,000
Mario Szotlender	50,000
Harmen J. Keyser	50,000
Total	750,000

Prior Sales

The only shares issued by Radius during the twelve months preceding the date of this Joint Information Circular were:

Number of Issued Shares	Price Per Share	Total Consideration
2,705,000	$0.25	$676,250.00
750,000	$0.55	$412,500.00
90,000	$0.60	$54,000.00
110,000	$0.65	$71,500.00
270,000	$0.68	$183,600.00
30,000	$0.90	$27,000.00
45,000	$0.95	$42,750.00
130,000	$0.99	$128,700.00
40,000	$1.00	$40.000.00
10,000	$1.01	$10,100.00
3,032,262	$1.25	$3,790,327.50
170,000	$1.35	$229,500.00
1,300,000	$1.49 (deemed)	Tambor Property interest
6,545,000	$1.50	$9,817,500.00

The number of shares issued and outstanding as of the most recent month end, March 31, 2004, was 39,771,492.

Stock Exchange Prices

The Radius Shares are listed for trading on the TSXV under the trading symbol RDU. The following table sets out the market price range and trading volume of the Radius Shares on the TSXV for the periods indicated.

Period	High ($)	Low ($)	Volume (no. of shares)
April 12 – 16, 2004	1.42	1.17	823,910
April 5 – 9, 2004	1.36	1.24	834,471
March 29 – April 2, 2004	1.38	1.21	368,890
March 22 -26, 2004	1.37	1.14	275,197
March 15 – 19, 2004	1.37	1.15	342,551
March 8 – 12, 2004	1.56	1.37	213,201
March 1 – 5, 2004	1.45	1.35	109,153
February 2004	1.58	1.26	1,519,177
January 2004	1.53	1.22	880,149
December 2003	1.80	1.35	1,874,552
November 2003	2.03	1.60	2,089,478
October 2003	1.75	1.30	2,055,783
September 2003	1.82	1.17	2,241,013
August 2003	1.39	1.10	1,550,522
July 2003	1.30	1.05	1,862,411
June 2003	1.50	1.20	2,426,240
May 2003	1.34	0.96	2,503,019

On April 16, 2004 the closing price of the Radius Shares on the TSXV was $1.27 per Radius Share.

Principal Holders of Voting Securities

To the knowledge of the directors and senior officers of Radius, as at the Radius Record Date, the only person or company which beneficially owned, directly or indirectly, or exercised control or direction over shares carrying more than 10% of the voting rights attached to all voting securities of Radius is Gold Fields Limited (a public company) which indirectly holds 5,109,524 shares or 12.7% of the issued capital as at the Radius Record Date.

Directors, Officers and Management

Directors

The following table sets forth the name, municipality of residence, current position with Radius and principal occupation and shareholdings of each of the directors and officers of Radius.

Name, Position and Municipality of Residence(1)	Principal Occupation and, If Not at Present an Elected Director, Occupation During the Past 5 Years(1)	Director Since	Number of Shares(2)
Simon Ridgway (3), Director Vancouver, BC	President of each of Radius and PilaGold	Sept 30, 1997	1,465,700 (4)
Mario Szotlender(3), Director Caracas, Venezuela	President of Mena Resources Inc.	December 13, 1999	1,309,300
Harmen J. Keyser, Director Gibsons, BC	Independent Geologist and President of North American Gold Inc.	September 9, 1997	134,000
Craig Bow, Director, Golden, Colorado	Area Manager, North America, Gold Fields Exploration Inc.	July 17, 2001	0 (5)
David Farrell(3), Director Vancouver, BC	Vice President, Endeavour Financial Ltd. (private investment banking firm)	June 15, 2001	0
Nicholas Glass, Director, Vancouver, BC	Mediation and Arbitration Lawyer, self-employed	January 14, 2003	0
Tim Osler, Secretary, Vancouver, BC	Secretary of each of Radius and PilaGold	N/A	243,450
Ralph Rushton, Vice President, Corporate Development, Vancouver, BC	Vice President, Corporate Development of Radius	N/A	15,400

(1)

The information as to municipality of residence and principal occupation, not being within the knowledge of Radius, has been individually furnished by the respective nominees.

(2)

Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at April 16, 2004 based upon information furnished to Radius by individual directors and officers. Unless otherwise indicated, such shares are held directly.

(3)

Denotes member of Audit Committee.

(4)

890,800 of these shares are held in the name of Mill Street Services Ltd., a private company owned by The Ridgway Family Trust, of which Mr. Ridgway is a Trustee.

(5)

Craig Bow is Exploration Manager, North America with Gold Fields Exploration Inc. whose parent company, Gold Fields Limited, indirectly holds 5,109,524 shares of Radius.

Corporate Cease Trade Orders and Bankruptcies

No director, officer or promoter of Radius is, or has been within the past ten years, a director, officer or promoter of any other company that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties or Sanctions

None of the directors or officers of Radius, or any shareholder holding a sufficient number of securities of Radius to affect materially the control of Radius, has within the ten years before the date of this Joint Information Circular, been the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Individual Bankruptcies

None of the directors or officers of Radius, or any shareholder holding sufficient number of securities of Radius to affect materially the control of Radius, or a personal holding company of any such person has, within the ten years before the date of this Joint Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Executive Compensation

The following table (presented in accordance with the rules (the "Rules") made under the Securities Act (British Columbia) sets forth all annual and long term compensation for services in all capacities to Radius and its subsidiaries for the three most recently completed financial years ending December 31, 2003 (to the extent required by the Rules) in respect of each of the individuals comprised of the Chief Executive Officer and the other four most highly compensated executive officers of Radius as at December 31, 2003 whose individual total compensation for the most recently completed financial year exceeded $100,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving in such an office at the end of the most recently completed financial year (collectively the "Named Executive Officers"). The only Named Executive Officers of Radius are Simon Ridgway, the President, Ralph Rushton, the Vice President, Corporate Development and Robert Wasylyshyn who was the Vice President, Exploration until November 29, 2002.

The following table also provides the disclosure required by the Alberta Securities Commission's Form 40 for Radius's "executive officers".

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Option SAR's Granted (#)	Restricted Shares or Restricted Share Units (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Simon Ridgway, President	2003	96,000(1)	Nil	Nil	320,000	Nil	Nil	Nil
	2002	96,000(1)	Nil	Nil	Nil	Nil	Nil	Nil
	2001	96,000(1)	Nil	Nil	Nil	Nil	Nil	Nil
Ralph Rushton, VP Corp. Develop.	2003	60,000	Nil	Nil	50,000	Nil	Nil	Nil
	2002	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Robert Wasylyshyn, former VP, Exploration	2003	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2002	82,500	Nil	Nil	Nil	Nil	Nil	Nil
	2001	90,000	Nil	Nil	40,000	Nil	Nil	Nil

(1)

Pursuant to a management agreement with Mill Street Services Ltd., a private company owned by the Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

Radius has no executive compensation committee and no formal compensation policy. However, executive officers are compensated in a manner consistent with their respective contributions to the overall benefit of Radius.

Long Term Incentive Plan (LTIP) Awards

Radius does not have a LTIP, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (where performance is measured by reference to Radius's financial performance or the price of its securities), was paid or distributed to the Named Executive Officer during the most recently completed financial year.

Option/Stock Appreciation Rights (“SAR”) Grants during the Most Recently Completed Financial Year

The following table (presented in accordance with the Rules) sets forth stock options granted under the most recently completed financial year to the Named Executive Officer.

Name	Securities Under Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Security)	Market Value of Securities Underlying Options on Date of Grant ($/Security)	Expiration Date
Simon Ridgway	320,000	30.92%	0.68	0.68	January 7, 2008
Ralph Rushton	50,000	0.05%	0.95	0.95	April 2, 2008

Aggregated Options Exercised in the Last Financial Year and Fiscal Year-End Option Values

The following sets out the details of stock options exercised by the Names Executive Officers during the past fiscal year.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at Fiscal Year (#) Exercisable/ Unexercisable	Value of Unexercised in-the-money Options at Fiscal Year-End Exercisable/ Unexercisable ($) (1)
Simon Ridgway	Nil	N/A	320,000 exercisable	256,000
Ralph Rushton	20,000	19,594	30,000 exercisable	15,900

(1)

Value of unexercised in-the-money options calculated using the closing price of Radius’s shares on the TSX Venture Exchange on December 31, 2003 of $1.48 less the exercise price of in-the-money stock options.

Pension Plans

Radius does not provide retirement benefits for directors or officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

Radius has no plans or arrangements in respect of remuneration received or that may be received by the Named Executive Officers in Radius's most recently completed or current financial year in respect of compensating such officers in the event of termination of employment (as a result of resignation, retirement, change of control, etc.) or a change in responsibilities following a change in control, where in respect of the Named Executive Officer the value of such compensation exceeds $100,000.

Radius Management Agreement

Radius and Mill Street Services Ltd., a private company owned by the Ridgway Family Trust, of which Mr. Simon Ridgway is the Trustee, entered into a management agreement dated December 1, 2002 (the “Radius Management Agreement”) pursuant to which Simon Ridgway was to provide management services to Radius in consideration for a monthly fee of $8,000 per month plus out-of-pocket expenses.  The term of the agreement is four years from the date of the agreement.  Radius is required to provide 12 months written notice of intention to terminate the Radius Management Agreement.

Compensation of Directors

Radius has no standard arrangement pursuant to which directors and senior officers are compensated for their services in their capacity as such except for the granting from time to time of incentive stock options. An aggregate of options were granted to directors of Radius during its most recently completed financial year.

Indebtedness of Directors, Executive Officers and Senior Officers

There is and has been no indebtedness of any director, executive officer or senior officer or associate of any of them, to or guaranteed or supported by Radius during the most recently completed financial year ended December 31, 2003.

Conflicts of Interest

A number of directors of Radius are also directors of PilaGold.  Specifically, Simon Ridgway, Mario Szotlender and Harmen J. Keyser are each directors of both of Radius and PilaGold.  Furthermore, Simon Ridgway is the President of both of Radius and PilaGold.  Furthermore, each of Simon Ridgway, Mario Szotlender and Harmen J. Keyser own securities in each of Radius and PilaGold (See “Part I – General Proxy Information – Interest of Persons in Matters to be Acted Upon” and see “Part IV – Information Concerning PilaGold – Conflicts of Interest”).  These items have resulted in conflicts of interest.  These directors have dealt with those conflicts of interest in accordance with the provisions of applicable corporate legislative provisions.  Specifically, each of these directors has disclosed his conflicts of interest to all of the other members of the board of directors of Radius and has abstained from voting on the Amalgamation Agreement.  Tim Osler is the Secretary of each of Radius and PilaGold.  Pursuant to applicable legislative provisions, Mr. Osler has advised the board of directors of each Amalgamating Company that he is the Secretary of the other Amalgamating Company.  Furthermore, regarding the Amalco Management Agreement, Simon Ridgway disclosed his conflict of interest to the other members of the board of directors of Radius and abstained from voting on the Amalco Management Agreement.  Furthermore, the conflicts of interest have been brought to the attention of the Ross Glanville & Associates Ltd. and B.J. Price Geological Consultants Inc., the authors of the Radius Fairness Opinion and the PilaGold Fairness Opinion, respectively, and each of those authors has noted the conflicts of interest in their opinions.

Radius's directors and officers may serve as directors or officers, or may be associated with other reporting companies or have significant shareholdings in other public companies. To the extent that such other companies may participate in business or asset acquisitions, dispositions, or ventures in which Radius may participate, the directors and officers of Radius may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. If a conflict of interest arises, Radius will follow the provisions of the BCBCA dealing with conflicts of interest. These provisions state that where a director has such a conflict, that director must, at a meeting of Radius's directors, disclose his interest and refrain from voting for or against the approval of such participation or such terms unless otherwise permitted by the BCBCA. In accordance with the laws of the Province of British Columbia, the directors and officers of Radius are required to act honestly, in good faith and in the best interests of Radius.

Promoter

There is no person who may be considered a promoter of Radius within the meaning of securities legislation applicable to Radius.

Interest of Management and Other in Material Transactions

No insider or director of Radius and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Radius's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect Radius.

Sponsorship Agreements

Radius has not entered into any Sponsorship Agreements and Radius has been advised by the TSXV that it need not enter into a sponsorship agreement in order to complete the Amalgamation.

Investor Relations Arrangements

Radius has not entered into any written or oral agreement or understanding with any person to provide any promotional or investor relations services for Radius or its securities, or to engage in activities for the purposes of stabilizing the market, either now or in the future with respect to its securities.

Material Contracts of Radius

The only material contracts to which Radius is a party, as of the date of this Joint Information Circular are:

1.

Entre Mares Option Agreement dated May 7, 2003 with Entre Mares De Guatemala, S.A., as lessor and Weltern and Orogen as lessees.  See “Part III – Information Concerning Radius – General – the Properties – A. Guatemala Properties – 1. Tambor Project - Guatemala”.

2.

Escrow Agreement dated April 14, 1998 with Pacific Corporate Trust Company and certain Escrow Shareholders.  See “Part III – Information Concerning Radius – Escrowed Shares of Radius” and see “Part V- Information Concerning Amalco – Escrowed Securities of Amalco”.

3.

Tambor - Geominas and Quimicos Option Agreement dated November 21, 2000, as amended October 4, 2001 with Quimicos S.A. and Geominas S.A.  See “Part III – Information Concerning Radius – General – the Properties – A. Guatemala Properties – 1. Tambor Project - Guatemala”.

4.

Gold Fields Right of First Refusal Agreement dated July 8, 2003 between Radius, as grantor and Gold Fields Exploration B.V., as grantee regarding the interests of Radius in all properties in Guatemala and Nicaragua.  See “Part III – Information Concerning Radius – Other Material Facts – Gold Fields Right of First Refusal”.

5.

Holly/Banderas Option & Put Agreement dated March 28, 2003 between Radius and Exploraciones Minera De Guatemala, S.A. as optionors and PilaGold as optionee regarding the grant of an option for a 60% interest in the Holly Property, Guatemala.  See “Part III – Information Concerning Radius – General – the Properties – A. Guatemala Properties – 3. Holly/Banderas Project - Guatemala and see “Part IV – Information Concerning PilaGold – General – the Properties – A. The Guatemala Properties – 2. Marimba Project – Guatemala”.

6.

Marimba Option Agreement dated May 23, 2002 between PilaGold as optionee and Radius and Explorations Minera de Guatemala, S.A. as optionors regarding the grant of an option to earn a 60% interest in the Marimba Project, Guatemala.  See “Part III – Information Concerning Radius – General – the Properties – A. The Guatemala Properties – 1. Marimba Project - Guatemala and see “Part IV – Information Concerning PilaGold – General – the Properties – A. The Guatemala Properties – 1. Marimba Project – Guatemala”.

7.	Radius Management Agreement dated December 1, 2002 with Mill Street Services Ltd. See “Part III – Information Concerning Radius – Executive Compensation – Radius Management Agreement”.

Copies of such Agreements will be available for inspection at Suite 830-355 Burrard Street, Vancouver, BC V6C 2G8, during regular business for the period before the Meetings and 30 days thereafter.

Legal Proceedings

There are no known outstanding or contemplated legal proceedings that will be material to Radius.

Auditors

The auditors of Radius are Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia.

Transfer Agent

The registrar and transfer agent of Radius Shares is Pacific Corporate Trust Company, at its principal offices in Vancouver, British Columbia.

Other Material Facts

Gold Fields Right of First Refusal

Radius entered into an agreement dated July 8, 2003 (the “Gold Fields Right of First Refusal Agreement”) with Gold Fields Exploration B.V. (“Gold Fields”) which provided certain rights to Gold Fields (the “Gold Fields Right of First Refusal”) for a period of two years from the date of the agreement.  This agreement applies to any property located in either Guatemala or Nicaragua (the “Bound Properties”), in which Radius (including any subsidiary of Radius), has an interest.  If Radius intends to sell any interest in the Bound Properties, Radius is required to give Gold Fields the data on such Bound Property (the “Subject Property”) and then Gold Fields will have 60 days to make Radius an offer on such Subject Property.  If Radius refuses the Gold Fields offer, then Radius may proceed for a period of 120 days to obtain offers from third parties on terms more favourable than contained in the Gold Fields offer.  If Radius does not receive such a third party offer within such time frame, then the Subject Property again becomes bound by the terms of the Gold Fields Right of First Refusal Agreement.

If Radius does receive such a third party offer, then Radius cannot accept such third party offer unless it subsequently offers such Subject Property to Gold Fields on the terms the same as contained in the third party offer and then holds such offer open for 60 days.

If Gold Fields does not accept such offer within such 60 day period, then Radius may sell the Subject Property, within 45 days to the same third party offeror and on the same terms as contained in the third party offer.

The terms of the right of first refusal apply similarly to any subsidiary of Radius holding any Bound Property.

Subsequent to the announcement of the Amalgamation, Radius sought and Gold Fields provided, an email to Radius confirming that upon the Amalgamation, the Gold Fields Right of first refusal would not apply to properties previously owned by PilaGold.

Radius subsequently drafted and signed an agreement dated April 2, 2004 (the “Gold Fields Right of First Refusal Clarification Agreement”) with Gold Fields in which it was stated that the Gold Fields Right of First Refusal did not apply to either of (a) property interests held by PilaGold or (b) any new properties acquired by Amalco.  That agreement was sent to Gold Fields for signing and as of the date of this Joint Information Circular has not been signed.  Radius has no indication that Gold Fields will not sign the Gold Fields Right of First Refusal Clarification Agreement.  In the event that Gold Fields does not sign the Gold Fields Right of Refusal Clarification Agreement, it is not known whether the Gold Fields Right of First Refusal will apply to properties acquired by Amalco subsequent to the Amalgamation.

There are no other material facts relating to Radius and not disclosed elsewhere in this Joint Information Circular or incorporated by reference herein.

PART IV - INFORMATION CONCERNING PILAGOLD

The following information is presented on a Pre-Amalgamation basis and is reflective of the current business, financial and share capital position of PilaGold.

Name and Incorporation

PilaGold was incorporated on March 25, 1983 under the name “Tecumseh Resources Ltd.” pursuant to the Company Act (British Columbia) by the registration of its Memorandum and Articles.  PilaGold changed its name to Thrust Resources Inc. on February 22, 1985, to Balaclava Industries Ltd. on July 6, 1993, to Balaclava Mines Inc. on November 7, 1996, to Pillar Resources Inc. (the “Company”) on June 7, 2001, and to PilaGold Inc. on October 21, 2003.

The head office of PilaGold is located at 830-355 Burrard Street, Vancouver, BC  V6C 2G8.  The address of the registered and records office of PilaGold is also at 830-355 Burrard Street, Vancouver, BC  V6C 2G8.

Stock Exchange and Reporting Issuer Listing History

Reporting Issuer History

PilaGold became a reporting issuer in British Columbia on February 23, 1984 by the filing of its preliminary prospectus with the British Columbia Securities Commission.  On November 26, 1999, PilaGold became a reporting issuer in Alberta.

Market for Securities

PilaGold had its shares listed, posted and called for trading on the TSXV on April 12, 1984.  The TSXV trading symbol is PRI.

Intercorporate Relations

PilaGold has two (2) directly owned subsidiaries, details of which are as follows:

(a)

Desarrollo Geologico Minero, S.A. ("Geomin") was incorporated on May 15, 2003 in Nicaragua. The authorized capital of Geomin consists of 50,000 shares with a par value of Cordobas$1.00 per share, of which 50,000 shares are presently issued and outstanding. Geomin is currently owned 98% by Pedro Garcia in trust for PilaGold and 2% by Oscar Montes in trust for PilaGold, and will be beneficially owned 100% by Amalco. The registered and records office address of Geomin is Km 51/2, Carretera a Masaya, Centro Banic, 2 Piso, Managua, Nicaragua.  Geomin is an operating company.

(b)

Recursos Del Cibao, S.A. ("Recursos") was incorporated on September 8, 2003 in Dominican Republic. The authorized capital of Recursos consists of 10,000 shares with a par value of RD$100.00 per share, of which 1,000 shares are presently issued and outstanding. Recursos is currently owned 99.4% by Jorge Ganoza in trust for PilaGold and 0.6% by six members of the corporation’s solicitors in Dominican Republic, all of such shares being held in trust for PilaGold, and will be beneficially owned 100% by Amalco. The registered and records office address of Recursos is Ave. Abraham Lincoln #403, La Julia, Santo Domingo, Dominican Republic.  Recursos is an operating company which also holds title to certain Dominican Republic properties.

The following diagram sets forth PilaGold's corporate structure:

Unless the context otherwise indicates, reference to the term "PilaGold" includes PilaGold Inc. and its subsidiaries.

Descriptions and General Development of PilaGold’s Business

History

PilaGold is a natural resource company engaged in the acquisition and exploration of mineral properties.

PilaGold is engaged in the acquisition and exploration of mineral resource properties.  During the fiscal years 1999 and 2000, PilaGold acquired interests in several properties located in Nevada, USA.  PilaGold conducted limited exploration programs thereon and the results from these programs did not warrant further work.  From late 2000 until the spring of 2002, PilaGold had no property interests and did not conduct any exploration work.  In May 2002, PilaGold acquired an interest in the Marimba Project, Guatemala, and in March 2003 acquired an interest in the Holly/Banderas Project, Guatemala.  In late 2002 and early 2003, PilaGold entered into option agreements with respect to several mineral projects located in Nicaragua.  In 2003 PilaGold began acquiring properties in Dominican Republic.

General – the Properties

PilaGold holds certain rights to properties in Guatemala, Nicaragua and Dominican Republic.  A list of the projects is as follows:

Guatemala:

The properties in Guatemala, are as follows:

1.

Marimba Project.

2.

Holly/Banderas Project.

Nicaragua:

The properties in Nicaragua, are as follows:

1.

Kuikuinita Project.

2.

Columbus Project.

3.

San Ramon Project.

4.

Kisilala Project.

Dominican Republic:

The properties in Dominican Republic, are as follows:

1.

Camila Project.

A.

The Guatemala Properties:

1.

Marimba Project - Guatemala

The Marimba Project is described under the heading “Part III – Information Concerning Radius - Descriptions and General Development of Radius’s Business – General – The Properties - Marimba Project – Guatemala”.  As disclosed there, PilaGold has an option to acquire a 60% interest in the Marimba Project, under the Marimba Option & Put Agreement.  As stated above, PilaGold paid the US$30,000 US to Radius and has incurred a total of $1,071,500 (US$817,600) of exploration expense as at March 31, 2004.  The Marimba Option & Put Agreement is currently in good standing.

2.

Holly/Banderas Project - Guatemala

The Holly/Banderas Project is described under the heading “Part III – Information Concerning Radius - Descriptions and General Development of Radius’s Business – General – The Properties - Holly/Banderas Project – Guatemala”.  As disclosed there, PilaGold has an option to acquire a 60% interest in the Holly/Banderas Project, under the Holly/Banderas Option & Put Agreement.  As also stated above, PilaGold has delayed payment to Radius and Radius had agreed to that delay on account of the pending Amalgamation.  PilaGold has incurred a total of $433,700 (US$331,000) of exploration expense as at March 31, 2004.  The Holly/Banderas Option & Put Agreement is currently in good standing.

B.

The Nicaragua Properties

Introduction

PilaGold’s interests in its properties in Nicaragua result from PilaGold entering into two arm’s length option agreements.

The first option agreement is dated November 27, 2000 (the “Kuikuinita Option Agreement”) with Frank Mena and Goldstone Mining, S.A. and relates to the Kuikuinata Project, being one granted exploration concession and two applications for concessions.  The second option agreement dated October 1, 2003 (the “Mena Option Agreement”) is with Frank Mena and this agreement superseded an earlier letter agreement dated February 27, 2003 with Frank Mena (the “Mena Letter Agreement”).  The Mena Option Agreement presently covers three Nicaragua projects, being (a) the Columbus Project; (b) the San Ramon Project; and (c) the Kisilala Project.

As at March 31, 2004, PilaGold has incurred a total of $843,466 on exploration of the Kuikuinita Project and $818,600 on the Mena Option Agreement properties.

Kuikuinita Option Agreement

The Kuikuinita concessions lie in north-eastern Nicaragua, 250 km by road from Managua and 35 km southwest of the "Golden Triangle" district (5-million oz historic production).

PilaGold has the right to earn in a 70% interest in the Kuikuinita Project through exploration expenditures of US$2.0 million over a three-year period and making cash payments totalling US$315,000, as follows:

(a)

cash payments totalling US$315,000, as follows:

(i)

US$10,000 on signing of the agreement (paid);

(ii)

US$15,000 upon the transfer the Kuikuinita concessions to a holding company, Goldstone Mining, S.A. (paid);

(iii)

six months from such transfer of each such concession, US$40,000 to the owner (paid); and

(iv)

US$250,000 following the completion of the exploration expenditures set out below; and

(b)

incurring exploration expense of US$2,000,000 on the concessions as follows:

(i)

US$200,000 in the first year from signing (spent);

(ii)

US$700,000 in the second year from signing (in progress); and

(iii)

US$1,100,000 in the third year from signing.

After the earn-in, the optionors will have 45 days to decide to convert their 30% participating interest to a 4.0% NSR.  In such event, PilaGold will have the right to purchase up to 3.0% of such 4.0% NSR at a cost of US$1.0 million for each percentage point of the NSR purchased.

The Kuikuinita Option covers a total of 41,300 hectares and includes the granted Kuikuinita licence (13,600ha) and the two applications for exploration concessions, the Kuikuinita II (5,300ha) and the La Costeña (22,400ha), details of which are set out below:

Granted Licences (13,600ha)
	Name	Project	Valid	Area (ha)	Details
1.	Kuikuinita	Kuikuinita	25 years	13,600	granted Feb. 4, 2002

Applications (27,700ha)
1.	Kuikuinita II	Kuikuinita	application	5,300	applied for May 16, 2003
2.	La Costeña	Kuikuinita	application	22,400	applied for July 31, 2003
	Total			41,300

Mena Option Agreement

PilaGold acquired options to earn a 70% interest in each of a series of licences located in Nicaragua in consideration of cash payments, as set out below and exploration expenditures totalling US$2.0 million per licence over a three-year period, as follows:

(a)

cash payments, as follows:

(i)

US$50,000 upon the signing of the agreement (paid);

(ii)

US$150,000 upon date of the transfer, July 16, 2003 (the “Transfer Date”) of the concessions to a holding company (US$102,500 paid to date for the transfer of certain of the concessions);

(iii)

six months following the Transfer Date, US$25,000 for each concession that PilaGold wishes to continue maintain an option, with a minimum payment of US$100,000 (paid) if PilaGold wishes to continue the option on at least one of the concessions; and

(iv)

following the completion of the payments above and the exploration expenditures set out below, a further US$250,000;

(b)

exploration expenditures of at least US$2,000,000 on each licence which PilaGold wishes to acquire an interest, as follows:

(i)

US$300,000 by the first anniversary of the Transfer Date;

(ii)

a further US$700,000 by the first anniversary of the Transfer Date; and

(iii)

a further US$1,000,000 by the first anniversary of the Transfer Date; and

(c)

subject to minimum aggregate exploration expenditures under the Mena Option Agreement of:

(i)

US$1,000,000 in aggregate by the second anniversary of the Transfer Date; and

(ii)

US$2,000,000 in aggregate by the third anniversary of the Transfer Date.

Within 90 days of the exercise of each property option under the Mena Option Agreement, the option has the right to elect to convert his 30% interest in the particular property into a 4% net smelter returns royalty (the “4% NSR Royalty”).  PilaGold has the option to purchase up to 2 of those 4 percentage royalties for the price of US$1,250,000 per percentage point.

There are presently 7 active licences subject to the Mena Option (PilaGold has dropped a number of the original licences).  These remaining concessions form (a) the Columbus Project (one exploration licence and two applications for exploration licences), (b) the San Ramon Project (one granted exploration licence and two applications for exploration licences) and (c) the Kisilala Project (one application for an exploration licence).

1.

Kuikuinita Project - Nicaragua

As stated above, PilaGold acquired the concessions for the Kuikuinita Project under the Kuikuinita Option Agreement.  A discussion of the concessions comprising the Kuikuinita Project is set out above under “Kuikuinita Option Agreement”.

Greg Smith, B.Sc., PGeo. has prepared a National Instrument 43-101 Technical Report which may be viewed at www.sedar.com.  His Technical Report deals with each of the four projects of PilaGold in Nicaragua.  The geological descriptions below are summaries taken from that Technical Report and additional updated information.

A summary of the exploration and development history and the geology of the Kuikuinita Project is set out below.

Exploration and Development History

Several areas of old adits and workings exist in the Kuikuinita Project; however, there is no documentation of this work.  Intermittent and on-going small scale gold production from alluvial material is evident in many of the drainages within the Project. The Kuikuinita prospect was explored by geochemical and geophysical surveys in the mid 1990s.  These surveys defined several strong gold anomalies with coincident geophysical anomalies.  Many of the anomalies are open in several directions.

PilaGold expanded the soil grids and conducted hand trenching pushing the anomalous area to roughly 25 square kilometres in size, and still open.  The most significant anomaly is Loma Los Indios (LLI), where trenching has occurred on the more significant geochemical and geophysical anomalies.  Results: include; KIT02-6.8m @ 1.1g/t Au, KIT03-6.8m @ 2.8g/t Au, KIT05-33.3m @ 1.5g/t Au, KIT07-25.6m @ 1.4g/t Au, and KIT08-4.0m @ 1.3g/t Au.  PilaGold geologists have mapped a series of artisanal workings around the concession exploiting mineralized saprolitic bedrock.  Also, high-grade gold in float and associated gold-in-soil anomalies at Cerro Pastal, 6 km to the west of the main Kuikuinita target area, have yet to be investigated.

Geology, Mineral Deposits and Resources

Intrusive-related gold mineralization occurs in altered rocks over an area of five kilometres by five kilometres representing a significant bulk tonnage, low grade gold target.  Initial geological mapping has identified several large mineralized systems related to variably silicified volcanics and ultramafics intruded by a series of dykes and sills.

The Kuikuinita Project is located in northeastern Nicaragua 250 kilometres by road from the Capital of Managua and 35 kilometres southwest of the past producing Mining Triangle District.  The Kuikuinita Project covers a series of geochemical (gold with associated silver, arsenic, lead, zinc, and antimony) and geophysical (magnetic, resistivity and chargeability) anomalies.  Current interpretation indicates that gold mineralization is hosted by stocks and dykes.  The intrusives cut ophiolitic ultramafics and volcanic wall rocks affected by pervasive quartz-sericite-pyrite alteration.   Alteration is composed dominantly of white clay with local sericite.  The clay altered rocks generally return anomalous Au values in the 100-200 ppb range.

No Resource or Reserve has been defined within the Kuikuinita Project.  No underground exploration has occurred on the Kuikuinita Project.  PilaGold has established a campsite on the Kuikuinita Project and work is ongoing.

2.

Columbus Project - Nicaragua

The Columbus Project is located in northeastern Nicaragua approximately 150 kilometers northeast of the Kuikuinita Project.  The Columbus Project comprises 3 concessions, one a granted exploration concession and two being applications for an exploration concession.  These concessions cover a total of 46,850 hectares.  As stated above, PilaGold acquired these concessions under the Mena Option Agreement.  The details of these concessions are set out in the table below:

Granted Licences (14,000 ha)
	Name	Project	Valid	Area (ha)	Details
1.	Columbus	Columbus	25 years	14,000	granted Feb. 4, 2002
	Sub-total			14,000
Applications ( ha)
1.	El Triunfo	Columbus	application	11,750	applied for July 31, 2003
2.	Columbus II	Columbus	application	21,100	applied for June 9, 2003
	Sub-total
	Total			46,850

Greg Smith, B.Sc., PGeo. has prepared a National Instrument 43-101 Technical Report which may be viewed at www.sedar.com.  His Technical Report deals with each of the four projects of PilaGold in Nicaragua.  The geological description below is a summary taken from that Technical Report and additional updated information.

A summary of the exploration and development history and the geology of the Columbus Project is set out below.

Exploration and Development History

Columbus was explored by WMC from 1995 - 1997.  Work consisted of geochemical sampling (stream sediments, soils, and float and bedrock rock samples), geophysical surveying (including magnetics, radiometrics, and induced polarization), and geological mapping.  Geophysical surveys completed by WMC outlined chargeability anomalies coincident with the copper soil anomaly and a circular resistivity anomaly coincident with the gold/tourmaline breccia bodies.  The central area was also the site of early placer production and locals are presently panning gold from this area as well as drainages from the surrounding ridge.  No drilling and only a limited amount of trenching was conducted on the Columbus Prospect.

Exploration completed by Pilagold has continued to outline mineralization on the Columbus Project. The Project was trenched, mapped and prospected beyond the known mineralized area, extending the soil grid over recently discovered mineralization to the south-east and northwest.  Hand trenching has often failed to reach bedrock due to saprolite development and the copper anomalies remain untested.

Geology, Mineral Deposits and Resources

The Columbus Project hosts a copper-gold porphyry target.  The area is underlain by a multiphase intrusive complex and associated volcanic rocks which are the h hosts to gold and copper gold mineralization.  Gold-only mineralization has also been found hosted by tourmaline-quartz-specularite breccia bodies associated with a broad, open 2.5 km by 1.5 km copper soil anomaly.  Outcrop mapping has identified a widespread muscovite-alteration zone with associated Cu/Mo geochemical anomalies.

The main target developed was an elongated gold anomaly within the intrusive that had minimum dimensions of 800m x 300m.  This anomalous area, which forms a NNW trending ridge, is underlain by quartz/tourmaline limonitic breccias.  Rock sampling of the breccia bodies has returned grades averaging + 2g/t gold with samples up to 4.5 g/t gold.   Soil sampling also returned other gold anomalies within the intrusive body and significant values in Cu and Mo.  The Au anomaly appears to extend to the N and S forming a linear anomaly about 1.5km long.  There is a strong NE fabric to the topography in this region and this is coincident with an airborne magnetic anomaly.  The main area of interest is surrounded by an 8km diameter semi-circular ridge to the W, S, and E.  This could also be interpreted as intersecting NE and NW structures forming a NE trending graben with Cerro Columbus in the middle.  Trenching of gold anomalies along a north-south trending ridge exposed tourmaline breccia bodies which returned: COL03-12.1m @ 1.4g/t Au and COL04-13.8m @ 2.2g/t Au.

No Resource or Reserve has been defined within the Columbus Project.  No underground exploration has occurred on the Columbus Project.  No surface equipment or plant exists at the Columbus Project.

3.

San Ramon Project - Nicaragua

The San Ramon Project is located in north-central Nicaragua, Central America.  The project is comprised of a granted concession and two applications for exploration concessions.  The project covers approximately 11,150 hectares.  As stated above, PilaGold acquired these concessions under the Mena Option Agreement.  Details of the concessions are set out below:

Granted Licences (800.0 ha)
	Name	Project	Valid	Area (ha)	Details
1.	S. Ramón Matiguas	San Ramon	25 years	800	granted April 8, 2002
	Sub-total			800
Applications (10,350 ha)
1.	S. Ramón Mat.II	San Ramon	application	4,800	applied for July 9, 2003
2.	Mina Verde	San Ramon	application	5,550	applied for Aug. 21, 2003
	Sub-total
	Total			11,150

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the San Ramon Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information:

Exploration and Development History

The San Ramon Project contains at least 16 quartz-veins over a 2x3km area which were the focus of past small to medium scale mining operations.  The majority of this work was completed early in the 1900’s and little documentation is available.  It is easily accessed from the town of Matagalpa which is 5km to the east.  Mining at San Ramon started in 1902 and gold production continued until the 1950’s.  The La Leonesa, La Reina, and the Canton veins were the richest in the district.   Mining extended to a maximum depth of 130 metres from surface to the local water table.  There are no production records and no reported drilling in the district.  Western Mining of Australia (WMC) explored the area with a stream sediment survey of the district and a soil survey over the vein areas.  Sampling of the remaining veins and the country rock adjacent was also conducted.

Exploration completed by PilaGold has continued to define the mineralization on the San Ramon Project.  Exploration has included trenching and rock sampling of old workings, adits, and vein outcrops.

Geology, Mineral Deposits and Resources

The host rocks are a series of intermediate volcanic flow and pyroclastic rocks, with more felsic rocks outcropping to the east.  Roughly 3km of veins identified to date within a 5km by 2.5km area.  The veins trend 160º, with a subordinate of 120º and are mostly steep.  They range from 20cm to 12m in width.  The veins are hosted by a series of intermediate to felsic volcanic rocks in rolling, easily accessible terrain.

The veins are steeply to moderately dipping and there is some evidence that the La Reina and La Leonesa veins may join at depth.  At La Leonesa sampling along the vein averaged 23.9g/t Au and up to 500g/t Ag.  The wall rocks at La Leonesa and La Pita have sheeted stockwork of mm to cm scale veinlets and recent sampling of this material by Pillar crews has returned over 10 g/t gold.   The potential in the San Ramon district is three fold:  1) high-grade ore shoots extending below the base of the previous mining, 2) significant tonnage potential targeting the strongly altered and stockwork zones in the country rock adjacent to the veins and 3) following up on the soil sample results from WMC which indicates there is a potential for newly discovered high-grade ‘blind’ veins in the district.   La Leonesa and La Reina both have a 1,500m strike length.  Additional veins along strike (Rosamond to the west of La Reina and San Bastillo - La Laguna to the east of La Leonesa) may be continuations, giving overall strike lengths of over 2km.

Mina Canton Zone - High grade gold results have been returned from recent sampling of the Canton vein.   Highlights of the current sampling from the main adit at Canton include: 24.8 g/t Au over a width of 2.3m (samples 498 & 497),· 38.9 g/t Au over 1.0m, 30.7g/t Au over 1.4m, and· 16.3 g/t Au over 1.7m (samples 479 & 478).  The 11 wall rock samples returned a weighted average of 2.37 g/t Au.  (The footwall samples tend to be higher grade than the hanging wall samples.)  The results indicate that the unmined portions of the Canton vein are likely to be high grade and that potentially economic gold grades continue into the vein wall rocks.

Rosamond Vein - Two trenches were also dug on the western extension of Rosamond vein.   Located 1.5km southeast of the Leonesa, the Rosamond Vein strikes east-west and dips to the north at 45º to 60º.  The vein was mined over a strike length of 500m, but the depth of mining is unknown.  Sampling tested the gold potential in the hanging wall and footwall zones over 150m strike length returning a best result of 12.3g/t Au over 4.5m.  There is no evidence that the western extension of Rosamond was ever mined.  Additional sampling returned 19.5 g/t Au over 1.5m, and 4.9 g/t Au over 1.4m in the vein, with values of up to 2.4 g/t Au over 2m in the hanging wall.

No Resource or Reserve has been defined within the San Ramon Project.  No documented, modern underground exploration has occurred on the San Ramon Project.  No surface equipment or plant exists at the San Ramon Project.

4.

Kisilala Project - Nicaragua

The Kikilala Project is located in south central Nicaragua, Central America.  The project is comprised of one application for an exploration licence.  The project covers approximately 13,500 hectares.  As stated above, PilaGold acquired this application for exploration licence under the Mena Option Agreement.  Details of the application for an exploration licence are set out below:

Application (13,500 ha)
	Name	Project	Valid	Area (ha)	Details
1.	Kisilala	Kisilala	pending	13,500	applied for Oct 16, 2001
	Total			13,500

Greg Smith, B.Sc, P.Geo, has prepared a National Instrument 43-101 Technical Report on the Kisilala Project.  The Technical Report may be viewed in the internet at www.sedar.com.  The following is a brief summary from that report and additional updated information:

A summary of the exploration and development history and the geology of the Kisilala Project is set out below.

Exploration and Development History

The Kisilala gold veins were the subject of intermittent small scale mining from 1902 to 1975.   There has been limited modern exploration at Kisilala.   Work completed included stream sediment sampling, rock sampling and geologic mapping during the mid-1990s by Western Mining Corp. (WMC) of Australia.

PilaGold has mapped and trenched the veins to test the grade continuity along strike and across strike into the wall rock.  A total of 527 rock and 583 soil samples have been collected from the property.  Vein thickness and wall rock mineralisation were tested in 23 trenches.  The results demonstrated the continuity of the veins along strike.  Drill testing of the structures will be necessary to test the grades at depth.

Some exploration was carried out by previous operators in the 1990s, but was restricted to stream sediment sampling, rock sampling and geologic mapping. This lack of extensive modern exploration made Kisilala a priority target for PilaGold.   PilaGold has now mapped and trenched the veins to test the grade continuity along and across strike. The results demonstrated the continuity of the veins along strike. Drill testing of the structures will be necessary to test the grades at depth.

Geology, Mineral Deposits and Resources

At the Kisilala Project a series of gold bearing quartz veins are hosted by andesitic volcanic rocks.

The Kisilala Project covers a series of gold-bearing epithermal veins hosted by andesitic volcanic rocks which lie within a broad east-west trending corridor of gold occurrences, and have similar host-rock geology, distribution, and orientation to La Libertad.  The prospect consists of Minas de Kisilala in the north, location of most of the known veins and the focus of past production, and Loma la Virgen hill, two kilometres to the south.  A large epithermal system hosts gold mineralization in multiple veins and alteration zones over an area of 15km2.  Intense silica-clay alteration forms broad envelopes around veins, which are commonly bleached and coated by oxides the weathered remnants of moderate amounts of sulphides.  Importantly the alteration zones occur away from the trace of veins and limited sampling has returned high values of 10 g/t gold.  WMC maps show a large alteration zone three kilometres west of Loma la Virgen, with gold values up to 12 g/t gold.  Confirmation sampling completed by PilaGold exploration staff corroborated the occurrence of high grade gold values on the property.  Potential for a bulk mineable gold deposit could come from two sources.  First the mineralized envelopes around the multiple veins found in the prospect and second from disseminated mineralization in the pyroclastic host rocks.  The prospect also has potential to host high grade bonanza style gold mineralization in the numerous outcropping veins.

No Resource or Reserve has been defined within the Kisilala Project.  No underground exploration has occurred on the Kisilala Project.  No surface equipment or plant exists at the Kisilala Project.

C.

The Dominican Republic Property:

1.

Camila Project – Dominican Republic

The Camila Project is located in southern Dominican Republic between 42 and 62 kilometers south of the Pueblo Viejo mine and 35 kilometers west of Santo Domingo, the country’s capital.  The Camila Project is comprised of two applications for exploration concessions covering 19,165 hectares.  These applications were acquired by PilaGold by way of staking.

The details of these Camila concessions are set out in the below table:

	Name	Resolution Date	Area (ha)	Details
1	Camila	January 20, 2004	5,000	Application pending
2.	Cassandra	January 20, 2004	14,165	Application pending
	Total

Peter G. Folk, B.A.Sc., P.Eng., has prepared a National Instrument 43-101 Technical Report on the Camila Project.  The following is a brief summary from that report, as it relates to the Camilla Project:

Exploration and Development History

There is no history of mining activity, including placer mining within the Camila Project.   Previous exploration was carried out by Recursos de Caribe targeted at identified barite occurrences.  This work culminated in the drilling of two short holes in the discovery area.  The same company also is reported to have completed a small amount of exploration directed at intrusive related copper mineralization (no detailed results are available).  No record of gold exploration exists.

Exploration by PilaGold on the Camila Project was initiated in September of 2003.  Completed work includes soil and rock geochemistry, and mapping and prospecting.   A total of nine kilometres of gridded soils (375 samples) and 281 rock samples have been collected and analysed.

Geology, Mineral Deposits and Resources

Bedrock for the Camila Project is comprised of Lower Cretaceoius lithologies, dominated by felsic to intermediate volcanics.   The central portion of the Project area is underlain by a dacite porphyry dome complex with intense alteration and siliceous breccias.

Mineralization as indicated by geochemical sampling and mapping oocurs in at least four areas within the Camila Project.   The zones consist of siliceous breccias with variable sulphide contents dominated by pyrite, with lesser chalcopyrite, arseopyrite, and sphalerite.

No Resource or Reserve has been defined within the Camila Project.   No underground exploration has occurred on the Camila Project.   No surface equipment or plant exists at the Camila Project.   There is no other information not presented here that would allow for a more accurate evaluation of the geological merits of the Camila Project.

Management Discussion and Analysis

Selected Consolidated Financial Information

The following is a summary of certain selected consolidated financial information for the last three fiscal years of PilaGold and for the nine months ended December 31, 2003, which is qualified by the more detailed information appearing in the financial statements included in this Information Circular:

	Nine Months ended December 31, 2003 (unaudited)	Year Ended March 31, 2003 (audited)	Year Ended March 31, 2002 (audited)	Year Ended March 31, 2001 (audited)
Income	$48,236	2,557	13	$2,380
Administrative Expenses	$650,371	$377,059	107,360	$84,936
Net Income (Loss)	($602,135)	($374,502)	($107,347)	$(463,104)
Working Capital (Deficiency)	$6,538,794	$1,749,288	$172,086	$(16,758)
Deferred Exploration Costs	$3,266,316	$799,970	$Nil	$Nil
Long-Term Liabilities	$Nil	$Nil	$Nil	$Nil
Shareholders’ Equity - dollars	$10,052,715	$2,566,781	$173,880	$(14,318)
Shareholders’ Equity - shares	21,004,016	10,696,516	3,470,516	14,705,166

 (1)

There are 23,140,016 common shares issued and outstanding as at the date of this Information Circular.

Results of Operations

Nine Months Ended December 31, 2003 compared to December 31, 2002

During the nine months ended December 31, 2003 PilaGold reported a net loss of $602,135 or $0.04 loss per share, compared to a loss of $188,139 or $0.04 loss per share in the 2002 comparative period.  This higher loss was due to greater administrative expenses (2003 - $650,371; 2002 - $188,155) that were offset by interest income (2003 - $48,236; 2002 - $16).  As a result of increased exploration activity and expenditures over the past two years, corporate expenses over the same period also have increased.

Administrative expenses were approximately 3.46 times higher than in 2002.  Total promotion and travel accounted for the largest increase totalling $279,853 compared to $66,558 in 2002.  The reason for this increase was large volume mailouts being done to capture better market recognition and travel. Non-cash compensation charges were reported at $29,000 compared to Nil in 2002.  Professional fees increased in the period due to legal fees on financings. Salaries increased due to more employees.  Shareholder communication costs increased due to increased mailouts.  All other areas of administrative expenses increased due to company growth.

Year Ended March 31, 2003 compared to March 31, 2002

PilaGold reported a net loss for the fiscal year ended March 31, 2003 of $374,502 or $0.07 loss per share, compared to a loss of $107,347 or $0.06 loss per share in the 2002 comparative year.  The increased loss was a result of higher administrative costs of $377,059 compared to $107,360 which was offset interest income (2003 - $2,557; 2002 - $13).

Administrative costs increased in the shareholder communication area (2003 - $13,107 compared to 2002 - $2,407) due to the increased volume of information packages, promotion and travel increased (2003 - $31,377; 2002 - $6,175) due to attendance at more exhibits, professional fees increased (2003 - $45,464; 2002 - $5,196) due to increased legal costs relating to filings to obtain a U.S. listing, consulting fees increased (2003 - $66,882; 2002 - $Nil), salaries increased (2003 - $56,186; 2002 - $6,637) due to having more employees.  The other increases in administrative costs were due to PilaGold’s increased exploration activities.

Year Ended March 31, 2002 compared to March 31, 2001

PilaGold reported a net loss for the fiscal year ended March 31, 2002 of $107,347 or $0.06 loss per share, compared to a loss of $463,104 or $0.32 loss per share in the 2001 comparative year.  This decreased loss was due to decreased mineral property and deferred exploration write-offs (2002 - $Nil, 2001 - $367,578), decreased write-offs for accounts receivable (2002 - $Nil; 2001 - $6,905) and, decreased write-offs of capital assets, (2002 - $Nil; 2001 - $6,065) and increased interest income (2002 - $13; 2001 - $2,380), partially offset by increased administrative expenses (2002 - $107,360; 2001 - $84,936).

Administrative expenses were approximately 1.26 times higher than in 2001. Total geological consulting fees accounted for the largest increase of $31,600 compared to Nil in 2001. Salaries decreased due to fewer staff. All other areas of administrative operations decreased due to management control of expenses.

Mineral Properties

PilaGold spent approximately $2,140,000 on deferred exploration costs on its properties during the nine months ended December 31, 2003, of which $873,000 was incurred in Guatemala, $1,032,000 in Nicaragua, and $235,000 incurred in the Dominican Republic.  Approximately one-half of PilaGold’s exploration expenditures were for drilling and geological consulting.

PilaGold spent a total of $800,000 on property acquisitions and exploration work during the fiscal year ended March 31, 2003, $537,000 on the Marimba Project, Guatemala, and $263,000 in Nicaragua.  Almost one-half of PilaGold’s exploration expenditures were for geological services.

During the fiscal year ended March 31, 2002, PilaGold did not incur property expenditures.  During the fiscal year ended March 31, 2001, PilaGold spent $151,170 on its properties in the United States, all of which amounts were written off at the year end.

Liquidity and Capital Resources

Nine months ended December 31, 2003 compared to December 31, 2002

During the nine months ending December 31, 2003 PilaGold’s cash resources increased by $4,824,756 compared to a decrease of $158,501 in 2002.  The increase is a result of PilaGold receiving $8,641,726 from share issuances which includes gross proceeds of $7,816,500 from a private placement of units at $0.90 per unit along with warrants and stock options exercised during the nine month period ending December 31, 2003 in the amount of $825,225. PilaGold spent approximately $2.6 million on resource property costs (2002 - $491,737).

As at December 31, 2003 PilaGold had a working capital of approximately $6.5 million compared to working capital of $1.7 million at March 31, 2003.  The increase in working capital is a result of PilaGold not expending the money it had raised from selling shares.

PilaGold’s paid up share capital as at December 31, 2003 was $18,203,705 representing 21,004,016 common shares without par value.  The contributed surplus of $53,000 together with share capital less a deficit of $8,203,990 results in shareholders equity of $10,052,175 (2002 $2,566,781).

Year ended March 31, 2003 compared to March 31, 2002

During the year PilaGold’s cash resources increased by $1,523,857 compared to an increase of $182,927 in 2002.  The increase is a result of PilaGold receiving approximately $2.9 million from the sale of shares from private placement financings and warrant and stock option exercises.  PilaGold spent $799,970 on its resource properties (2002 $Nil).

As at March 31, 2003 PilaGold had a net working capital of approximately $1.7 million compared to working capital of $172,086 as at the fiscal year ended March 31, 2002.  The increase of working capital is a result of private placement financings.

PilaGold’s paid up share capital as at March 31, 2003 was $10,144,635 representing 10,696,516 common shares without par value.  The share capital together with contributed surplus (2003 - $24,000) and a deficit of $7,601,854 results in shareholders equity of $2,566,781 (2002 $173,880).

Year ended March 31, 2002 compared to March 31, 2001

During the year PilaGold’s cash resources increased by $182,927 compared to a decrease of $245,809 in 2001.  The increase is a result of PilaGold receiving proceeds from warrant and stock option exercises.  PilaGold spent $Nil on its resource properties (2001 $167,502).

As at March 31, 2002 PilaGold had a net working capital of $172,086 compared to working capital deficiency of $(16,758) as at March 31, 2001.  The increase of working capital is a result private placement financings and the exercise of share purchase warrant and stock options.

PilaGold’s paid up share capital as at March 31, 2002 was $7,401,232 representing 3,470,516 common shares without par value.  The share capital together with a deficit of $7,227,352 results in shareholders equity of $173,880 (2001 $(14,318)).

Per Share Losses

Although the losses for the nine months ended December 31, 2003 and the years ended March 31, 2003, 2002 and 2001 have steadily increased, the loss per share for nine months ended December 31, 2003 of $0.04 was lower than March 31, 2003 of $0.07 and March 31, 2002 of $0.06.  This is partly due to the weighted number of shares outstanding doubling from March 31, 2003 to December 31, 2003.  While the net losses for fiscal years 2001 and 2002 are similar, the loss per share for fiscal 2002 of $0.06 is double the 2001 loss per share of $0.03 due to the 10:1 share consolidation which was effected in fiscal 2002.

Changes in Accounting Principles

In 2003 PilaGold adopted the new recommendations of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. It is applied on a prospective basis and applies to all awards granted on or after May 1, 2002. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

The standard requires that all stock-based awards made to non-employees be measured and recognized using a fair value based method.

The standard encourages the use of a fair value based method for all awards to employees, but only requires the use of a fair value based method for direct awards of stock, stock appreciation rights, and awards that call for settlement in cash or other assets. Awards that a Company has the ability to settle in stock are recorded as equity, whereas awards that the entity is required to or has a practice of settling in cash are recorded as liabilities. PilaGold has elected to account for employee stock options by measuring compensation cost for options as the excess, if any, of the quoted market price of PilaGold's common shares at the date of grant over the amount an employee must pay to acquire the common shares. As required for the employee stock options, PilaGold will disclose pro-forma income (loss) and pro-forma earnings (loss) per share using a fair value based method.

There are no other significant acquisition and disposition other than as described herein, no discontinued operations or major changes in the direction of PilaGold's business.

Quarterly Information

The following financial information is for each of the last eight quarters of PilaGold up to December 31, 2003. This is derived from unaudited quarterly financial statements prepared by management.

Summary Financial Information for the Eight Quarters ended December 31, 2003

Period	Income ($)	Net (Loss) ($)	(Loss) per share(1) ($)
January – March, 2002	4	(40,343)	(0.002)
April – June, 2002	16	(25,123)	(0.007)
July – September, 2002	Nil	(44,710)	(0.010)
October to December, 2002	9	(118,306)	(0.023)
January – March, 2003	2,557	(186,363)	(0.023)
April – June, 2003	21,813	(269,595)	(0.019)
July – September, 2003	16,500	(198,747)	(0.014)
October to December 2003	9,923	(133,794)	(0.007)

(1)

PilaGold uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments.  Under this method, the dilutive effect on earnings per share is recognized to the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments.  It assumes that the proceeds would be used to purchase common shares at the average market price during the year.  For the years presented, however, this proved to be anti-dilutive.  Basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Use of Available Funds and Principal Purposes

Available Funds

As of the end of the most recent month, March 31, 2004, PilaGold had working capital of approximately $6,856,000.

Up to the amalgamation, exploration will continue to be ongoing on various of PilaGold’s projects.

Following the Amalgamation, management will review all of the properties held by Amalco and then will determine which prioritize the development of the Amalco properties and determine appropriate work programs.  Further, PilaGold reserves the right to use of the available funds for development of any properties Amalco may acquire subsequent to the Amalgamation.

Principal Purposes

Currently, PilaGold does not have long-term work programs for its properties and will not establish such work programs until the Amalgamation has completed or it is concluded that the Amalgamation will not complete.  The principal purpose of the available funds will be three fold: to fund further exploration and development efforts on the priority targets; to continue with regional programs designed to identify additional areas with mineral potential; and to option those projects best suited for advancement in conjunction with a joint venture partner.  Further, PilaGold reserves the right to use the available funds for development of any properties Amalco may acquire subsequent to the Amalgamation.

In the event that the Amalgamation does not complete, then PilaGold will review all of the properties and then will plan and prioritize the development of the PilaGold properties and determine appropriate work programs.  Further, PilaGold reserves the right to use of the available funds for development of any properties PilaGold may subsequently acquire.

See also, “Part III – Information Concerning Radius – Use of Available Funds and Principal Purposes” and see also “Part V – Information Concerning Amalco – Available Funds and Principal Purposes”.

PilaGold’s present Working Capital to fund ongoing operations will be more than sufficient to meet its administrative costs for the next 12 months.

Securities of PilaGold

Issued and Outstanding

As at the record date there were 23,140,016 issued and outstanding shares and as at the date of this Information Circular there are 23,140,016 issued and outstanding shares.  In addition, there are 1,295,000 common shares of PilaGold reserved for issuance pursuant to outstanding stock options and 4,981,617 common shares of PilaGold are reserved for issuance pursuant to outstanding share purchase warrants.  See “Part IV – Information Concerning PilaGold – Consolidated Share and Loan Capital".

Authorized Capital

PilaGold has an authorized capital of 100,000,000 common shares without par value.

Dividends - Entitlement

PilaGold Shareholders will be entitled to dividends, if, as and when declared by the board of directors of PilaGold.

Dividends - Record and Policy

PilaGold has no history of paying dividends and PilaGold does not contemplate that any dividends will be paid on the PilaGold Shares in the immediate or the foreseeable future, regardless of whether the Amalgamation completes.

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

PilaGold Shareholders will be entitled to one vote per share at all meetings of PilaGold Shareholders.

PilaGold Shareholders are entitled to receive a pro rata share of the assets of PilaGold available for distribution to holders of PilaGold Shareholders in the event of liquidation, dissolution or winding-up of PilaGold. All PilaGold Shares rank pari passu, each with the other, as to all benefits which might accrue to the PilaGold Shareholders.

Consolidated Share and Loan Capital

The following table sets out the particulars of the share and loan capital of PilaGold and of the resulting issuer, Amalco.

Designation of Security	Amount Authorized or to be authorized	Amount outstanding as of the date of the most recent balance sheet in the Joint Information Circular(1)	Amount Outstanding as of the Most Recent Month End(2)	Amount to be outstanding in Amalco upon completion of the Amalgamation(3)
Common shares	100,000,000	21,004,016	23,140,016	50,590,944
Long Term Debt	N/A	Nil	Nil	Nil

(1)

As at the date of the most recent balance sheet there were outstanding 1,195,000 PilaGold Options and 7,142,617 PilaGold Warrants.

(2)

As at the date of the most recent month end there were outstanding 1,295,000 PilaGold Options and 4,981,617 PilaGold Warrants.

(3)

As at the completion of the Amalgamation there will be 3,430,552 Amalco Options and 2,214,052 Amalco Warrants.

PilaGold Stock Options

As at the date of this Information Circular, there are 1,295,000 outstanding options to purchase or acquire PilaGold Shares.

The following table sets out all options in PilaGold which are held as of April 16, 2004 by all the current officers and past officers, all directors and past directors, and all employees, past employees and consultants as a group:

Optionees(1)	Number of PilaGold Shares Subject to Options	Exercise Price	Market Value of Securities Underlying Options as of April 16, 2004	Expiration Date
Simon Ridgway	100,000	$0.65	Nil	January 29, 2008
Mario Szotlender	100,000	$0.65	Nil	January 29, 2008
Harmen J. Keyser	40,000	$0.65	Nil	January 29, 2008
Bradford Cooke	50,000	$0.70	Nil	February 18, 2008
Tim Osler	40,000	$0.44	$3,600	September 24, 2007
Peter Thiersch	50,000	$0.61	Nil	August 13, 2008
Employees and	200,000	$0.90	Nil	June 30, 2004
consultants, as	100,000	$0.44	$9,000	September 24, 2004
a group	190,000	$0.44	$17,100	September 24, 2007
	100,000	$0.65	Nil	January 29, 2008
	50,000	$0.70	Nil	February 18, 2008
	50,000	$0.89	Nil	April 2, 2008
	25,000	$0.90	Nil	August 7, 2008
	100,000	$0.61	Nil	August 13, 2008
	100,000	$0.88	Nil	January 15, 2009

(1)

There are no options to acquire PilaGold Shares held by any other persons other than as disclosed in this table.

(2)

The closing price of a PilaGold Share on April 16, 2004 was $0.53.

PilaGold Warrants

As at the date of this Information Circular, there are 4,981,617 outstanding warrants (the “PilaGold Warrants”) to purchase or acquire PilaGold Shares.

The following table sets out all warrants in PilaGold which are held as of the date of this Information Circular by all the current directors and officers and other private investors:

Holder of PilaGold Warrants	Number of PilaGold Shares Issuable Upon Exercise	Exercise Price Per Share	Expiration Date
Simon Ridgway	300,000 250,000 550,000(1)	$1.00 $1.00	May 6, 2004 November 20, 2004
Mario Szotlender	47,500	$1.00	May 6, 2004
Various Investors	1,621,250	$1.00	May 6, 2004
Various Investors	2,762,867	$1.00	November 20, 2004

(1)

225,000 of the warrants are held in the name of Mill Street Services Ltd., a company owned by the Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

Escrowed Shares of PilaGold

There are no PilaGold Shares held pursuant to the terms of an escrow agreement.

Prior Sales

The only shares issued by PilaGold during the twelve months preceding the date of this Information Circular were:

Number of Issued Shares	Price Per Share	Total Consideration
145,000	$0.44	$63,800.00
1,124,000	$0.50	$562,000.00
2,439,500	$0.55	$1,341,725.00
50,000	$0.65	$32,500.00
8,685,000	$0.90	$7,816,500.00

The number of shares issued and outstanding as of the most recent month end, March 31, 2004, was 23,140,016.

Stock Exchange Prices

The PilaGold Shares are listed for trading on the TSXV under the trading symbol PRI. The following table sets out the market price range and trading volume of the PilaGold Shares on the TSXV for the periods indicated.

Period	High ($)	Low ($)	Volume (no. of shares)
April 12 – 16, 2004	0.59	0.48	1,170,610
April 5 – 9, 2004	0.60	0.52	48,350
March 29 – April 2, 2004	0.60	0.495	128,850
March 22 -26, 2004	0.56	0.46	115,500
March 15 – 19, 2004	0.59	0.50	393,366
March 8 – 12, 2004	0.68	0.57	223,151
March 1 – 5, 2004	0.70	0.54	204,556
February 2004	0.87	0.60	640,070
January 2004	1.12	0.75	650,056
December 2003	1.19	0.88	910,957
November 2003	1.12	0.84	1,169,630
October 2003	1.01	0.79	2,872,351
September 2003	0.89	0.71	1,350,414
August 2003	0.86	0.61	663,132
July 2003	0.81	0.63	343,217
June 2003	0.95	0.76	470,246
May 2003	0.96	0.79	390,590

On April 16, 2004 the closing price of the PilaGold Shares on the TSXV was $0.53 per PilaGold Share.

Principal Holders of Voting Securities

To the knowledge of the directors and senior officers of PilaGold, as at the PilaGold Record Date, no person or company beneficially owned, directly or indirectly, or exercised control or direction over shares carrying more than 10% of the voting rights attached to all voting securities of PilaGold.

Directors, Officers and Management

Directors

The following table sets forth the name, municipality of residence, current position with PilaGold and principal occupation and shareholdings of each of the directors and officers of PilaGold.

Name, Position and Municipality of Residence(1)	Principal Occupation and, If Not at Present an Elected Director, Occupation During the Past 5 Years(1)	Director Since	Number of Shares(2)
Simon Ridgway(3), Director Vancouver, BC	President of each of PilaGold and Radius	August 27, 1996	1,368,633(4)
Mario Szotlender(3), Director Caracas, Venezuela	President of Mena Resources Inc.	May 10, 1996	999,378
Harmen J. Keyser(3), Director Gibsons, BC	Independent Geologist and President of North American Gold Inc.	September 29, 1999	5,816
Bradford J. Cooke, Director, North Vancouver, BC	President of Canarc Resources Inc.	April 22, 2003	0
Tim Osler, Secretary, Vancouver, BC	Secretary of each of PilaGold and Radius	N/A	3,833
Peter Thiersch, Vice President, Exploration, Vancouver, BC	Vice-President, Exploration of PilaGold	N/A	0

(1)

The information as to municipality of residence and principal occupation, not being within the knowledge of PilaGold, has been individually furnished by the respective nominees.

(2)

Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at April 16, 2004 based upon information furnished to PilaGold by individual directors and officers. Unless otherwise indicated, such shares are held directly.

(3)

Denotes member of Audit Committee.

(4)

869,150 of these shares are held in the name of Mill Street Services Ltd., a private company owned by The Ridgway Family Trust, of which Mr. Ridgway is a Trustee, and 28,453 shares are held in the name of Elvietri Holdings A.V.V., a private company wholly owned by Mr. Ridgway.

Corporate Cease Trade Orders and Bankruptcies

No director, officer or promoter of PilaGold is, or has been within the past ten years, a director, officer or promoter of any other company that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties or Sanctions

None of the directors or officers of PilaGold, or any shareholder holding a sufficient number of securities of PilaGold to affect materially the control of PilaGold, has within the ten years before the date of this Joint Information Circular, been the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Individual Bankruptcies

None of the directors or officers of PilaGold, or any shareholder holding sufficient number of securities of PilaGold to affect materially the control of PilaGold, or a personal holding company of any such person has, within the ten years before the date of this Joint Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Executive Compensation

The following table (presented in accordance with the rules (the "Rules") made under the Securities Act (British Columbia) sets forth all annual and long term compensation for services in all capacities to PilaGold and its subsidiaries for the three most recently completed financial years ending March 31, 2003 (to the extent required by the Rules) in respect of each of the individuals comprised of the Chief Executive Officer and the other four most highly compensated executive officers of PilaGold as at March 31, 2003 whose individual total compensation for the most recently completed financial year exceeded $100,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving in such an office at the end of the most recently completed financial year (collectively the "Named Executive Officers"). The only Named Executive Officers of PilaGold are Simon Ridgway, the President, and Harmen Keyser, who was the Vice-President, Exploration until September 26, 2002.

The following table also provides the disclosure required by the Alberta Securities Commission's Form 40 for PilaGold's "executive officers" ($).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Option SAR's Granted (#)(1)	Restricted Shares or Restricted Share Units (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Simon Ridgway, President	2003	96,000(1)	Nil	Nil	100,000(3)	Nil	Nil	Nil
	2002	60,000(1)	Nil	Nil	20,000(2)	Nil	Nil	Nil
	2001	40,000(1)	Nil	Nil	200,000(2)	Nil	Nil	Nil
Harmen Keyser, Former VP Exploration	2003	Nil	Nil	Nil	40,000(3)	Nil	Nil	Nil
	2002	1,600	N/A	N/A	20,000(2)	Nil	Nil	Nil
	2001	40,000	N/A	N/A	200,000(2)	Nil	Nil	Nil

(1)

Pursuant to a management agreement with Mill Street Services Ltd., a private company owned by the Ridgway Family Trust, of which Mr. Ridgway is the Trustee.

(2)

Each of these options originally entitled the holder to purchase up to 200,000 shares; however, following the consolidation of the Company’s share capital effective June 7, 2001, each option is now for 20,000 shares.

(3)

Effective September 25, 2002, all outstanding stock options were cancelled.  On January 30, 2003, new options were granted to the Executive Officers as noted above.

PilaGold has no executive compensation committee and no formal compensation policy. However, executive officers are compensated in a manner consistent with their respective contributions to the overall benefit of PilaGold.

Long Term Incentive Plan (LTIP) Awards

PilaGold does not have a LTIP, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (where performance is measured by reference to PilaGold's financial performance or the price of its securities), was paid or distributed to the Named Executive Officer during the most recently completed financial year.

Option/Stock Appreciation Rights (“SAR”) Grants during the Most Recently Completed Financial Year

The following table (presented in accordance with the Rules) sets forth stock options granted under the most recently completed financial year to the Named Executive Officer ($).

Name	Securities Under Options Granted(1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price(2) ($/Security)	Market Value of Securities Underlying Options on Date of Grant ($/Security)	Expiration Date
Simon Ridgway	100,000	15.4%	0.65	0.65	January 29, 2008
Harmen Keyser	40,000	6.2%	0.65	0.65	January 29, 2008

Aggregated Options Exercised in the Last Financial Year and Fiscal Year-End Option Values

The following sets out the details of stock options exercised by the Named Executive Officers during the past fiscal year.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at Fiscal Year (#) Exercisable/ Unexercisable	Value of Unexercised in-the-money Options at Fiscal Year-End Exercisable/ Unexercisable ($) (1)
Simon Ridgway	Nil	N/A	100,000 exercisable	30,000
Harmen Keyser	Nil	N/A	40,000 exercisable	12,000

(1)

Value of unexercised in-the-money options calculated using the closing price of PilaGold’s shares on the TSX Venture Exchange on March 31, 2003 of $0.95 less the exercise price of in-the-money stock options.

Pension Plans

PilaGold does not provide retirement benefits for directors or officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

PilaGold has no plans or arrangements in respect of remuneration received or that may be received by the Named Executive Officers in PilaGold's most recently completed or current financial year in respect of compensating such officers in the event of termination of employment (as a result of resignation, retirement, change of control, etc.) or a change in responsibilities following a change in control, where in respect of the Named Executive Officers the value of such compensation exceeds $100,000.

PilaGold Management Agreement

PilaGold and Mill Street Services Ltd., a private company owned by the Ridgway Family Trust, of which Mr. Simon Ridgway is the Trustee, entered into a management agreement dated June 1, 2002 (the “PilaGold Management Agreement”) pursuant to which Simon Ridgway was to provide management services to Radius in consideration for a monthly fee of $8,000 per month plus out-of-pocket expenses.  The term of the agreement is two years, that is, from the date of the agreement, June 1, 2002 to May 31, 2004.  PilaGold is required to provide three months written notice of intention to terminate the PilaGold Management Agreement.

Compensation of Directors

PilaGold has no standard arrangement pursuant to which directors and senior officers are compensated for their services in their capacity as such except for the granting from time to time of incentive stock options. An aggregate of options were granted to directors of PilaGold during its most recently completed financial year.

Indebtedness of Directors, Executive Officers and Senior Officers

There is and has been no indebtedness of any director, executive officer or senior officer or associate of any of them, to or guaranteed or supported by PilaGold during the most recently completed financial year ended March 31, 2003.

Conflicts of Interest

A number of directors of PilaGold are also directors of Radius.  Specifically, Simon Ridgway, Mario Szotlender and Harmen J. Keyser are each directors of both of PilaGold and Radius.  Furthermore, Simon Ridgway is the President of both of PilaGold and Radius.  Furthermore, each of Simon Ridgway, Mario Szotlender and Harmen J. Keyser own securities in each of PilaGold and Radius (See “Part I – General Proxy Information – Interest of Certain Persons in Matters to be Acted Upon” and see “Part III – Information Concerning Radius – Conflicts of Interest”).  These items have resulted in conflicts of interest.  These directors have dealt with those conflicts of interest in accordance with the provisions of applicable corporate legislative provisions.  Specifically, each of these directors has disclosed his conflicts of interest to all of the other members of the board of directors of PilaGold and has abstained from voting on the Amalgamation Agreement.  Furthermore, regarding the Amalco Management Agreement, Simon Ridgway disclosed his conflict of interest to the other members of the board of directors of PilaGold and abstained from voting on the Amalco Management Agreement.  Tim Osler is the Secretary of each of Radius and PilaGold.  Pursuant to applicable legislative provisions, Mr. Osler has advised the board of directors of each Amalgamating Company that he is the Secretary of the other Amalgamating Company.  Furthermore, the conflicts of interest have been brought to the attention of the Ross Glanville & Associates Ltd. and B.J. Price Geological Consultants Inc., the authors of the Radius Fairness Opinion and the PilaGold Fairness Opinion, respectively, and each of those authors has noted the conflicts of interest in their opinions.

PilaGold's directors and officers may serve as directors or officers, or may be associated with other reporting companies or have significant shareholdings in other public companies. To the extent that such other companies may participate in business or asset acquisitions, dispositions, or ventures in which PilaGold may participate, the directors and officers of PilaGold may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. If a conflict of interest arises, PilaGold will follow the provisions of the BCBCA dealing with conflicts of interest. These provisions state that where a director has such a conflict, that director must, at a meeting of PilaGold's directors, disclose his interest and refrain from voting for or against the approval of such a participation or such terms unless otherwise permitted by the BCBCA. In accordance with the laws of the Province of British Columbia, the directors and officers of PilaGold are required to act honestly, in good faith and in the best interests of PilaGold.

Promoter

There is no person who may be considered a promoter of PilaGold within the meaning of securities legislation applicable to PilaGold.

Interest of Management and Other in Material Transactions

No insider or director of PilaGold and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of PilaGold's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect PilaGold.

Sponsorship Agreements

PilaGold has not entered into any Sponsorship Agreements and PilaGold has been advised by the TSXV that it need not enter into a sponsorship agreement in order to complete the Amalgamation.

Investor Relations Arrangements

PilaGold has not entered into any written or oral agreement or understanding with any person to provide any promotional or investor relations services for PilaGold or its securities, or to engage in activities for the purposes of stabilizing the market, either now or in the future with respect to its securities.

Material Contracts of PilaGold

The only material contracts to which PilaGold is a party, as of the date of this Joint Information Circular are:

1.

Holly/Banderas Option & Put Agreement dated March 28, 2003 between Radius and Exploraciones Minera De Guatemala, S.A. as optionors and PilaGold as optionee regarding the grant of an option for a 60% interest in the Holly Property, Guatemala.  See Part III – Information Concerning Radius – General – the Properties – A. Guatemala Properties – 3. Holly/Banderas Project - Guatemala and see “Part IV – Information Concerning PilaGold – General – the Properties – A. The Guatemala Properties – 2. Marimba Project – Guatemala”.

2.

Kuikuinita Option Agreement dated November 27, 2000 with Frank Mena and Goldstone Mining, S.A. wherein PilaGold acquired an option to acquire a 70% in the Kuikuinata Project.  See “Part IV – Information Concerning PilaGold – General – the Properties - B. The Nicaragua Properties - Kuikuinita Option Agreement”.

3.

Marimba Option Agreement dated May 23, 2002 between PilaGold as optionee and Radius and Explorations Minera de Guatemala, S.A. as optionors regarding the grant of an option to earn a 60% interest in the Marimba Project, Guatemala.  See ”Part III – Information Concerning Radius – General – the Properties – A. The Guatemala Properties – 1. Marimba Project - Guatemala and see “Part IV – Information Concerning PilaGold – General – the Properties – A. The Guatemala Properties – 1. Marimba Project – Guatemala”.

4.

Mena Option Agreement dated October 1, 2003 between Frank Mena, as optionor and PilaGold, as optionee, wherein PilaGold acquired 70% options to various concessions.  See “Part IV – Information Concerning PilaGold – General – the Properties - B. The Nicaragua Properties - Mena Option Agreement”.

5.	PilaGold Management Agreement dated June 1, 2002 with Mill Street Services Ltd. See “Part IV – Information Concerning PilaGold – Executive Compensation – PilaGold Management Agreement”.

Copies of such Agreements will be available for inspection at Suite 830-355 Burrard Street, Vancouver, BC V6C 2G8, during regular business for the period before the Meetings and 30 days thereafter.

Legal Proceedings

There are no known outstanding or contemplated legal proceedings that will be material to PilaGold.

Auditors

The auditors of PilaGold are Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia.

Transfer Agent

The registrar and transfer agent of PilaGold Shares is Pacific Corporate Trust Company, at its principal offices in Vancouver, British Columbia.

Other Material Facts

There are no other material facts relating to PilaGold and not disclosed elsewhere in this Joint Information Circular or incorporated by reference herein.

PART V - INFORMATION CONCERNING AMALCO

Listing and Reporting Issuer Status

Amalco will be listed on the TSXV and on the Regulated Unofficial Market of the Frankfurt Stock Exchange.

Amalco will be a reporting issuer in the provinces of British Columbia and Alberta and will be a reporting issuer in the United States under the U.S. Exchange Act.

Corporate Structure

Amalco, the resulting corporation from the amalgamation of Radius and PilaGold, will be created pursuant to a Certificate of Amalgamation dated as of the date of Amalgamation pursuant to the provisions of the BCBCA. It is intended that Amalco will be named "Radius Gold Inc.".

The head office of Amalco shall be the current head office of each of Radius and PilaGold, located at Suite 830-355 Burrard Street, Vancouver, BC V6C 2G8. The registered and records office of Amalco shall be also Suite 830-355 Burrard Street, Vancouver, BC V6C 2G8.

The Form 13 - Amalgamation Application, the articles and the stock option plan of Amalco shall be substantially in the forms set out in the schedules "A", "B" and "C" to the Amalgamation Agreement, a copy of which hereto is attached to this Joint Information Circular as Schedule "A".

Amalco will have five (5) directly owned 100% subsidiaries and three (3) indirectly owned subsidiaries.  A description of those subsidiaries of Amalco is as follows:

Directly Owned:

(a)

Weltern Resources Corp. ("Weltern") was incorporated on March 9, 2000 in Panama. The authorized capital of Weltern consists of US$10,000 divided into 100 shares at US$100 per share of which four (4) shares are presently issued and outstanding. Weltern is presently owned 100% by Radius and will be owned 100% by Amalco. The registered and records office address of Weltern is Apartado Postal 8320, Zona 7, Panama City, Panama.  Weltern is a non-operating company.

(b)

Radius Panama Corporation ("Radius Panama") was incorporated on August 31, 2000 in Panama. The authorized capital of Radius Panama consists of 100 shares with a par value of US$100 per share, of which 100 shares are presently issued and outstanding. Radius Panama is currently owned 100% by Radius and will be owned 100% by Amalco. The registered and records office address of Radius Panama is Apartado Postal 0832-0886, W.T.C. Panama City, Panama.  Radius Panama is a non-operating company.

(c)

Corporacion Geologica de Panama, S.A. (“Geologica”) was incorporated on December 20, 2002 in Panama. The authorized capital of Geologica consists of 100 shares with a par value of US$100 per share, of which 100 shares are presently issued and outstanding.  Geologica is currently owned 100% by Radius and will be owned 100% by Amalco.  The registered and records office address of Geologica is Apartado Postal 0832-0886, W.T.C. Panama City, Panama.  Geologica is a non-operating company.

(d)

Desarrollo Geologico Minero, S.A. ("Geomin") was incorporated on May 15, 2003 in Nicaragua. The authorized capital of Geomin consists of 50,000 shares with a par value of Cordobas$1.00 per share, of which 50,000 shares are presently issued and outstanding. Geomin is currently owned 98% by Pedro Garcia in trust for PilaGold and 2% by Oscar Montes in trust for PilaGold, and will be beneficially owned 100% by Amalco. The registered and records office address of Geomin is Km 51/2, Carretera a Masaya, Centro Banic, 2 Piso, Managua, Nicaragua.  Geomin is an operating company.

(e)

Recursos Del Cibao, S.A. ("Recursos") was incorporated on September 8, 2003 in Dominican Republic. The authorized capital of Recursos consists of 10,000 shares with a par value of RD$100.00 per share, of which 1,000 shares are presently issued and outstanding. Recursos is currently owned 99.4% by Jorge Ganoza in trust for PilaGold and 0.6% by six members of the corporation’s solicitors in Dominican Republic, all of such shares being held in trust for PilaGold, and will be beneficially owned 100% by Amalco. The registered and records office address of Recursos is Ave. Abraham Lincoln #403, La Julia, Santo Domingo, Dominican Republic.  Recursos is an operating company and also holds title to certain Dominican Republic properties.

Indirectly Owned

(f)

Exploraciones Minera de Guatemala, S.A. ("Exmingua") was incorporated on July 5, 1996 in Guatemala. The authorized capital of Exmingua consists of Q172,000 divided into 172 shares of Q1,000 per share of which 43 shares are presently issued and outstanding. Exmingua is owned 99% by Weltern and 1% by Pedro Garcia Varela (one share), in order to comply with corporate provisions in Guatemala. Amalco will be the indirect beneficial owner of 100% of Exmingua. The registered and records office address of Exmingua is 19 Avenida, 0-03, Zona 15, Vista Hermosa II, Guatemala City, Guatemala.  Exmingua is a non-operating company which holds title to certain Guatemalan properties.

(g)

Minerales de Nicaragua, S.A. ("Minesa") was incorporated on November 18, 2002 in Nicaragua. The authorized capital of Minesa consists of 50,000 shares with a par value of Cordobas$1.00 per share, of which 50,000 shares are presently issued and outstanding. Minesa is currently owned 100% by Radius Panama and will be owned 100%, indirectly by Amalco. The registered and records office address of Minesa is Km 51/2, Carretera a Masaya, Centro Banic, 2 Piso, Managua, Nicaragua. Minesa is non-operating company which holds title to certain Nicaraguan properties.

(h)

Minerales Sierra Pacifico, S.A. ("Sierra Pacifico") was incorporated on November 17, 1999 in Guatemala. The authorized capital of Sierra Pacifico consists of 50 shares with a par value of Q1,000 per share, of which five (5) shares are presently issued and outstanding. Sierra Pacifico is currently owned 80% by Radius Panama and 20% by Pedro Garcia in trust for Radius Panama and will be beneficially owned 100%, indirectly, by Amalco. The registered and records office address of Sierra Pacifico is 19 Avenida, 0-03, Zona 15, Vista Hermosa II, Guatemala City, Guatemala.  Sierra Pacifico is an operating company.

The following diagram sets forth Amalco's corporate structure:

AMALCO
100%
100%
100%
100%
100%
Radius Panama
Weltern
Geologica
Geomin (operating company)
Recursos (operating company)
Dominican Republic Properties
100%
100%
100%
Sierra Pacifico (operating company)
Minesa
Exmingua
Nicaragua Properties
Guatemala Properties

Business of Amalco

Amalco's business shall be to carry on with the business and operations of Radius and PilaGold as described elsewhere in this Joint Information Circular. See "Part III – Information Concerning Radius – Descriptions and General Development of Radius’s Business" and see “Part IV – Information Concerning PilaGold – Descriptions and General Development of PilaGold’s Business”.

Material Properties

On completion of the Amalgamation, Amalco’s material properties will be the present material properties of Radius and PilaGold.

Available Funds and Principal Purposes

The combined working capital of Radius and PilaGold, as of the end of the most recent month, March 31, 2004, is approximately $20,621,000, with Radius being the source of $13,765,000 of that total and PilaGold being the source of $6,856,000 of that total.

Principal Purposes

The principal purposes for which the total available funds are to be allocated, are as follows:

	Use	Amount
1.	To pay the remaining estimated costs of the Amalgamation	$175,000
2.	To pay for the anticipated work program on the Kuikuinita Property	$207,000
3.	To pay management fees for a 12 month period	$464,540
4.	To pay Amalco’s general and administrative expenses (Vancouver office) for a 12 month period	$700,000
5.	To pay Amalco’s general and administrative expenses (Guatemala office) for a 12 month period	$50,000
6.	To working capital to fund ongoing operations	$19,024,460
		$20,621,000

As at the Amalgamation, Amalco will not have any long-term work programs for its properties and will consider establishing such work programs after the Amalgamation has completed.

The principal purpose of the working capital will be three fold: (a) to fund further exploration and development efforts on the priority targets; (b) to continue with regional programs designed to identify additional areas with mineral potential; and (c) to option those projects best suited for advancement in conjunction with a joint venture partner.

Further, Radius reserves the right to use the available funds for development of any properties Amalco may acquire subsequent to the Amalgamation.

See also “Part III – Information Concerning Radius – Management Discussion and Analysis - Selected Consolidated Financial Information”, Part III – Information Concerning Radius – Management Discussion and Analysis – Use of Available Funds and Principal Purposes” and “Part IV – Information Concerning PilaGold – Management Discussion and Analysis - Selected Consolidated Financial Information” and “Part IV – Information Concerning PilaGold – Use of Available Funds and Principal Purposes”.

Amalco’s Working Capital to fund ongoing operations will be more than sufficient to meet its administrative costs for the next 12 months.

Securities of Amalco

Issued and Outstanding

Upon completion of the Amalgamation, assuming that there are no further share issuances between the date of this Joint Information Circular and the date of the Amalgamation, there will be approximately 50,590,944 (depending upon rounding) shares issued and outstanding.  In addition, 3,430,552 common shares of Amalco will be reserved for issuance pursuant to outstanding stock options and 8,034,502 common shares of Amalco will be reserved for issuance pursuant to outstanding share purchase warrants (assuming that no stock options and no share purchase warrants will be exercised between the date of this Joint Information Circular and the Effective Date of the Amalgamation).  See "Part V – Information Concerning Amalco - Fully Diluted Share Capital of Amalco".

Authorized Capital

Amalco will be authorized to issue an unlimited number of common shares, of which approximately 50,590,944 (depending upon the effect of rounding on the Amalgamation) common shares of Amalco will be issued and outstanding as fully paid and non-assessable.

Amalco Shares

Dividends

Amalco Shareholders will be entitled to dividends, if, as and when declared by the board of directors of Amalco.

Voting Rights and Distribution on Liquidation, Dissolution or Winding-Up

Amalco Shareholders will be entitled to one vote per share at all meetings of Amalco Shareholders.

Amalco Shareholders will be entitled to receive a pro rata share of the assets of Amalco available for distribution to holders of Amalco Shareholders in the event of liquidation, dissolution or winding-up of Amalco. All Amalco Shares rank pari passu, each with the other, as to all benefits which might accrue to the holders of Amalco Shares.

Amalco Stock Options

Upon completion of the Amalgamation, there will be 3,430,552 outstanding stock options of Amalco, particulars, of which are as follows:

Optionees	Number of Amalco Shares Subject to Options	Exercise Price	Expiration Date
Simon Ridgway	320,000	$0.68	January 7, 2008
	44,444	$1.47	January 29, 2008
Mario Szotlender	40,000	$0.65	December 12, 2004
	140,000	$1.00	July 10, 2006
	120,000	$0.68	January 7, 2008
	44,444	$1.47	January 29, 2008
Harmen J. Keyser	40,000	$0.99	January 27, 2008
	17,778	$1.47	January 29, 2008
Craig Bow	100,000	$0.90	January 15, 2008
Nicholas Glass	70,000	$0.90	January 15, 2008
Bradford Cooke	22,222	$2.03	April 22, 2008
Tim Osler	55,000	$1.10	August 7, 2008
	17,778	$0.99	September 24, 2007
Cheryl van der Schyf	50,000	$1.10	August 7, 2008
	22,222	$1.38	August 13, 2008
Jock Slater	170,000	$1.10	August 7, 2008
	22,222	$1.47	January 29, 2008
Ralph Rushton	30,000	$0.95	April 2, 2008
	150,000	$1.32	February 26, 2009
	22,222	$1.38	August 13, 2008
Then, a former Executive Officer	25,000	$1.10	August 7, 2008
	22,222	$1.38	August 13, 2008
Employees and consultants, as a group	330,000 (1)	$1.35	June 14, 2004
	88,889	$2.03	June 30, 2004
	44,444	$0.99	September 24, 2004
	77,000	$0.65	October 31, 2004
	64,000	$0.60	November 15, 2005
	150,000	$1.30	January 14, 2005
	54,000	$0.68	January 11, 2006
	125,000	$0.85	January 24, 2006
	40,000	$1.00	July 10, 2006
	84,444	$0.99	September 24, 2007
	230,000	$0.68	January 7, 2008
	100,000	$0.99	January 27, 2008
	22,222	$1.47	January 29, 2008
	22,222	$1.58	February 18, 2008
	22,222	$2.01	April 2, 2008
	11,111	$2.03	August 7, 2008
	100,000	$1.30	January 14, 2009
	44,444	$1.98	January 15, 2009
	275,000	$1.32	February 26, 2009

Total	3,430,552

(1)

These options are held by Endeavour Financial Ltd.  David Farrell, a Director of Radius and who is to be a director of Amalco, is the Vice-President of Endeavour Financial Ltd.

The Board of Directors of Amalco will determine the number (if any) of stock options to be issued to the directors, officers, employees and consultants of Amalco under the terms of the Amalco Stock Option Plan.

Pursuant to the Amalco Stock Option Plan, Amalco can issue at any time that number of stock options such that the sum of the newly issued stock options and the previously issued and unexercised stock options will total not more than 10% of then number of issued and outstanding shares (on a non diluted basis). The unallocated stock options may be issued to directors, officers, employees and consultants of Amalco as determined from time to time by the Amalco Board of Directors (See "Part  V – Information Concerning Amalco - Amalco Stock Option Plan").

Amalco Warrants

Upon completion of the Amalgamation, there will be 8,034,502 outstanding share purchase warrants of Amalco will be as follows:

Holder of Amalco Share Purchase Warrants	Number of Amalco Shares Issuance on Exercise	Exercise Price ($)	Expiration Date
Various private investors(1)	2,089,800	$0.25	December 19, 2004
Various private investors	458,150	$1.50	May 13, 2005
Various private investors	3,272,500	$1.75	November 13, 2005
Various private investors(2)	875,000	$2.25	May 6, 2004
Various private investors(3)	1,339,052	$2.25	November 20, 2004
Total

(1)

Of these, 325,000 will be held by Simon Ridgway, 1,084,800 by Mill Street Services Ltd., 50,000 by Harmen J. Keyser and 295,000 by Tim Osler.

(1)

Of these, 77,778 will be held by Simon Ridgway, 55,556 by Mill Street Services Ltd., and 21,111 by Mario Szotlender.

(2)

Of these, 66,667 will be held by Simon Ridgway, and 44,444 by Mill Street Services Ltd.

Dividend Record and Policy

It is not contemplated that any dividends will be paid on the Amalco Shares in the immediate or foreseeable future following the completion of the Amalgamation.

Escrowed Securities of Amalco

There will be 750,000 shares of Amalco held in escrow pursuant to an escrow agreement dated April 14, 1998 with Pacific Corporate and certain escrow shareholders (the “Radius Escrow Agreement”).  The shares held under the escrow agreement are not to be released from escrow unless the Escrow Agent has received a letter from the BC Securities Commission or the TSXV consenting to the release.  The escrowed shares are subject to the direction and determination of the Exchange.  Specifically, escrowed shares may not be sold, assigned, hypothecated, transferred within escrow or otherwise dealt with in any manner without the consent of the Exchange. In the event an escrow shareholder is placed into bankruptcy the escrow share may be transferred within escrow to the trustees in bankruptcy or other person legally entitled to the escrowed shares. In the event of the death of an escrow shareholder the escrowed shares shall be released from escrow and the escrow shares will be delivered to the legal representatives of the deceased. In addition, any shares which have not been released from escrow on the date which is the tenth anniversary from the later of the issue of the escrow shares (April 14, 1998) and the date of the receipt for Radius’s prospectus in British Columbia (August 21, 1998) shall forthwith be cancelled.

The escrow shares are held pursuant to the Radius Escrow Agreement by Pacific Corporate for the following individuals:

Name of Holder	Number of Shares
Simon Ridgway	350,000
Robert Wasylyshyn	275,000
Tim Osler	25,000
Mario Szotlender	50,000
Harmen J. Keyser	50,000
Total	750,000

Pro Forma Consolidated Capitalization of Amalco

The following table sets forth the capitalization of Amalco on a pro forma basis after giving effect to the Amalgamation.

Shares	Authorized	Pro Forma as at December 31, 2003 (unaudited) (1)(2)
Common Shares	Unlimited	47,730,360
Long Term Debt	N/A	Nil

(1)

Note that the pro-forma consolidated financial statements, do not take into account the either the 1,911,250 Radius Shares which were issued subsequent to December 31, 2003 and prior to the date of this Joint Information Circular for a property interest acquisition and the exercise of Radius Options and Warrants and the 2,136,000 PilaGold Shares which were issued subsequent to December 31, 2003 and prior to the date of this Joint Information Circular for the exercise of PilaGold Warrants. The effect of such subsequent share issuances is that following the completion of the Amalgamation there will be approximately 50,590,944 shares issued and outstanding, as disclosed under the following heading “Fully Diluted Share Capital of Amalco”.

Fully Diluted Share Capital of Amalco

In addition to the information set out in the capitalization table above, the following table sets out the pro forma fully diluted share capital of Amalco after giving effect to the Amalgamation.

Amalco Shares	Number of Shares	Percentage of Total
Issued and Outstanding after the Amalgamation (1)	50,590,944	81.53%
Radius Options (2)	2,855,000	4.60%
Radius Warrants (3)	5,820,450	9.38%
PilaGold Options (4)	575,552	0.93%
PilaGold Warrants (5)	2,214,052	3.57%
Total Number of Securities On a Fully Diluted Basis	62,055,998	(6)

(1)

Consisting of 40,306,492 Amalco Shares issued to Radius Shareholders and 10,284,452 Amalco Shares issued to PilaGold Shareholders.

(2)

See "Part III – Information Concerning Radius – Radius Stock Options".

(3)

See "Part III – Information Concerning Radius - Radius Warrants".

(4)

As of the date of the Joint Information Circular there were 1,295,000 outstanding PilaGold Options.  See "Part IV – Information Concerning PilaGold – PilaGold Stock Options".

(5)

As of the date of the Joint Information Circular there were 4,981,617 outstanding PilaGold Warrants.  See "Part IV – Information Concerning PilaGold – PilaGold Warrants".

(6)

The total of the numbers in the column is 100.01%, which is the result of rounding.

Principal Shareholders

To the knowledge of the directors and senior officers of Radius and PilaGold, it is anticipated that no person or company will beneficially own, directly or indirectly, or exercise control or direction over, voting securities of Amalco carrying more than ten (10%) percent of the voting rights attached to any class of voting securities of Amalco, with the sole exception of Gold Fields Limited, which will indirectly own 5,109,524 Amalco Shares or 10.12% of the issued and outstanding shares of Amalco.

Directors, Officers and Management

Directors

The following are the proposed directors, officers and management of Amalco and sets out the respective individual's position with Amalco, the present occupation and position held during the last five (5) years, and the number of Amalco Shares anticipated to be beneficially owned, or subject to direction or control after the completion of the Amalgamation:

Name and Municipality of Residence	Offices to be held with Amalco	Principal Occupation	Number of Amalco Shares, Options and Warrants anticipated to be beneficially owned following the Amalgamation(1)
Simon T.P. Ridgway Vancouver, BC	Director, President & CEO	President of each of Radius and PilaGold	2,073,981 shares(2), 364,444 options, 1,654,244 warrants(3),
Mario Szotlender Caracas, Venezuela	Director	President of Mena Resources Inc.	1,753,468 shares, 344,444 options 21,111 warrants
Harmen J. Keyser Gibsons, BC	Director	Independent Geologist and President of North American Gold Inc.	136,585 shares, 57,777 options, 50,000 warrants
Craig Bow Golden, Colorado	Director	Area Manager, North America, Gold Fields Exploration Inc.	Nil shares, 100,000 options, Nil warrants
David Farrell Vancouver, BC	Director	Vice President, Endeavour Financial Ltd. (private investment banking firm)	Nil shares, Nil options, Nil warrants
Nicholas Glass Vancouver, BC	Director	Mediation and Arbitration Lawyer, self-employed	Nil shares, 70,000 options, Nil warrants
Bradford Cooke North Vancouver, BC	Director	President and CEO of Canarc Resource Corp.	Nil shares, 22,222 options, Nil warrants
Tim Osler Vancouver, BC	Secretary	Secretary of each of Radius and PilaGold	245,153 shares, 72,778 options, 295,000 warrants
Cheryl van der Schyf North Vancouver, BC	Chief Financial Officer	Accountant for Radius, PilaGold, North American Gold Inc. and Focus Ventures Ltd.	Nil shares, 72,222 options, Nil warrants
Jock Slater Victoria, BC	Vice President, Exploration	Exploration Manager, Radius	Nil shares, 192,222 options, Nil warrants
Ralph Rushton Vancouver, BC	Vice President, Corporate Development	Vice President, Corporate Development of Radius	19,400 shares, 202,222 options, Nil warrants

(1)

This calculation is based upon the Radius Shares and the PilaGold Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at April 16, 2004 based upon information furnished to Radius by individual directors and officers.  Unless otherwise indicated, such shares are held directly.

(2)

1,277,089 of these shares will be held in the name of Mill Street Services Ltd., a private company owned by The Ridgway Family Trust, of which Mr. Ridgway is the Trustee and 12,646 will be held by Elvietri Holdings A.V.V., a private company owned by Mr. Ridgway.

(3)

1,184,800 of these warrants will be held in the name of Mill Street Services Ltd.

The information to the number of Amalco shares beneficially owned, directly or indirectly, or which control or direction is exercised is based on information furnished to Amalco by the respective parties as of the date hereof. After giving effect to the Amalgamation the directors, officers, insiders and promoters of Amalco, and their respective Associates and Affiliates, will hold 4,251,876 common shares of Amalco, representing 8.42% of the then approximately 50,490,944 issued and outstanding shares of Amalco, and the public will hold the balance of 46,239,068 common shares representing 91.58% of the issued and outstanding common shares of Amalco.  See “Part V – Information Concerning Amalco - Fully Diluted Share Capital of Amalco”.

See also “Part I – General Proxy Information – Interest of Certain Persons in Matters to be Acted Upon” and see “Part II – The Amalgamation – Post Amalgamation Matters – Amalco Board”.

Directors and Management

The following set out details respecting the proposed management of Amalco:

Simon T.P. Ridgway - President and Director

Mr. Simon Ridgway is an exploration financier with 15 years experience financing and managing exploration companies operating in North, Central and South America.  Mr. Ridgway began his career prospecting for gold in the Yukon Territory where he learned the value added approach of grass roots exploration.  A firm believer in the gold potential of Central America, his practical, low cost approach to exploration management has led to major discoveries in Honduras, El Salvador and Guatemala.  Mr. Ridgway is currently the President and a director of each of Radius Explorations Ltd., PilaGold Inc. and will be the President of Amalco.

Mario Szotlender - Director

Mr. Mario Szotlender holds a degree in international relations and has successfully directed Latin American affairs for numerous private and public companies over the past fifteen years, specializing in developing new business opportunities and establishing relations within the investment community. Mr. Szotlender has also operated several mineral operations in Venezuela, including the Las Cristinas in the 1980's.  He is currently the President of Mena Resources Inc. and Focus Ventures Ltd., and is a director of Endeavour Gold Corp.

Harmen J. Keyser - Director

Mr. Harmen Keyser has over 20 years exploration experience in North America and abroad. He is registered as a Professional Geologist with the Northwest Territories Association of Professional Engineers, Geologists, and Geophysicists. Since 1991, Mr. Keyser has been self-employed.  He is currently a director of Radius and PilaGold, and is the President and a Director of North American Gold Inc.

Craig Bow - Director

Mr. Craig Bow is a professional geologist with over 25 years of exploration experience in North America and abroad.  Mr. Bow began his career as a Project Geologist with the Anaconda Company and subsequently worked ten years as an independent geologic consultant.  From 1993-1996 he worked as a Senior Geologist with Cyprus Minerals in Chile, and from 1996-1999 as Exploration Manager South America for Newcrest Resources.  Since 1999 he has been Exploration Manager, North America for Gold Fields Exploration, Inc.  He is currently a director of Radius.

David Farrell – Director

Mr. David Farrell is Vice President of Endeavour Financial, a private investment banking firm providing advisory services to small and mid-tier global mining companies.  At Endeavour, David is responsible for originating and implementing M&A and merchant banking transactions. His experience at Endeavour includes two years in its London office, structuring and closing multi-jurisdictional transactions in London’s mining finance market. Prior to joining Endeavour in 2000, David was a corporate solicitor with Stikeman Elliott specializing in project finance, securities and corporate law and is admitted to the bar in both England and British Columbia.  He is currently a director of Radius.

Nicholas Glass - Director

Mr. Nicholas Glass is a member of the Bar in British Columbia, England and Wales, and currently practises as a mediator and arbitrator in labour relations disputes and civil claims. He has been on the boards of two highly successful public companies, one of which was sold in 2002 for $40 million. Mr. Glass is also a director and officer of two private investment companies, with real estate and securities holdings in Canada, the U.S. and the U.K.  He is currently a director of Radius.

Bradford Cooke - Director

Mr. Bradford Cooke, M.Sc., P.Geo., is a mining executive and a professional geologist with over 28 years of experience in the mining industry.  He earned a B.Sc. (Honours) degree from Queens University in 1976 and a M.Sc. (Geology) degree from the University of British Columbia in 1984.  Mr. Cooke began his mineral exploration career in 1976 as a Project Geologist with Noranda Mines, and subsequently worked for Shell Minerals, Chevron Resources and as an independent geologic consultant.  In 1987, Mr. Cooke founded Canarc Resource Corp. and since that time has focused on financing and managing the exploration and development of gold mining projects in North, Central and South America.  He is currently a director of PilaGold.

Cheryl van der Schyf – Chief Financial Officer

Ms. Cheryl van der Schyf has over 10 years experience as a financial controller. She worked as CFO for an international computer trading company grossing US$5 million in annual sales. Bringing strong cash flow management experience she joined Radius in June 2003.

Tim Osler - Secretary

Mr. Tim Osler, B.Sc., owns and operates a mining consulting and retail mining equipment business, and has developed a gold mining placer property in the Yukon Territory which is currently producing.  Mr. Osler is currently Secretary of Radius and PilaGold, and a Director of Mena Resources Inc. and Focus Ventures Ltd.

Jock Slater – Vice President, Exploration

Mr. Jock Slater earned a BSc in Geology from the University of British Columbia and an MSc from the University of Alberta.  He has 35 years of experience in the mining industry, working for Archer Cathro in the Yukon Territory and Eldorado Nuclear in Northern Saskatchewan, and BP Minerals, RTZ, and Barrick Gold in New Zealand, Indonesia, Turkey, Bulgaria, and China.  Since 1999 he has served as Chief Geologist for Radius directing all exploration activity in Guatemala and Nicaragua.

Ralph Rushton - Vice President, Corporate Development

Mr. Ralph Rushton earned a BSc. in Geology from Portsmouth in the UK, an MSc from the University of Alberta, and studied Business Communications at Simon Fraser University in Vancouver. With 14 years’ experience in gold mining and exploration gained mainly with the Anglo American group in Southern Africa, the Middle East and Eastern Europe, Mr. Ruston’s current responsibilities include corporate development work and investor relations, and maintaining Radius’s links with senior mining companies.  Mr. Ruston is currently Vice-President, Corporate Development of Radius.

Conflicts of Interest

Insofar as certain directors of Amalco also serve or may serve as directors of other companies engaged in the same business as Amalco, it is possible that certain opportunities may be offered to both Amalco and to such other companies, and further that those other companies may participate in the same opportunities in which Amalco has an interest.

In exercising their powers and performing their functions, the directors are required to act honestly and in good faith and in the best interests of Amalco, and to exercise the care, diligence and skill of a reasonably prudent person.

Every director who is, in any way, directly or indirectly, interested in a proposed contract or transaction with Amalco, must disclose the nature and extent of his or her interest at a meeting of the directors. Every such director must account to Amalco for any profit made as a consequence of Amalco entering into or performing the proposed contract or transaction, unless he or she discloses his or her interest and, after such disclosure, the proposed contact or transaction is approved by the directors, and he or she abstains from voting on the approval of the proposed contract or transaction.

Public Company Involvement

The following table sets out the proposed directors, officers and promoters of Amalco that are, or have been, within the last five years, directors, officers and promoters of other reporting issuers:

Name	Name of Reporting Company	Position	Period
Simon Ridgway	Radius Explorations Ltd.	Director	September 1997 to present
		President	April 1999 to present
	PilaGold Inc. (formerly Pillar Resources Inc.)	Director	August 1996 to present
		President	March 1998 to present
	North American Gold Inc. (formerly Consolidated Newen Enterprises Inc.)	Chairman & Director	May 2003 to present
	Southern Rio Resources Ltd.	Director	July 2000 to October 2003
	Focus Ventures Ltd. (formerly Active Assets & Associates Ltd.)	Director	November 1996 to present
	Golden Temple Mining Corp. (now Amerigo Resources Ltd.)	Director	May 1999 to August 1999
Mario Szotlender	Radius Explorations Ltd.	Director	December 1999 to present
	PilaGold Inc. (formerly Pillar Resources Inc.)	Director	May 10, 1996 to present
	Focus Ventures Ltd. (formerly Active Assets & Associates Inc.)	Director	May 1995 to present
	Focus Ventures Ltd. (formerly Active Assets & Associates Inc.)	President	December 2000 to present
	Mena Resources Inc. (formerly Tombstone Explorations Co. Ltd.)	Director	March 1993 to present
		President	April 1996 to present
		Executive Vice President	August 1994 to April 1996
	Endeavour Gold Corp.	Director	July 2002 to present
Harmen J. Keyser	Radius Explorations Ltd.	Director	September 1997 to present
		President	September 1997 to May 1999
	PilaGold Inc. (formerly Pillar Resources Inc.)	Director	September 1999 to present
		Director	May 1996 to December 1996
		Vice President, Exploration	September 1999 to September 2002
	North American Gold Inc. (formerly Consolidated Newen Enterprises Inc.)	Director & President	May 2003 to present
		Vice President, Exploration	February 2003 to May 2003
Craig Bow	Radius Explorations Ltd.	Director	July 2001 to present
David Farrell	Radius Explorations Ltd.	Director	June 2001 to present
Nicholas Glass	Radius Explorations Ltd.	Director	January 2003 to Present
	Belvedere Resources Ltd.	Director	June 1997 to present
	North American Gold Inc. (formerly Consolidated Newen Enterprises Inc.)	Director	November 2003 to present
	Global Election Systems Inc.	Director	September 1997 to May 2001
	Global Election Systems Inc.	Chairman	July 2000 to May 2001
	Tradepoint plc	Director	September 1992 to August 1996
Bradford Cooke	PilaGold Inc. (formerly Pillar Resources Inc.)	Director	April 2003 to present
	Canarc Resources Inc.	President, CEO & Director	January 1987 to present
Tim Osler	Radius Explorations Ltd.	Secretary	May 1998 to present
	PilaGold Inc. (formerly Pillar Resources Inc.)	Secretary	September 1998 to present
	Focus Ventures Ltd. (formerly Active Assets & Associates Inc.)	Director	May 1995 to present
	Mena Resources Inc. (formerly Tombstone Explorations Co. Ltd.)	Director	September 2001 to present
Cheryl van der Schyf	None
Jock Slater	None
Ralph Rushton	Radius Explorations Ltd.	Vice-President, Corporate Development	May 2003 to present

Corporate Cease Trade Orders and Bankruptcies

No director, officer or promoter of Amalco is, or has been within the past ten years, a director, officer or promoter of any other company that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties or Sanctions

No director, officer or promoter of Amalco has, during the past ten years, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

Individual Bankruptcies

No director, officer or promoter of Amalco is, or has, during the past five years, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Executive Compensation of Amalco

Compensation of Executive Officers

It is expected that upon the completion of the Amalgamation, there will be four (4) Executive Officers of Amalco, being Simon Ridgway, the proposed President and Chief Executive Officer, Cheryl van der Schyf, the proposed Chief Financial Officer, Jock Slater, the proposed Vice President, Exploration and Ralph Rushton, the proposed Vice President, Corporate Development.

Amalco will be bound by only one management agreement, the Amalco Management Agreement.  That agreement is with Mill Street Services Ltd, a company owned by the Ridgway Family Trust, and is dated April 30, 2004. The Amalco Management Agreement will become effective on the Amalgamation.  The agreement provides that Simon Ridgway is to provide management services to Amalco and Amalco will pay Mill Street Services Ltd. the monthly fee of $16,000 plus GST and out-of-pocket expenses.  The term of the agreement is for four years.  Mill Street is entitled to 12 months notice and in lieu of such notice Mill Street is entitled to $192,000.

Amalco expects that it will be paying its four executive officers the following amounts during the 12 months following the Amalgamation:

Name of Executive Officer	Amount (CND$)
Simon Ridgway, President	$192,000
Cheryl van der Schyf, Chief Financial Officer	$65,000
Jock Slater, Vice President, Exploration	$111,540
Ralph Rushton, Vice President, Corporate Development	$96,000
Total	$464,540

Indebtedness of Directors, Executive Officers and Senior Officers

No proposed director, executive officer or senior officer of Amalco, or any Associate or Affiliate of such director or officer will be indebted to Amalco as of the date of the Amalgamation, nor will Amalco have guaranteed, provided a support agreement, letter of credit or other similar arrangement or agreement with respect to any indebtedness of any such person.

Relationship between Amalco and Professional Persons

Excepting the members of the board of directors of Amalco listed under “Part V – Information Concerning Amalco - Directors, Officers and Management”, no “professional person” or any associate of the professional person, will have any beneficial interest, direct or indirect, in any securities or property, of Amalco or an associate or an affiliate of Amalco.  For the purposes of this section, “professional person” means, any person whose profession gives authority to a statement made by the person in the person’s professional capacity and includes a barrister and solicitor (attorney), a public accountant, an appraiser, valuator, engineer or a geologist.  See also “Part I – General Proxy Information – Interest of Certain Persons in Matters to be Acted Upon” for any beneficial interest, direct or indirect, in any securities of Amalco held by the Directors of Amalco.  None of the Directors of Amalco has any interest, direct or indirect, in any properties of Amalco.

Investor Relations Arrangements

Currently, there are no investor relations arrangements intended for Amalco.  Amalco may at some time enter into an investor relations agreement.

Material Contracts of Amalco

The only material contracts which will have been entered into by Amalco as of the date of Amalgamation will be:

1.

Amalco Management Agreement dated April 30, 2004 with Mill Street Services Ltd., to be effective as of the Amalgamation. See “Part IV – Information Concerning Amalco – Executive Compensation of Amalco – Compensation of Executive Officers”.

2.

Entre Mares Option Agreement dated May 7, 2003 with Entre Mares De Guatemala, S.A., as lessor and Weltern and Orogen as lessees.  See “Part III – Information Concerning Radius – General – the Properties – A. Guatemala Properties – 1. Tambor Project - Guatemala”.

3.

Escrow Agreement dated April 14, 1998 with Pacific Corporate Trust Company and certain Escrow Shareholders.  See “Part III – Information Concerning Radius – Escrowed Shares of Radius” and see “Part V- Information Concerning Amalco – Escrowed Securities of Amalco”.

4.

Gold Fields Right of First Refusal Agreement dated July 8, 2003 between Radius Explorations Ltd., as grantor and Gold Fields Exploration B.V., as grantee regarding the interests of Radius Explorations Ltd. in all properties in Guatemala and Nicaragua.  See “Part III – Information Concerning Radius – Other Material Facts”.

5.

Kuikuinita Option Agreement dated November 27, 2000 with Frank Mena and Goldstone Mining, S.A. wherein PilaGold acquired an option to acquire a 70% in the Kuikuinata Project.  See “Part IV – Information Concerning PilaGold – Kuikuinita Option Agreement”.

6.

Mena Option Agreement dated October 1, 2003 between Frank Mena, as optionor and PilaGold, as optionee, regarding the grant of an option to acquire a 70% interest in the Mena properties.  See “Part IV – Information Concerning PilaGold – General – the Properties - B. The Nicaragua Properties - Mena Option Agreement”.

Copies of such Agreements will be available for inspection at Suite 830-355 Burrard Street, Vancouver, BC V6C 2G8, during regular business for the period before the Meetings and 30 days thereafter.

Amalco Stock Option Plan

It is a term of the Amalgamation Agreement that Amalco will, subject to receipt of all required disinterested shareholder and regulatory approval, adopt the Amalco Stock Option Plan (herein referred to as the "plan"), a copy of which is attached as a Schedule to the Amalgamation Agreement, which is attached as SCHEDULE "A" to this Joint Information Circular.

Pursuant to the plan, options may be granted to directors, officers, employees and consultants of Amalco and its subsidiaries as designated from time to time by the board of directors of Amalco. The number of Amalco Common Shares that may be reserved for issuance under the plan at any time, may not exceed that number being 10% of the then issued and unexercised stock options (on a non-diluted basis). The aggregate number of options any one person cannot exceed five (5%) percent of the number of issued and outstanding common shares. The expiration date of each option under the plan and the extent to which each option is exercisable from time to time under the term of the option and any other terms and conditions relating to options are to be determined by the board of directors of Amalco in compliance with the requirements of the TSXV. While Amalco is a Tier 2 Issuer, and options granted will be exercisable within five (5) years from the date of the grant.  Radius and PilaGold have agreed to apply to become a Tier 1 Issuer and, upon Amalco becoming a Tier 1 Issuer, any options subsequently granted will have a maximum term of ten (10) years. All options are non-transferable. The exercise price of options shall not be less than the closing price of the Common Shares on the last business day preceding the date on which the options are granted. The plan contains provisions for adjustment and the number of shares issuable thereunder, in the event of a sub-division, consolidation, re-classification or change of the common shares, or merger or other relevant changes in Amalco's capitalization. The board of directors of Amalco, may from time to time, amend or revise the terms of the plan, or may terminate the plan at any time.

Legal Proceedings

There are no known outstanding or contemplated legal proceedings that will be material to Amalco.

Auditors

The first auditors of Amalco shall be Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia who currently serve as the auditors of each of Radius and PilaGold.

Transfer Agent

The registrar and transfer agent of Amalco Shares will be Pacific Corporate Trust Company, at its principal offices in Vancouver, British Columbia. Pacific Corporate Trust Company is currently the registrar and transfer agent for each of Radius and PilaGold.

PART VI — PARTICULAR MATTERS TO BE ACTED UPON

Particulars of Matters to be Acted Upon

To the knowledge of the board of directors of each of Radius and PilaGold, the following are the only matters to be brought before the Meetings, as set forth in the accompanying Notices of Meetings, as more specifically described in this Joint Information Circular.

Radius Meeting:

I.

Approval of the Radius Amalgamation Resolution

At Radius Meeting, Radius Shareholders are being asked to approve the Radius Amalgamation Resolution. A complete copy of Radius Amalgamation Resolution is set forth in Schedule "B" to this Joint Information Circular. Pursuant to the Radius Amalgamation Resolution, Radius Shareholders are being asked to approve the following:

(1)

the Amalgamation of Radius with PilaGold pursuant to the terms of the Amalgamation Agreement;

(2)

the name of "Radius Gold Inc." as the corporate name for Amalco;

(3)

the Form 13 - Amalgamation Application of Amalco as set forth in the Amalgamation Agreement;

(4)

the articles of Amalco as set forth in the Amalgamation Agreement;

(5)

the appointment as the first directors of Amalco, of Simon Ridgway, Mario Szotlender, Harmen J. Keyser, Craig Bow, David Farrell, Nicholas Glass and Bradford Cooke;

(6)

the appointment of Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia as the first auditors of Amalco, at such remuneration as authorized by the board of directors of Amalco; and

(7)

the Amalco Stock Option Plan as set forth in the Amalgamation Agreement.

The Radius Amalgamation Resolution must be passed, with or without variation, by not less than seventy five percent (75%) of the Radius Shares voted by the Radius Shareholders at the Meeting. The Radius Stock Option Plan Resolution must be passed, with or without variation, by a majority of the Radius Shares voted by the Radius Shareholders at the Meeting.

Rights of Dissenting Radius Shareholders

Section 272 of the BCBCA provides Radius Shareholders with a statutory right to dissent from certain actions of Radius which affect extraordinary corporate transactions or fundamental corporate changes. Radius Shareholders are entitled to dissent in respect of the Radius Amalgamation Resolution in accordance with the provisions of the BCBCA. A Radius Shareholder who dissents from the Radius Amalgamation Resolution will be required to follow dissent procedures which are set forth in SCHEDULE "G" — "Shareholder's Rights of Dissent Under the BCBCA", to this Joint Information Circular. The dissent procedures entitle a dissenting Radius Shareholder, in the event that the Radius Amalgamation Resolution is approved and the Amalgamation becomes effective, to be paid by Radius the fair value of the Radius Shares held by such dissenting Radius Shareholder, to be determined as of the close of business on the day before the Radius Amalgamation Resolution is adopted. A summary of the Radius Shareholders' rights pursuant to Section 272 of the BCBCA are set forth in SCHEDULE "G" to this Joint Information Circular.

Radius Board Recommendation

The board of directors of Radius unanimously recommends to the Radius Shareholders that the Radius Shareholders vote in favour of the Radius Amalgamation Resolution.

II.

Approval of the Radius Stock Option Plan Resolution

At Radius Meeting, Radius Shareholders are being asked to approve the Radius Stock Option Plan Resolution.  A complete copy of Radius Stock Option Resolution is set forth in SCHEDULE "B" to this Joint Information Circular.  Pursuant to the Radius Stock Option Plan Resolution, Radius Shareholders are being asked to approve the form of Stock Option Plan which forms Schedule “C” to the Amalgamation Agreement.

The policies of the TSXV require that all listed companies must implement a stock option plan.  Further, the policies of the Exchange require that rolling stock option plans, such as Radius has, must receive shareholder approval yearly at the company’s annual general meeting.  Currently, Radius has a stock option plan.  But it is the opinion of Radius that the stock option plan should be updated.  Furthermore, PilaGold has a stock option plan.  Thus, each of Radius and PilaGold need to determine what stock option plan will be applicable following the Amalgamation.  Hence, management of Radius is recommending to its shareholders that they approve the form of stock option agreement which is attached as Schedule “C” to the Amalgamation Agreement.  Please note that management of PilaGold is also recommending to its shareholders that they approve the form of stock option agreement which is attached as Schedule “C” to the Amalgamation Agreement.

Although the Radius shareholders are being asked to approve the stock option agreement before the Amalgamation, the Exchange has indicated that in the event that the Radius Shareholders pass the Radius Stock Option Plan Resolution and the PilaGold Shareholders pass the PilaGold Stock Option Plan Resolution, the Exchange will treat those approvals as if the shareholders of Amalco has approved the stock option plan being the subject of those resolutions.

Radius Board Recommendation

The board of directors of Radius unanimously recommends to the Radius Shareholders that the Radius Shareholders vote in favour of the Radius Stock Option Resolution.

PilaGold Meeting:

I.

Approval of the PilaGold Amalgamation Resolution

At the PilaGold Meeting, PilaGold Shareholders are being asked to approve the PilaGold Amalgamation Resolution. A complete copy of these resolutions is set forth in Schedule "C" to this Joint Information Circular.  Pursuant to these resolutions, PilaGold Shareholders are being asked to approve the following:

(1)

the Amalgamation of PilaGold with Radius pursuant to the term of the Amalgamation Agreement;

(2)

the name of "Radius Gold Inc." as the corporate name for Amalco;

(3)

the Form 13 - Amalgamation Application of Amalco as set forth in the Amalgamation Agreement;

(4)

the articles of Amalco as set forth in the Amalgamation Agreement;

(5)

the appointment as the first directors of Amalco of Simon Ridgway, Mario Szotlender, Harmen J. Keyser, Craig Bow, David Farrell, Nicholas Glass and Bradford Cooke;

(6)

the appointment of Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia as the first auditors of Amalco, at such remuneration as authorized by the board of directors of Amalco; and

(7)

the Amalco Stock Option Plan as set forth in the Amalgamation Agreement.

The PilaGold Amalgamation Resolution must be passed, with or without variation, by not less than seventy five percent (75%) of the PilaGold Shares voted by the PilaGold Shareholders at the Meeting. The PilaGold Stock Option Plan Resolution must be passed, with or without variation, by a majority of the PilaGold Shares voted by the PilaGold Shareholders at the Meeting.

Rights of Dissenting PilaGold Shareholders

Section 272 of the BCBCA provides PilaGold Shareholders with a statutory right to dissent from certain actions of PilaGold which affect extraordinary corporate transactions or fundamental corporate changes. PilaGold Shareholders are entitled to dissent in respect of the PilaGold Amalgamation Resolution in accordance with the provisions of the BCBCA. A PilaGold Shareholder who dissents from the PilaGold Amalgamation Resolution will be required to follow dissent procedures which are set forth in SCHEDULE "G" — "Shareholder's Rights of Dissent Under the BCBCA", to this Joint Information Circular. The dissent procedures entitle a dissenting PilaGold Shareholder, in the event that the PilaGold Amalgamation Resolution is approved and the Amalgamation becomes effective, to be paid by PilaGold the fair value of the PilaGold Shares held by such dissenting PilaGold Shareholder, to be determined as of the close of business on the day before the PilaGold Amalgamation Resolution is adopted. A summary of the PilaGold Shareholders' rights pursuant to Section 272 of the BCBCA are set forth in SCHEDULE "G" to this Joint Information Circular.

PilaGold Board Recommendation with respect to PilaGold Amalgamation Resolution

The board of directors of PilaGold unanimously recommends to the PilaGold Shareholders that that PilaGold Shareholders vote in favour of the PilaGold Amalgamation Resolution.

II.

Approval of the PilaGold Stock Option Plan Resolution

At PilaGold Meeting, PilaGold Shareholders are being asked to approve the PilaGold Stock Option Plan Resolution.  A complete copy of PilaGold Stock Option Resolution is set forth in SCHEDULE "B" to this Joint Information Circular.  Pursuant to the PilaGold Stock Option Plan Resolution, PilaGold Shareholders are being asked to approve the form of Stock Option Plan which forms Schedule “C” to the Amalgamation Agreement.

The policies of the TSXV require that all listed companies must implement a stock option plan.  Further, the policies of the TSXV require that rolling stock option plans, such as PilaGold has, must receive shareholder approval yearly at the company’s annual general meeting.  Currently, PilaGold has a stock option plan.  But it is the opinion of the management of PilaGold that the stock option plan should be updated.  Furthermore, PilaGold has a stock option plan.  Thus, each of PilaGold and Radius need to determine what stock option plan will be applicable following the Amalgamation.  Hence, management of PilaGold is recommending to its shareholders that they approve the form of stock option agreement which is attached as Schedule “C” to the Amalgamation Agreement.  Please note that management of PilaGold is also recommending to its shareholders that they approve the form of stock option agreement which is attached as Schedule “C” to the Amalgamation Agreement.

Although the PilaGold shareholders are being asked to approve the stock option agreement before the Amalgamation, the TSXV has indicated that in the event that the PilaGold Shareholders pass the PilaGold Stock Option Plan Resolution and the Radius Shareholders pass the Radius Stock Option Plan Resolution, the TSXV will treat those approvals as if the shareholders of Amalco has approved the stock option plan being the subject of those resolutions.

PilaGold Board Recommendation

The board of directors of PilaGold unanimously recommends to the PilaGold Shareholders that the PilaGold Shareholders vote in favour of the PilaGold Stock Option Resolution.

PART VII – GENERAL MATTERS

Fees and Expenses

Pursuant to the terms of the Amalgamation Agreement, Radius and PilaGold have agreed that they will share the expenses of the Amalgamation and for further clarity, in the event that the Amalgamation does not become effective, then each of the Radius and PilaGold will determine the total amount of expenses associated with the Amalgamation, those two amounts will be aggregated and then each of Radius and PilaGold will pay one-half of that aggregated amount.

PART VIII – OTHER MATTERS

Management of Radius knows of no amendment, variation or other matter to come before the Radius Meeting other than the matters referred to in the Notice of Meeting and described in this Joint Information Circular. However, if any other matter properly comes before the Radius Meeting, the forms of proxy furnished by Radius will be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

Management of PilaGold knows of no amendment, variation or other matter to come before the PilaGold Meeting other than the matters referred to in the Notice of Meeting and described in this Joint Information Circular. However, if any other matter properly comes before the PilaGold Meeting, the forms of proxy furnished by PilaGold will be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

CERTIFICATE OF RADIUS EXPLORATIONS LTD.

The foregoing contains full, true and plain disclosure of all material facts relating to the securities of Radius Explorations Ltd. and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: April 30, 2004

s/”Simon Ridgway”	s/”Cheryl van der Schyf”
Simon Ridgway, President	Cheryl van der Schyf, Chief Accountant

ON BEHALF OF THE BOARD OF DIRECTORS OF

RADIUS EXPLORATIONS LTD.

s/”Nicholas Glass”	s/”David Farrell”
Nicholas Glass, Director	David Farrell, Director

CERTIFICATE OF PILAGOLD INC.

The foregoing contains full, true and plain disclosure of all material facts relating to the securities of PilaGold Inc. and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: April 30, 2004

s/”Simon Ridgway”	s/”Cheryl van der Schyf”
Simon Ridgway, President	Cheryl van der Schyf, Chief Accountant

ON BEHALF OF THE BOARD OF DIRECTORS OF

PILAGOLD INC.

s/”Bradford Cooke”	s/”Mario Szotlender”
Bradford Cooke, Director	Mario Szotlender, Director

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